                                                                EXHIBIT 4.01(c)

================================================================================



                      AMENDED AND RESTATED LOAN AGREEMENT



                                     AMONG



                        CHAMPION HEALTHCARE CORPORATION,



                            BANQUE PARIBAS, AS AGENT



                                      AND



                             THE BANKS NAMED HEREIN



                            Dated as of May 31, 1995



================================================================================

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE I - DEFINITION OF TERMS..................................................   1
         1.1  Accounting Terms...................................................   1

ARTICLE II - THE LOANS...........................................................  38
         2.1     Revolving Loan Facility ........................................  38
         2.2     Letters of Credit ..............................................  39
         2.3     Determinations of EBITDA for Eligible Operating Subsidiaries ...  43
         2.4     Borrowing and Related Procedures ...............................  43
         2.5     Principal Payments .............................................  45
         2.6     Prepayments ....................................................  45
         2.7     Interest .......................................................  46
         2.8     Fees ...........................................................  47
         2.9     Eurodollar Loans: Conversion, Rollover, Etc ....................  48
         2.10    Protection of Yield ............................................  49
         2.11    Manner and Application of Payment ..............................  51
         2.12    Termination and Reduction of Commitments .......................  52
         2.13    Taxes ..........................................................  52

ARTICLE III - SECURITY AND GUARANTIES ...........................................  54
         3.1    Security Documents ..............................................  54
         3.2    De Minimis Subsidiaries .........................................  55
         3.3    New Subsidiaries; Subsequently Acquired Collateral ..............  55
         3.4    Cash Collateral Account .........................................  55

ARTICLE IV - CONDITIONS PRECEDENT ..............................................   57
         4.1     Initial Advance or Letter of Credit ...........................   57
         4.2     Each Acquisition Advance ......................................   61
         4.3     All Advances and Letters of Credit ............................   61
         4.4     Representation and Warranty ...................................   63
         4.5     Determinations Regarding Conditions Precedent .................   63
         4.6     Waivers of Conditions Precedent ...............................   63

ARTICLE V - REPRESENTATIONS AND WARRANTIES .....................................   63
         5.1     Organization, Standing, Qualification .........................   63
         5.2     Authorization, Enforceability, etc ............................   64
         5.3     Financial Statements and Business Condition ...................   64
         5.4     Filing of Tax Returns .........................................   65
         5.5     Title to Properties; Prior Liens ..............................   65
         5.6     Leases ........................................................   65
         5.7     Ownership of Borrower and Subsidiaries ........................   65

         5.8       Solvency ....................................................   66
         5.9       Business; Compliance ........................................   66
         5.10      Licenses, Permits, etc. .....................................   66
         5.11      Litigation, Proceedings, etc. ...............................   66
         5.12      Plans .......................................................   66
         5.13      Chief Executive Office; Locations of Collateral; Trade Names.   67
         5.14      Federal Reserve Regulations .................................   67
         5.15      Fiscal Year .................................................   67
         5.16      Environmental Matters .......................................   67
         5.17      Labor Disputes ..............................................   68
         5.18      Subsidiaries ................................................   68
         5.19      Investment Company Act; Public Utility Holding Company Act...   68
         5.20      Common Benefit...............................................   68
         5.21      Burdensome Contracts; Certain Contracts with Account Debtors.   68
         5.22      Intercompany Notes and Intercompany Acquisition Notes .......   68
         5.23      Health Care Proceedings .....................................   69
         5.24      Senior Debt .................................................   69
         5.25      Full Disclosure .............................................   69

ARTICLE VI - COVENANTS .........................................................   69
         6.1       Affirmative Covenants .......................................   69
         6.2       Negative Covenants ..........................................   75
         6.3       Reporting Requirements ......................................   84

ARTICLE VII - CERTAIN RIGHTS OF AGENT AND BANKS ................................   87
         7.1       Protection of Collateral ....................................   87
         7.2       Use of Equipment ............................................   88
         7.3       Collection of Receivables ...................................   88
         7.4       Appointment of Agent ........................................   88
         7.5       No Liability ................................................   89

ARTICLE VIII - EVENTS OF DEFAULT ...............................................   89
         8.1       Nature of Events ............................................   89
         8.2       Concurrent Acceleration .....................................   91
         8.3       Certain Rights of Banks .....................................   91

ARTICLE IX - THE AGENT .........................................................   95
         9.1       Appointment and Authorization; Administration; Duties .......   95
         9.2       Advances and Payments .......................................   96
         9.3       Sharing of Payments .........................................   96
         9.4       Distribution of Information .................................   97
         9.5       Notice to Banks .............................................   97
         9.6       Liability of Agent ..........................................   97
         9.7       REIMBURSEMENT AND INDEMNIFICATION ...........................   98
         9.8       Rights of Agent .............................................   99

         9.9       Independent Investigation and Credit Decision by Banks ......   99
         9.10      Successor Agent..............................................   99

ARTICLE X - MISCELLANEOUS ......................................................  100
        10.1       Notices .....................................................  100
        10.2       Survival ....................................................  100
        10.3       GOVERNING LAW ...............................................  101
        10.4       Maximum Interest ............................................  101
        10.5       Invalid Provisions ..........................................  102
        10.6       Successors and Assigns ......................................  102
        10.7       Entirety and Amendments .....................................  106
        10.8       Counterparts; Effectiveness .................................  107
        10.9       No Duty .....................................................  107
        10.10      Banks Not Fiduciaries .......................................  107
        10.11      Article 15.10(b)  ...........................................  107
        10.12      NO ORAL AGREEMENTS ..........................................  107
        10.13      Confidentiality  ............................................  108
        10.14      Construction of Indemnity and Reimbursement Obligations .....  108
        10.15      Jurisdiction, Etc. ..........................................  109
        10.16      Changes in Accounting Principles ............................  109
        10.17      References to Schedule 10 ...................................  109
        10.18      Renewal, Extension, Amendment and Restatement ...............  110
        10.19      WAIVER OF JURY TRIAL ........................................  110

EXHIBITS

       Exhibit A        -  Assignment and Acceptance
       Exhibit B        -  Borrowing Base Certificate
       Exhibit C        -  Loan Request Certificate
       Exhibit D        -  Form of Revolving Note
       Exhibit E        -  Rollover Notice
       Exhibit F        -  Corporate Certificate
       Exhibit G        -  Legal Opinions of Counsel to Borrower and Consolidated Subsidiaries
       Exhibit H        -  Closing Certificate
       Exhibit I        -  Compliance Certificate
       Exhibit J        -  L/C Request Certificate
       Exhibit K-1      -  Form of Intercompany Note
       Exhibit K-2      -  Form of Intercompany Note (lateral borrowing)
       Exhibit K-3      -  Form of Intercompany Acquisition Note
       Exhibit L        -  Form of EBITDA Certificate

SCHEDULES

       Schedule 1       -  Identities of Banks; Pro Rata Shares of Banks
       Schedule 2       -  Intentionally Omitted
       Schedule 3       -  Guarantors
       Schedule 4       -  Intercompany Notes and Intercompany Acquisition Notes
       Schedule 5       -  Consolidated Subsidiaries; De Minimis Subsidiaries; Eligible
                           Intermediate Subsidiaries; Eligible Operating Subsidiaries
       Schedule 6       -  Permitted Indebtedness; Permitted Liens
       Schedule 7       -  Subordinated Debt
       Schedule 8       -  Prior Debt
       Schedule 9       -  Assets Excluded from Collateral
       Schedule 10      -  Article V Disclosure Schedule

                      AMENDED AND RESTATED LOAN AGREEMENT

       This AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of May 31, 1995, by and among CHAMPION HEALTHCARE CORPORATION, a Delaware corporation, BANKS (as hereinafter defined), and BANQUE PARIBAS, a bank organized under the laws of the Republic of France, as Agent for Banks.

       In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS

       1.1 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to the Loan Papers shall be prepared in accordance with GAAP unless (a) the disclosure rules of the Securities and Exchange Commission require different treatment of financial information, or (b) otherwise specifically provided herein.

       1.2 Terms Defined. Certain terms used in the Loan Papers shall have the definitions assigned to them in this Section 1.2 or in the contexts in which they appear. Such definitions shall be equally applicable to both the singular and plural forms of the terms defined, and words of any gender shall include each other gender where appropriate.


       Accounts, Chattel Paper, Documents of Title, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory. Have the meanings assigned to them in the UCC.

       Acquisition. Means any acquisition by the Borrower or any Subsidiary of Borrower (either directly through an Asset purchase or indirectly through the acquisition of the outstanding Securities of the Person which owns such Assets) whether or not such acquisition also constitutes a Permitted Acquisition.

       Acquisition Advance. Means an Advance under the Revolving Loan for a Permitted Acquisition.

       Additional Intercompany Notes. Means all promissory notes issued after the Closing Date by a Subsidiary of the Borrower to Borrower or by a Subsidiary of Borrower to another Subsidiary of Borrower, other than Intercompany Acquisition Notes.

       Additional Subordinated Debt. Means Indebtedness of Borrower which shall, subsequent to the Closing Date, become Indebtedness (a) which is fully subordinated, as to right of payment, to the payment of the Obligations (including, without limitation, all Guaranties of the Obligations or any portion thereof by Subsidiaries of Borrower) and all Intercompany Notes owed by the Person which incurred such indebtedness under terms satisfactory to Required Banks, including, at a minimum, that no payments whatsoever may be made on such Indebtedness except for regularly-scheduled payments of interest which may be made if no Potential Default or Event of Default exists and if the making of such interest payments will not cause a Potential Default or Event of Default to exist, (b) which is unsecured, (c) which matures after the Revolving Loan Maturity Date, (d) which does not include an agreement for the payment of any principal amount thereof on or before the Revolving Loan Maturity Date, (e) which contains an agreement of the holders of such Indebtedness that if they receive any payment with respect to such Indebtedness which is made in violation of the terms of this Agreement, any other Loan Paper or any of the subordination provisions of such Indebtedness that such payments will be held in trust for the benefit of Banks and will be paid to Agent for the benefit of Banks to be applied to the Obligations, (f) which permits the Obligations and Intercompany Notes to be renewed, extended and modified without the consent of the holders of such Indebtedness and without impairing the subordination of such Indebtedness to payment of the Obligations and Intercompany Notes, and (g) with respect to which Borrower has provided to the Banks such Financial Statements and projections of financial condition for the Borrower and its Consolidated Subsidiaries (and, if applicable, separately for each Eligible Intermediate Subsidiary and Eligible Operating Subsidiary which shall incur such Indebtedness) as the Agent shall have requested which demonstrate, to the satisfaction of the Required Banks, on a current and Pro Forma basis, that no Potential Default or Event of Default will occur at the time such Indebtedness is incurred or at any time thereafter.

       Adjusted Capital Expenditures. Means, for any period, total Capital Expenditures minus Capital Expenditures made to consummate Acquisitions and to complete the construction of new or expanded improvements to real property.

         Advance. Means any advance or disbursement of funds under any Facility.

       Affiliate. Means, with respect to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by or under common control with such Person, (b) that directly or indirectly, through one or more intermediaries, beneficially owns or holds ten percent or more of any class of voting stock of such Person or (c) ten percent or more of the voting stock of which is directly or indirectly, through one or more intermediaries, beneficially owned or held by such Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of Securities or otherwise.

       Agent. Means Banque Paribas, as agent for Banks pursuant to this Agreement, and its successors and assigns in such capacity.

       Aggregate Commitments. Means $100,000,000, subject to reduction as provided in Section 2.12 (which amount is the aggregate of the maximum Commitments of all Banks).

       Aggregate Revolving Loan Commitment. Means $100,000,000, subject to reduction as provided in Section 2.12 (which amount is the aggregate of the maximum Revolving Loan Commitments of all Banks).

       Agreement. Means this Loan Agreement, as it may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time.

       Applicable Base Rate Percentage. Means the percentage to be added to the Prime Rate for purposes of calculating the applicable Revolving Credit Contract Rate which shall be determined as follows:

                (a) At all times prior to the first anniversary of the Closing Date and at all times thereafter, except during the periods described in clauses (b) and (c) below, the Applicable Base Rate Percentage shall be one and one-half percent (1.5%).

                (b) The Applicable Base Rate Percentage shall be one and one-fourth percent (1.25%) during any quarter of Borrower's Fiscal Year if, not less than forty-five (45) days following the end of the immediately preceding quarter of Borrower's Fiscal Year, the Borrower delivered to the Agent its quarterly Financial Statements or, with respect to the fourth quarter of Borrower's Fiscal Year, its annual Financial Statements, accompanied by a Compliance Certificate prepared as of the same date as the Financial Statements, which demonstrate that, as of the last day of the immediately preceding quarter of the Borrower's Fiscal Year, two (2) or more of the following conditions were satisfied:

                (i)        the ratio of Consolidated Total Debt to
                           EBITDA for the Borrower and its Consolidated
                           Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(i) of this Agreement, was less than 3.25 to 1.00 but equal to or greater than 2.75 to 1.00; or

                (ii)       the ratio of EBITDA to Interest Expense
                           for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(e) of this Agreement, was greater than 2.75 to 1.00 but equal to or less than 3.00 to 1.00; or

                (iii)      the ratio of Consolidated Total Debt to
                           Capital for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(h) of this Agreement, was less than .60 to 1.00 but greater than or equal to .50 to 1.00.

                (c) The Applicable Base Rate Percentage shall be one percent (1%) during any quarter of Borrower's Fiscal Year if, not less than forty-five (45) days following the end of the immediately preceding quarter of Borrower's Fiscal Year, the Borrower delivered to the Agent its quarterly Financial Statements or, with respect to the fourth quarter of Borrower's Fiscal Year, its annual Financial Statements, accompanied by a Compliance

Certificate prepared as of the same date as the Financial Statements, which demonstrate that, as of the last day of the immediately preceding quarter of the Borrower's Fiscal Year, two (2) or more of the following conditions were satisfied:

(i) the ratio of Consolidated Total Debt to EBITDA for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(i) of this Agreement, was less than 2.75 to 1.00; or

(ii) the ratio of EBITDA to Interest Expense for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(e) of this Agreement, was greater than 3.00 to 1.00; or

(iii) the ratio of Consolidated Total Debt to Capital for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(h) of this Agreement, was less than .50 to 1.00.

       Applicable Commitment Fee Percentage. Means the percentage to be used for purposes of calculating the Commitment Fee which shall be determined as follows:

       (a) At all times prior to the first anniversary of the Closing Date and at all times thereafter, except as otherwise provided by clauses (b) and (c) below, the Applicable Commitment Fee Percentage shall be one-half of one percent (.5%).

       (b) The Applicable Commitment Fee Percentage shall be .4375% for the quarter of the calendar year for which the Commitment Fee is calculated if, not less than forty-five (45) days following the end of the immediately preceding quarter of Borrower's Fiscal Year, the Borrower delivered to the Agent its quarterly Financial Statements or, with respect to the fourth quarter of Borrower's Fiscal Year, its annual Financial Statements, accompanied by a Compliance Certificate prepared as of the same date as the Financial Statements, which demonstrate that, as of the last day of the immediately preceding quarter of the Borrower's Fiscal Year, two (2) or more of the following conditions were satisfied:

(i) the ratio of Consolidated Total Debt to EBITDA for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(i) of this Agreement, was less than 3.25 to 1.00 but equal to or greater than 2.75 to 1.00; or

(ii) the ratio of EBITDA to Interest Expense for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(e) of this Agreement, was greater than 2.75 to 1.00 but equal to or less than 3.00 to 1.00; or

(iii) the ratio of Consolidated Total Debt to Capital for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(h) of this Agreement, was less than .60 to 1.00 but greater than or equal to .50 to 1.00.

       (c) The Applicable Commitment Fee Percentage shall be .375% for the quarter of the calendar year for which the Commitment Fee is calculated if, not less than forty-five (45) days following the end of the immediately preceding quarter of Borrower's Fiscal Year, the Borrower delivered to the Agent its quarterly Financial Statements or, with respect to the fourth quarter of Borrower's Fiscal Year, its annual Financial Statements, accompanied by a Compliance Certificate prepared as of the same date as the Financial Statements, which demonstrate that, as of the last day of the immediately preceding quarter of the Borrower's Fiscal Year, two (2) or more of the following conditions were satisfied:

(i) the ratio of Consolidated Total Debt to EBITDA for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(i) of this Agreement, was less than 2.75 to 1.00; or

(ii) the ratio of EBITDA to Interest Expense for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(e) of this Agreement, was greater than 3.00 to 1.00; or

(iii) the ratio of Consolidated Total Debt to Capital for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(h) of this Agreement, was less than .50 to 1.00.

       Applicable Eurodollar Rate Percentage. Means the percentage to be added to the Eurodollar Rate for purposes of calculating the applicable Revolving Credit Contract Rate which shall be determined as follows:

       (a) At all times prior to the first anniversary of the Closing Date and at all times thereafter, except during the periods described in clauses (b) and (c) below, the Applicable Eurodollar Rate Percentage shall be three percent (3%).

       (b) The Applicable Eurodollar Rate Percentage shall be two and three-fourths percent (2.75%) during each quarter of Borrower's Fiscal Year if, not less than forty-five (45) days following the end of the immediately preceding quarter of Borrower's Fiscal Year, the Borrower delivered to the Agent its quarterly Financial Statements or, with respect to the fourth quarter of Borrower's Fiscal Year, its annual Financial Statements, accompanied by a Compliance Certificate prepared as of the same date as the Financial Statements, which demonstrate that, as of the last day of the immediately preceding quarter of Borrower's Fiscal Year, two (2) or more of the following conditions were satisfied:

(i) the ratio of Consolidated Total Debt to EBITDA for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(i) of this Agreement, was less than 3.25 to 1.00 but equal to or greater than 2.75 to 1.00; or

(ii) the ratio of EBITDA to Interest Expense for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(e) of this Agreement, was greater than 2.75 to 1.00 but equal to or less than 3.00 to 1.00; or

(iii) the ratio of Consolidated Total Debt to Capital for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(h) of this Agreement, was less than .60 to 1.00 but greater than or equal to .50 to 1.00.

(c) The Applicable Eurodollar Rate Percentage shall be two and one-half percent (2.5%) during each quarter of Borrower's Fiscal Year if, not less than forty-five (45) days following the end of the immediately preceding quarter of Borrower's Fiscal Year, the Borrower delivered to the Agent its quarterly Financial Statements or, with respect to the fourth quarter of Borrower's Fiscal Year, its annual Financial Statements accompanied by a Compliance Certificate prepared as of the same date as the Financial Statements, which demonstrate that, as of the last day of the immediately preceding quarter of Borrower's Fiscal Year, two (2) or more of the following conditions were satisfied:

(i) the ratio of Consolidated Total Debt to EBITDA for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(i) of this Agreement, was less than 2.75 to 1.00; or

(ii) the ratio of EBITDA to Interest Expense for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(e) of this Agreement, was greater than 3.00 to 1.00; or

(iii) the ratio of Consolidated Total Debt to Capital for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(h) of this Agreement, was less than .50 to 1.00.

       Applicable Letter of Credit Fee Percentage. Means the percentage to be used for purposes of calculating the Letter of Credit Fee which shall be determined as follows:

       (a) At all times prior to the first anniversary of the Closing Date and at all times thereafter, except during the periods described in clauses (b), (c) and (d) below, the Applicable Letter of Credit Fee Percentage shall be three percent (3.0%).

       (b) The Applicable Letter of Credit Fee Percentage shall be two and three-fourths percent (2.75%) for the quarter of the calendar year for which the Letter of Credit Fee is calculated if, not less than forty-five (45) days following the end of the immediately preceding quarter of Borrower's Fiscal Year, the Borrower delivered to the Agent its quarterly Financial Statements or, with respect to the fourth quarter of Borrower's Fiscal Year, its annual Financial Statements, accompanied by a Compliance Certificate prepared as of the same date as the Financial Statements which demonstrate that, as of the last day of the immediately preceding quarter of the Borrower's Fiscal Year, two (2) or more of the following conditions were satisfied:

        (i) the ratio of Consolidated Total Debt to EBITDA for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with
               Section 6.2(i) of this Agreement, was less than 3.25 to 1.00 but equal to or greater than 2.75 to 1.00; or

        (ii) the ratio of EBITDA to Interest Expense for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(e) of this Agreement, was greater than 2.75 to 1.00 but equal to or less than 3.00 to 1.00; or

        (iii) the ratio of Consolidated Total Debt to Capital for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(h) of this Agreement, was less than .60 to 1.00 but greater than or equal to .50 to 1.00.

       (c) The Applicable Letter of Credit Fee Percentage shall be two and one-half percent (2.5%) for the quarter of the calendar year for which the Letter of Credit Fee is calculated if, not less than forty-five (45) days following the end of the immediately preceding quarter of Borrower's Fiscal Year, the Borrower delivered to the Agent its quarterly Financial Statements or, with respect to the fourth quarter of Borrower's Fiscal Year, its annual Financial Statements, accompanied by a Compliance Certificate prepared as of the same date as the Financial Statements, which demonstrate that, as of the last day of the immediately preceding quarter of the Borrower's Fiscal Year, two (2) or more of the following conditions were satisfied:

        (i) the ratio of Consolidated Total Debt to EBITDA for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(i) of this Agreement, was less than 2.75 to 1.00; or

        (ii) the ratio of EBITDA to Interest Expense for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with Section 6.2(e) of this Agreement, was greater than 3.00 to 1.00; or

       (iii) the ratio of Consolidated Total Debt to Capital for the Borrower and its Consolidated Subsidiaries, determined for such quarter of Borrower's Fiscal Year in accordance with
                 Section 6.2(h) of this Agreement, was less than .50 to 1.00.

       (d) Following the occurrence of an Event of Default and during the continuance thereof, the Applicable Letter of Credit Fee Percentage shall be the percentage which would otherwise be determined pursuant to clause (a), (b) or (c) above plus two percent (2%).

       Asset. Means any interest of any kind in any kind of property or asset, whether real, personal or mixed, tangible or intangible, whether owned or acquired now or after the Closing Date, and includes, without limitation, Securities.

       Assignment and Acceptance. Means an Assignment and Acceptance now or hereafter entered into by a Bank and an Eligible Assignee and now or hereafter accepted by Agent, substantially in the form of Exhibit A hereto.

         Bank.  Means each bank and other financial institution identified on
Schedule 1 hereto and each Eligible Assignee of a Bank which becomes a Bank in accordance with Section 10.6 of this Agreement.

       Bankruptcy Code. Means Title 11 of the United States Code, as amended, and all rules issued pursuant thereto.

       Banque Paribas. Means Banque Paribas, a bank organized under the laws of the Republic of France.

       Base Financial Statements. Means the Financial Statements of Borrower and its Consolidated Subsidiaries as of and for the Fiscal Year ended December 31, 1994 and the quarter of Borrower's Fiscal Year ended March 31, 1995.

       Base Rate.  Means the rate of interest per annum specified in subpart
(a) of the definition of Revolving Credit Contract Rate.

       Base Rate Loan.    Means any portion of any Loan which bears interest
at a rate determined by reference to the Base Rate.

       Board of Governors. Means the Board of Governors of the Federal Reserve System and each successor thereto.

       Borrower. Means Champion Healthcare Corporation, a Delaware corporation and its successors and assigns.

       Borrowing Base Certificate. Means a certificate substantially in the form of Exhibit B hereto, appropriately completed and executed by a Financial Officer of the Borrower and the applicable Subsidiary of Borrower.

       Business Day. Means a day (other than Saturday or Sunday) on which commercial banks are open for business in Houston, Texas, and in New York City, New York.

       Capital. Means, as of any date of determination, the Consolidated Total Debt of Borrower and its Consolidated Subsidiaries plus the Net Worth of Borrower and its Consolidated Subsidiaries plus minority interests in Subsidiaries.

       Capital Expenditures. Means, as of any date of determination, any expenditure by a Person for an Asset which will be used in a year or years subsequent to the year in which such expenditure is made and which Asset is properly classified, in relevant Financial Statements of such Person and in accordance with GAAP, as equipment, real property or improvements, fixed Assets or a similar type of capitalized Asset.

       Capital Lease. Means, as of the date of any determination, any lease of an Asset which is (or should be) capitalized on a balance sheet of the lessee in accordance with GAAP.

       CERCLA. Means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

       Champion-Fargo. Means Champion Healthcare Corporation of North Dakota, Inc., a North Dakota corporation, which is a wholly-owned Subsidiary of Borrower.

       Change of Control. Means, with respect to any Person which is not a natural Person (herein referred to as the "Subject Entity"), the occurrence of any of the following: (a) any Person or all Persons that constitute a "group" (within the meaning of Subsection 13(d)(3) or Subsection 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereafter referred to as the "Exchange Act") or an Affiliate thereof, other than the present "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act) shall acquire direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the then outstanding Securities of the Subject Entity which are generally entitled to vote in the election of the directors of the Subject Entity (or have comparable authority to select the Persons who are vested with comparable authority), (b) either of Charles R. Miller or James G. VanDevender shall no longer serve as the senior executives of Borrower (but a Change in Control shall not be deemed to occur if either or both of Charles R. Miller or James G. VanDevender is no longer serving as a senior executive of Borrower or an Eligible Intermediate Subsidiary because he has died or become physically impaired if he has been replaced by another executive approved in good faith by the Required Banks); or (c) in the case of Subsidiaries of the Borrower, if neither the Borrower nor an Eligible Intermediate Subsidiary has the authority to appoint or elect a majority of the directors of the Subject Entity (or Persons who are vested with comparable authority) or do not otherwise control the business or affairs of the Subject Entity pursuant to the terms of a written agreement approved by the Required Banks which has not been (and will not be) modified or amended to dilute, impair or otherwise adversely affect such control without the prior written consent of the Required Banks.

       CHC Corporate Overhead. Means all operating costs and expenses associated with corporate functions of the Borrower and its Consolidated Subsidiaries including salaries, benefits, supplies, utilities and similar items but excluding depreciation, amortization and interest expense.

       Clean Air Act. Means the Clean Air Act (42 U.S.C. Section 7401 et seg.), as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

       Clean Water Act. Means the Clean Water Act (33 U.S.C. Section 1251 et seg.), as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

       Closing Date.  Means the date of this Agreement.

       Code. Means the Internal Revenue Code of 1986, as amended and in effect from time to time, and all regulations issued pursuant thereto.

       Collateral. Means (a) any Asset of the Borrower or any Subsidiary of the Borrower in the possession or control of the Agent or an agent, bailee or trustee for the Agent or the Banks, (b) any Asset of the Borrower, any Subsidiary of the Borrower, or any other Loan Party that is subject to a Lien (or is purported to be subject to a Lien) to secure all or any portion of the Obligations, (c) any amount in any Deposit Account of the Borrower or any Subsidiary of the Borrower with the Agent or an agent, bailee or trustee for the Agent or the Banks, and (d) in addition to the foregoing, to the extent the same is not already described in clause (a), (b) or (c) above, all of Borrower's and each of Borrower's Subsidiaries' Assets including, without limitation, the Accounts, Chattel Paper, Documents of Title, Equipment, Fixtures, General Intangibles, Goods, Instruments (including Intercompany Acquisition Notes and Intercompany Notes), Inventory and real property (including any interests therein) of each such Person, wherever any of the Assets described in any of clauses (a), (b), (c) or (d) above may be located and whether now owned or hereafter acquired, together with all replacements or substitutions therefor, accessions thereto and all proceeds and products thereof excepting only from such Collateral, (i) the Assets described on
Schedule 9, (ii) those Assets which are hereafter expressly agreed to in writing by the Required Banks, and (iii) subject to the conditions specified therein, those Assets described in Sections 3.2 and 3.3.

       Commitment. Means, with respect to each Bank, such Bank's Revolving Loan Commitment. The recital of a Commitment does not mean that any Bank is obligated to advance such amount.

       Commitment Fee. Means an amount payable to the Banks based on the unused portion of the Aggregate Revolving Loan Commitment which shall be calculated as of the last day of each March, June, September and December of each calendar year, beginning with the first of such dates occurring after the Closing Date, and which shall equal the amount determined by multiplying (a) the Aggregate Revolving Loan Commitment (giving substantive effect to any Commitment reduction which may occur during the applicable period of determination pursuant to Section 2.12) minus the combined average daily principal balances outstanding on the Revolving Notes during the quarter of the calendar year then ending, times (b) the product (expressed as a decimal) determined by multiplying the Applicable Commitment Fee Percentage by a fraction, the numerator of which is the number of days contained in the quarter of the calendar year ending on the date as of which such calculation is made (excluding, in the case of the first calendar year quarter, the days occurring prior to the Closing Date and, in the case of the quarter of the calendar year during which the Revolving Loan Maturity Date occurs, the days following such date), and the denominator of which is the number of days contained in the applicable calendar year (e.g. 365 or 366).

       Commitment Fee Payment Date. Means (a) each date as of which the Commitment Fee is determined (e.g. the last day of each March, June, September and December of each calendar year), and (b) the Revolving Loan Maturity Date (or, if such date is not a Business Day), the first Business Day thereafter, beginning on the first of such dates to follow the Closing Date.

       Compliance Certificate. Means a certificate in the form of Exhibit I attached to this Agreement, completed in all appropriate respects and executed by the chief executive officer or a Financial Officer of the Borrower.

       Consolidated Subsidiary. Means any Subsidiary of Borrower included (or which should be included in accordance with GAAP), as of the applicable date of determination, in the consolidated Financial Statements of Borrower. Notwithstanding the foregoing, unless otherwise expressly provided in this Agreement, the DHHS Partnership shall for all purposes of this Agreement be deemed to be a Consolidated Subsidiary.

       Consolidated Total Debt. Means all Indebtedness of Borrower and its Consolidated Subsidiaries (other than minority interests, determined in accordance with GAAP, which would otherwise be included within the definition of Indebtedness, as such term is defined in this Agreement), including any Indebtedness under any Capital Lease, the Obligations, the Subordinated Debt and any Additional Subordinated Debt, less the amount by which the cash and Permitted Investments of Borrower and its Consolidated Subsidiaries exceeds $5,000,000.

       Current Date.  Means a date no more than forty-five (45) days prior to
(a) the Closing Date, or (b) with respect to matters occurring after the Closing Date, the applicable reference date.

       Dakota.  Means Dakota Hospital, a North Dakota non-profit corporation.

       Debtor Relief Law. Means any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law providing for the relief of debtors or generally affecting the rights of creditors, as amended and in effect from time to time.

       Default Rate. Means a fluctuating per annum interest rate at all times equal to the lesser of (a) the Maximum Lawful Rate (such interest rate to be adjusted simultaneously with any change in the Maximum Lawful Rate) or (b) the sum of the otherwise applicable Revolving Credit Contract Rate plus two percent (2%) or, if no Revolving Credit Contract Rate is otherwise applicable, the Revolving Credit Contract Rate applicable to Base Rate Loans plus two percent (2%); provided, however, subject to all provisions of Section 10.4, if at any time the Default Rate shall be computed on the basis of the Maximum Lawful Rate, any subsequent reduction in the Default Rate shall not reduce such interest rate thereafter payable below the Maximum Lawful Rate until the aggregate amount of such interest that is accrued and payable equals the total amount of interest that would have accrued if interest had at all times been computed solely on the basis of the rate specified in subpart (b) above.
Except as otherwise provided in Section 2.7(d) with respect to Eurodollar Loans, interest computed at the Default Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, actual days elapsed, including the first day but excluding the last day of the period for which interest is payable.

       De Minimis Subsidiary. Means a Subsidiary of the Borrower or an Eligible Intermediate Subsidiary (the "Parent") if at all times (a) the book value of the total Assets of such Subsidiary is less than five percent (5%) of the book value of the total Assets of the Parent (determined on a consolidated basis with respect to such Parent and its Subsidiaries) and such Subsidiary's EBITDA does not exceed five percent (5%) of the EBITDA of the Parent (determined on a consolidated basis for such Parent and all of its Subsidiaries), and (b) the aggregate book value of the total Assets of all De Minimis Subsidiaries of the Parent and the aggregate EBITDA for all De Minimis Subsidiaries of the Parent at no time exceeds five percent (5%) of the book value of the total Assets of the Parent (determined on a consolidated basis for the Parent and all of its Subsidiaries) or five percent (5%) of the EBITDA of the Parent (determined on a consolidated basis for the Parent and all of its Subsidiaries).

       Deposit Account. Means a demand, time, savings, passbook or like account (including, without limitation, any account evidenced by a certificate of deposit) whether interest bearing or not and, if interest bearing, then all interest accrued and paid or payable thereon, now or hereafter established or maintained from time to time by Borrower or a Subsidiary of Borrower and all monies from time to time in any such account (including all earnings or profits therefrom in the form of interest or otherwise) and investments made with respect thereto and the proceeds thereof and all insurance and insurance proceeds existing or payable with respect thereto.

       DHHS Note. Means the revolving credit note in the maximum principal amount of $25,000,000 made by DHHS Partnership payable to the order of Champion-Fargo, pursuant to which Champion-Fargo may make revolving loans for working capital and other capital purposes to DHHS Partnership in an amount not to exceed $25,000,000 outstanding at any time, subject to the restrictions contained in Section 6.2(x)

       DHHS Operating Agreement. Means that certain Operating Agreement dated December 21, 1994 entered into, by and among Dakota, DHHS Partnership, Borrower and Champion-Fargo, as the same may be amended or otherwise modified from time-to-time.

       DHHS Partnership. Means a North Dakota partnership owned by Champion-Fargo and Dakota pursuant to the DHHS Partnership Agreement.

       DHHS Partnership Agreement. Means that certain Amended and Restated Partnership Agreement of Dakota/Champion Partnership dated as of December 21, 1994 entered into by and between Dakota and Champion-Fargo, as the same may be amended or otherwise modified from time-to-time.

        EBITDA. Means, as to each Person with respect to which such calculation is made, for the twelve (12) consecutive calendar month period which ends on the date as of which the calculation of EBITDA is made, the sum of (determined without duplication on a consolidated basis in accordance with GAAP): (a) net income (or net loss) of such Person, calculated before extraordinary items and income attributable to minority interests in Affiliates of such Person which has not been remitted in cash to such Person; plus (b) Interest Expense which was deducted under clause (a) for purposes of determining net income (or net loss); plus (c) depreciation and amortization expense; plus (d) other non-cash items to the extent the same were deducted under clause (a) for purposes of determining net income (or net loss); minus
(e) other non-cash items to the extent the same were added to earnings under clause (a) for purposes of determining net income; plus (f) all taxes accrued for such period on or measured by income to the extent the same were deducted under clause (a) for purposes of determining net income (or net loss). Notwithstanding the foregoing, calculations of EBITDA which are made separately for any Eligible Intermediate Subsidiary or any Eligible Operating Subsidiary shall be determined in accordance with the above stated formula, but there shall be deducted from any such calculation of EBITDA an amount equal to that portion of such Person's EBITDA which is allocable to a Subsidiary of such Person which does not constitute an Eligible Intermediate Subsidiary or an Eligible Operating Subsidiary. Furthermore, with respect to calculations of EBITDA which are made separately for any Subsidiary of the Borrower (specifically including, without limitation, those calculations made with respect to Eligible Intermediate Subsidiaries and Eligible Operating Subsidiaries), there shall be deducted from any such calculation of EBITDA an amount equal to the CHC Corporate Overhead multiplied by a fraction, the numerator of which is the net operating revenue of such Subsidiary and the denominator of which is the net operating revenue of the Borrower, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries. As a point of clarification, it is understood and agreed that, with respect to any calculation of EBITDA made with respect to the Borrower and its Consolidated Subsidiaries, neither the DHHS Partnership, Metropolitan Hospital, L.P. nor any other Person which is hereafter classified as an Eligible Operating Subsidiary notwithstanding the fact that it is not wholly-owned by the Borrower and/or an Eligible Intermediate Subsidiary and/or Eligible Operating Subsidiary shall be treated as one of the Consolidated Subsidiaries, but with respect to calculations of EBITDA for the Borrower and its Consolidated Subsidiaries, (i) that portion of the EBITDA of DHHS Partnership, calculated in accordance with the foregoing criteria, which is attributable to Champion-Fargo's EBITDA distribution percentage under the DHHS

Partnership Agreement; plus (ii) that portion of the EBITDA of Metropolitan Hospital, L.P., calculated in accordance with the foregoing criteria which is attributable to CHC of Virginia, Inc.'s EBITDA distribution percentage under the MHLP Agreement, plus (iii) with respect to other Persons, if any, which may hereafter be classified as Eligible Operating Subsidiaries notwithstanding the fact that any such Person is not wholly-owned by the Borrower and/or an Eligible Intermediate Subsidiary and/or Eligible Operating Subsidiary, that portion of the EBITDA of such Person, calculated in accordance with the foregoing criteria, which the Required Banks determine to be attributable to the ownership interests of the Borrower and/or Eligible Intermediate Subsidiaries and/or Eligible Operating Subsidiaries which are owners of such Person, shall be added to the EBITDA calculation made for the Borrower and the other Consolidated Subsidiaries pursuant to the formula first set forth above.

       EBITDA Certificate. Means a certificate in the form of Exhibit "L" to this Agreement completed in all respects and executed by a Financial Officer of Borrower.

       EBITDA Overadvance. Means, as of the date of the applicable determination, the amount, if any, by which the aggregate principal amounts then outstanding on the Revolving Notes plus the aggregate undrawn face amounts of all Letters of Credit which are then outstanding, exceeds the product obtained by multiplying three (3) times the sum calculated by adding the EBITDA determined separately on a Pro Forma basis as of such date for each of the Eligible Operating Subsidiaries.

       Eligible Assignee. Means (a) any Bank or any banking Affiliate of any such Bank, (b) a commercial bank having total Assets in excess of $7,500,000,000, (c) an insurance company or a financial institution having total Assets in excess of $1,000,000,000, or (d) a bank loan fund having total Assets in excess of $250,000,000; provided, however, unless Required Banks shall otherwise agree in writing, no commercial bank referred to in clause (b) preceding that is organized under the laws of a country other than the U.S. shall be an Eligible Assignee unless it acts, for purposes of this Agreement, through a branch or agency of such bank located in the U.S.

       Eligible Intermediate Subsidiary. Means each Subsidiary of the Borrower which is identified as an Eligible Intermediate Subsidiary on Schedule 5 attached hereto and made a part hereof and each Subsidiary of the Borrower which is designated in writing as an Eligible Intermediate Subsidiary by the Required Banks subsequent to the Closing Date; provided, however, no Subsidiary of Borrower shall be an Eligible Intermediate Subsidiary (and if such Subsidiary previously qualified as an Eligible Intermediate Subsidiary, such qualification shall immediately and automatically cease) if, at any time: (a) such Person incurs or otherwise becomes liable for any Indebtedness other than Permitted Indebtedness; or (b) the total Indebtedness of such Person which is allocable to Capital Leases exceeds ten percent (10%) of the book value of such Person's total Assets; or (c) except as permitted by Section 3.3 or otherwise excluded from the definition of the term "Collateral" as set forth in this Agreement, any of the Assets of such Person are not (or cease to be) subject to a valid and fully perfected Lien which secures the Obligations, or any of its Assets is or becomes subject to another Lien (except Permitted Liens), or the Lien upon such Asset which secures the Obligations ceases to be prior to all other Liens except those Permitted Liens, if any, which are stipulated on Schedule 6 to be prior Liens and those Liens, if any, which are agreed to by the Required Banks in writing subsequent to the Closing Date; (d) such Person is not bound by a full and unconditional Guaranty of the Obligations; or (e) such Person ceases to be a wholly-owned Subsidiary of the Borrower or another Eligible Intermediate Subsidiary.

       Eligible Operating Subsidiary. Means each Subsidiary of the Borrower which owns and operates a Hospital, Health Care Facility or Health Care Service Business and which is identified as an Eligible Operating Subsidiary on
Schedule 5 attached hereto and made a part hereof and each Subsidiary of the Borrower which is designated in writing as an Eligible Operating Subsidiary by the Required Banks subsequent to the Closing Date; provided, however, no Subsidiary of Borrower shall be an Eligible Operating Subsidiary (and if such Subsidiary previously qualified as an Eligible Operating Subsidiary, such qualification shall immediately and automatically cease) if, at any time: (a) such Person incurs or otherwise becomes liable for any Indebtedness other than Permitted Indebtedness; or (b) the total Indebtedness of such Person which is allocable to Capital Leases exceeds ten percent (10%) of the book value of such Person's total Assets; or (c) except as permitted by Section 3.3 or otherwise excluded from the definition of the term "Collateral" as set forth in this Agreement, any of the Assets of such Person are not (or cease to be) subject to a valid and fully perfected Lien which secures the Obligations, or any of its Assets is or becomes subject to another Lien (except Permitted Liens), or the Lien upon such Asset which secures the Obligations ceases to be prior to all other Liens except those Permitted Liens, if any, which are stipulated on
Schedule 6 to be prior Liens and those Liens, if any, which are agreed to by the Required Banks in writing subsequent to the Closing Date; or (d) such Person is not bound by a full and unconditional Guaranty of the Obligations; or
(e) such Person ceases to be a wholly-owned Subsidiary of the Borrower or an Eligible Intermediate Subsidiary or another Eligible Operating Subsidiary; or
(f) such Person ceases to own or operate a Hospital, Health Care Facility or Health Care Service Business, or (f) such Person owns or operates any business other than a Hospital, Health Care Facility or Health Care Service Business. Notwithstanding the requirements set forth in above clause (e), Metropolitan Hospital, L.P. shall be deemed to be an Eligible Operating Subsidiary so long as CHC of Virginia, Inc. remains the sole general partner with full right, power and authority to manage the business and affairs of such limited partnership in accordance with the MHLP Agreement, the limited partners comprising such limited partnership are active members of the medical staff of the Hospital owned by such partnership or are, otherwise, permitted to be limited partners pursuant to the terms of the MHLP Agreement, and CHC of Virginia, Inc. is the owner and holder, at all times, of at least eighty-two percent (82%) of the total partnership interests. Furthermore, notwithstanding the requirements set forth above in this clause (e), DHHS Partnership shall be deemed to be an Eligible Operating Subsidiary so long as Champion-Fargo remains the managing general partner with full right, power and authority to manage and control the business and affairs of such limited partnership in accordance with the DHHS Partnership Agreement (which has not been and will not be amended or otherwise modified without the prior written consent of the Required Banks), Champion-Fargo is the owner and holder, at all times, of at least 50% of the total partnership interests and Champion-Fargo manages and controls the business and affairs of the hospitals owned by the DHHS Partnership pursuant to the DHHS Operating Agreement. Furthermore, notwithstanding the requirements set forth in this clause (c) above, CHC-Salt Lake City, Inc. shall be deemed to be an Eligible Operating Subsidiary notwithstanding the fact that fee simple title to the real property owned by it which is subject to the Ground Lease described on Schedule 6 is encumbered by the Deed of Trust and Security Agreement and the Assignment of Rents and Leases granted in favor of United of Omaha Life Insurance Company which are more fully described on Schedule 6.

       Eligible Receivables. Means, at the applicable time of determination, an amount expressed in U.S. Dollars equal to the amount owing (taking into account discounts and contractual allowances given or to be given on such amounts) on all Receivables associated with services which have already been performed, which have been booked and which have been billed, or are pending billing, with respect to which the Person to whom such Receivables are payable is not entitled to Medicare or Medicaid reimbursement for services provided which are subject to a perfected, first-priority Lien securing an Intercompany Note executed by the Person who is the owner and holder of such Receivables; provided, however, Eligible Receivables shall not include any Receivables which remain unpaid for more than 120 days after the Invoice Date or any Receivables owing from Affiliates of the payee or any Receivables which Agent has determined, in its sole credit judgment, to be ineligible based upon such credit considerations as the Agent may reasonably deem appropriate. For purposes of this definition, the term "Invoice Date" means the date (not more than 120 days after the date on which the services were actually provided which gave rise to the applicable Receivable) on which the invoice is first sent to the patient (or other responsible party or payor) for the services provided.

       Environmental Laws. Means all federal, state and local laws, rules, regulations, ordinances, codes, permits, orders or decrees relating or pertaining to the public health and safety or the environment or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, re-cycling, removal, discharge or disposal of Hazardous Materials (including, without limitation, RCRA, CERCLA, the Clean Water Act, the Clean Air Act, TSCA, EPCRKA and OSHA) from time to time in effect, as the same may be amended, supplemented or otherwise modified from time to time.

       EPCRKA. Means the Emergency Planning and Community Right to Know Act (15 U.S.C. Section 2601 et seq.), as amended, and all rules and regulations issued pursuant thereto.

       ERISA. Means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor act or code and all rules and regulations issued pursuant thereto.

       Eurodollar Advance Failure. Has the meaning set forth in the definition of the term Eurodollar Consequential Loss.

       Eurodollar Business Day. Means a Business Day on which dealings in U.S. Dollars are carried out in the London interbank market.

   Eurodollar Consequential Loss.   Means such amount or amounts as shall in the
reasonable judgment of any Bank to be the amount which will compensate such Bank for any loss, cost or expense incurred by such Bank as a result of any of the following, whether voluntary or involuntary: (a) any payment or prepayment of any portion of any Eurodollar Loan on a date other than the last day of the Interest Period applicable thereto (a "Eurodollar Prepayment"); (b) the conversion of any Eurodollar Loan to a Base Rate Loan on a date other than the last day of the Interest Period applicable thereto (a "Eurodollar Conversion");
(c) the rescission of a Rollover Notice or the failure of any Eurodollar Loan, or portion thereof, to continue as a Eurodollar Loan for a successive Interest Period pursuant to a Rollover Notice or the failure of any Base Rate Loan, or portion thereof, to be converted to a Eurodollar Loan pursuant to a Rollover Notice (a "Eurodollar Rescission"); (d) after Borrower's request that a Eurodollar Loan be made pursuant to this Agreement, the failure of all or any portion of such Eurodollar Loan to be made (a "Eurodollar Advance Failure");
or (e) if, notwithstanding provisions to the contrary that are set forth in this Agreement, the Interest Period applicable to any Eurodollar Loan would, but for clause (iii) of the definition of the term Interest Period, extend beyond the Maturity Date. Compensation owing to a Bank as a result of any such loss, cost or expense resulting from a Eurodollar Prepayment, Eurodollar Conversion, Eurodollar Rescission or Eurodollar Advance Failure, if and to the extent applicable, shall include, without limitation, an amount equal to the sum of (i) the amount of the interest which, but for such event, such Bank would have earned for the remainder of the applicable Interest Period, reduced, if such Bank does, in the ordinary course of its business, redeploy the amount so affected for any portion of such Interest Period, by the interest earned by such Bank as a result of such redeployment, plus (ii) any expense or penalty incurred by such Bank.

       Eurodollar Conversion. Has the meaning set forth in the definition of the term "Eurodollar Consequential Loss."

       Eurodollar Loan. Means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

       Eurodollar Prepayment. Has the meaning set forth in the definition of the term "Eurodollar Consequential Loss."

       Eurodollar Rate. Means, with respect to each Eurodollar Loan for each Interest Period, a rate per annum equal to (a) the Interbank Offered Rate applicable to such Eurodollar Loan and Interest Period, divided by (b) 1.00 minus the Eurodollar Reserve Requirement. The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Requirement.

       Eurodollar Rescission. Has the meaning set forth in the definition of the term "Eurodollar Consequential Loss."

       Eurodollar Reserve Requirement. Means, as of the date of any determination, that percentage (expressed as a decimal fraction) which is in effect on such day, as prescribed by the Board of Governors, for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities" as defined (as of such date) in Regulation D or under any other then applicable similar or successor regulation which prescribes reserve requirements applicable to Eurocurrency liabilities or Eurocurrency fundings. Each determination by Agent of the Eurodollar Reserve Requirement shall be conclusive in the absence of manifest error.

       Event of Default. Has the meaning provided in Section 8.1 of this Agreement.

       Exhibit. Means, unless specifically indicated otherwise, the exhibits attached to this Agreement.

       Facility.  Means the Revolving Loan Facility.

       Federal Funds Rate. Means a fluctuating per annum interest rate at all times equal to the lesser of (a) the Maximum Lawful Rate (such interest rate to be adjusted simultaneously with any change in the Maximum Lawful Rate), or (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on the applicable determination date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Reference Banks on the applicable determination date on such transactions; provided, however, subject to all provisions of
Section 10.4, if at any time the Federal Funds Rate shall be computed on the basis of the Maximum Lawful Rate, any subsequent reduction in the Federal Funds Rate shall not reduce such interest rate thereafter payable below the Maximum Lawful Rate until the aggregate amount of such interest accrued and payable equals the total amount of interest that would have accrued if such interest had at all times been computed solely on the basis of clause (b) above. Interest computed at the Federal Funds Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, actual days elapsed, including the first day but excluding the last day of the period for which interest is payable.

       Financial Officer. Means, with respect to any Person which is not a natural Person, the chief financial officer, treasurer or controller of such Person.

       Financial Statements. Means all balance sheets, earnings statements, statements of operations, statements of stockholder's equity, statements of cash flow and other financial data (whether of the Borrower, any Subsidiary of Borrower, any other Loan Party or any other Person) which have been or may hereafter be furnished to the Agent or any Bank in connection with this Agreement or the transactions contemplated hereby. All Financial Statements shall be prepared in comparative form with respect to each corresponding period of the preceding Fiscal Year in accordance with GAAP and shall include any notes comprising a part thereof.

       Fiscal Year. Means, with respect to any Person, the applicable twelve-month period designated by such Person as its Fiscal Year.

       Fixed Charges. Means, for the applicable period of determination, an amount equal to the sum of (a) scheduled principal payments made on Indebtedness of Borrower and its Consolidated Subsidiaries, plus (b) Interest Expense of the Borrower and its Consolidated Subsidiaries.

       Fixed Charge Coverage Ratio. Means, for the applicable period of determination, the ratio of (a) EBITDA minus Adjusted Capital Expenditures, to
(b) Fixed Charges, all determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries based on the immediately preceding consecutive twelve month period.

       GAAP. Means generally accepted accounting principles, applied on a consistent basis (which, in the case of the Borrower and its Consolidated Subsidiaries, means that the same shall be consistent with Borrower's and its Consolidated Subsidiaries most recent audited Financial Statements existing as of the Closing Date), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or the Securities and Exchange Commission which are applicable in the circumstances as of the date of such Financial Statements, and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

       Good faith and good faith. Have the same meaning as the term "Good faith" is defined in Section 1.201(19) of the UCC.

       Governmental Requirements. Means any and all laws, ordinances, rules and regulations of any Tribunal applicable to this Agreement, any other Loan Paper or the transactions contemplated hereby or thereby or to the Borrower, any Subsidiary of the Borrower, any other Loan Party or any of their Assets, businesses or operations.

       Group Member. Means Borrower and each other Person which is a member of a "controlled group" which includes the Borrower or is under common control with the Borrower within the meaning of Sections 414(b) and (c) of the Code.

       Guarantors. Means each and every Person (other than the Borrower) who may now or hereafter be or become obligated or liable for the payment or performance of all or any portion of the Obligations including, without limitation, the Persons identified as Guarantors on Schedule 3 attached hereto and made a part hereof for all purposes.

       Guaranty. Means, with respect to any Person, any contract, agreement, understanding or undertaking of such Person pursuant to which such Person guarantees, or in effect guarantees, or agrees to become obligated or liable for the payment of any Indebtedness of any other Person (the "primary obligor") or performance of any other obligation of a primary obligor in any manner, whether directly or indirectly, including without limitation, agreements (a) to purchase any such Indebtedness or any Asset constituting security therefor, (b) to advance or supply funds for the purchase or payment of any such Indebtedness, or to maintain net worth or working capital or other balance sheet or financial conditions, or otherwise to advance or make funds available for the purchase or payment of any such Indebtedness, (c) to purchase an Asset or service primarily for the purpose of assuring the holder of any such Indebtedness of the ability of the primary obligor to pay or perform the Indebtedness, or (d) to otherwise assure the holder of any such Indebtedness against loss with respect to such Indebtedness or any other obligations of a primary obligor; provided, however, that such term shall not include the endorsement of negotiable Instruments or Documents of Title for deposit or collection in the ordinary course of business.

       Hazardous Materials. Means (a) any "hazardous waste" as defined in RCRA, (b) any "hazardous substance" as defined in CERCLA, (c) any "toxic pollutants" as defined in the Clean Water Act, (d) any "hazardous air pollutants" as defined in the Clean Air Act, (e) asbestos, (f) polychlorinated biphenyls, (g) underground storage tanks, whether empty, filled or partially filled with any substance, (h) any substance the presence of which on the property in question is prohibited by any Environmental Law, and (i) any other substance which under any Environmental Law requires special handling or notification of or reporting to any Federal, State or local governmental entity or other Tribunal in its generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal.

       Health Care Facility. Means a business (other than a Hospital or a Health Care Service Business) and the Assets used or otherwise related to such business which provides health care services to individuals which are ancillary to the services provided by the Hospitals and Health Care Facilities, including by way of example, but without limiting the generality of the foregoing, surgery centers, rehabilitation hospitals, sub-acute care hospitals, nursing homes, psychiatric hospitals, and medical clinics.

       Health Care Service Business. Means a business (other than a Hospital or Health Care Facility) and the Assets used or otherwise related to such business which provides goods or services to Hospitals or Health Care Facilities or which provides health care services to individuals which are ancillary to the services provided by a Hospital or Health Care Facility including by way of example, but without limiting the generality of the foregoing: home health care businesses; hospices; centers for wellness and disease prevention; laboratories; information, data processing and automation service businesses; purchasing, warehousing and distribution businesses; personnel placement businesses; occupational and on-the-job training and testing businesses; physical therapy businesses; and management, training, education, employment and other similar businesses.

       Hospital. Means and, for purposes of this Agreement, shall be limited to, hospitals which provide general acute-care or general tertiary-care to individuals who are ill or injured. The term shall include the businesses and operations of the Hospital, all facilities and other Assets used or intended to be used in connection with the Hospital and all businesses and operations (including the Assets used or otherwise related to such businesses and operations) which are ancillary to the businesses and operations of the Hospital, including ancillary Health Care Service Businesses, if such businesses and the Hospital are owned and operated by the same Person or Persons and/or Affiliates of such Person or Persons.

       Indebtedness. Means, with respect to any Person, any and all indebtedness, liabilities, and obligations of such Person, including, without limitation and without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, notes, debentures or similar instruments, (b) all "liabilities" which would be reflected on a balance sheet of such Person prepared in accordance with GAAP,
(c) all indebtedness, liabilities and obligations of such Person with respect to any Guaranty, (d) all obligations of such Person with respect to any Capital Lease (but excluding obligations of such Person with respect to any operating lease), (e) all obligations of such Person with respect to any banker's acceptance or surety bonds or as an account party with respect to any letter of credit, (f) all indebtedness, liabilities, and obligations secured by a Lien on any Asset of such Person to the extent of the value of such Asset, and (g) all deferred payment obligations, however characterized, incurred in connection with the acquisition by such Person of any Asset including, without limitation, Securities and deferred payment obligations relating to non-compete and/or consulting agreements; but excluding, (i) trade accounts payable by such Person arising in the ordinary course of business that are not more than 90 days past due, and (ii) with respect to Borrower, accrued but unpaid dividends on any series of preferred stock of Borrower to the extent that Borrower is required to defer payment of such dividends by the provisions of the Loan Papers. Notwithstanding the foregoing, the contingent obligations of the Borrower and Champion-Fargo under Section 3.03(g) of the DHHS Partnership Agreement shall not be deemed to constitute Indebtedness of the Borrower until such time as the obligations are no longer contingent or until such time as Dakota gives the Borrower or Champion-Fargo notice that it is exercising its rights under
Section 3.03(g) of the DHHS Partnership Agreement.

       Interbank Offered Rate. Means, with respect to each Interest Period, the rate of interest per annum determined by Agent to be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in immediately available freely transferable funds in U.S. Dollars are offered to each of the Reference Banks (at approximately 11:00 a.m., London, England time, two (2) Eurodollar Business Days prior to the first day of such Interest Period) in the London interbank market for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal or comparable to each Reference Bank's Pro Rata Share of the principal amount of the Eurodollar Loan to which such Interest Period relates. Each determination by Agent of the Interbank Offered Rate shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, the Required Banks may, at any time and from time to time, in their sole discretion, with respect to any Interest Period applicable to any Eurodollar Loan designate as the "Interbank Offered Rate" in lieu of the rate determined pursuant to the above formula either (a) the Interbank Offered Rate for United States dollar deposits in the London market that is quoted to the Agent by Knight-Ridder Money Center Services (or such comparable service as Agent may, in its sole discretion, designate), or (b) the Interbank Offered Rate for United States dollar deposits in the London market in an amount equal or comparable to the applicable Eurodollar Loan and with a maturity equal or comparable to the applicable Interest Period, as shown on Ruters' Monitor Money Rates Service "LIBOR" page or published in a comparable financial publication recognized by large United States money center commercial banks, in which event, the term "Interbank Offered Rate" shall mean the rate determined pursuant to clause (a) or (b), whichever shall be selected by the Agent in its sole discretion.

       Intercompany Acquisition Notes. Means those certain promissory notes identified as Intercompany Acquisition Notes on Schedule 4 attached hereto and incorporated herein by reference together with all promissory notes issued after the Closing Date by a Subsidiary of the Borrower to Borrower or from one of Borrower's Subsidiaries to another for purposes of evidencing all or any portion of the cost incurred by the Borrower or such Subsidiary (other than the portion of such costs which is paid, directly or indirectly, with proceeds of the Loans) to consummate the acquisition of a Hospital, Health Care Facility or Health Care Service Business and all renewals, extensions, amendments, restatements and replacements of any such promissory notes.

       Intercompany Loan Documents. Means each and every instrument, agreement and other document evidencing, securing or otherwise relating to any Intercompany Note or any Intercompany Acquisition Note and all renewals, extensions, amendments and other modifications made from time to time with respect thereto.

       Intercompany Notes. Means those certain promissory notes identified as Intercompany Notes on Schedule 4 together with all Additional Intercompany Notes and all renewals, extensions, amendments, restatements and replacements of any of such promissory notes.

       Interest Expense. Means, for the applicable period of determination, the aggregate amount of interest expense (excluding amortization of debt issuance costs) accrued during such period on Indebtedness of the Person or Persons with respect to which such calculation is made, including the interest portion of payments under Capital Leases, all as determined in accordance with GAAP.

       Interest Payment Date. Means (a) with respect to any Base Rate Loan, the last day of March, June, September and December of each calendar year that occurs prior to the Maturity Date commencing on the first of such days to occur after the Closing Date, (b) with respect to any Eurodollar Loan as to which Borrower has selected an Interest Period of one (1), two (2) or three (3) months, the last day of such Interest Period, (c) with respect to any Eurodollar Loan as to which Borrower has selected an Interest Period of six (6) months, the last day of the three (3) month period falling within such Interest Period (commencing with the day that is three (3) months from the first day of such Interest Period) and the last day of such Interest Period, (d) the Maturity Date, and (e) with respect to all interest accruing from and after the Maturity Date, such interest shall be due and payable on demand, and each date on which a demand for payment is made shall be referred to as an "Interest Payment Date"; provided, however, if any such payment date does not occur on a Business Day, then the Interest Payment Date shall be the next succeeding Business Day.

       Interest Period. Means, with respect to each Eurodollar Loan, the period commencing (a) on the borrowing date of such Eurodollar Loan, or (b) on the conversion date pertaining to such Eurodollar Loan, if such Eurodollar Loan is made pursuant to a conversion as described in Section 2.9(a) hereof, or (c) on the day following the last day of the Interest Period during which Borrower gives a Rollover Notice in the case of a rollover of such Eurodollar Loan to a successive Interest Period, as described in Section 2.9(c) hereof, and ending on the numerically corresponding day of the calendar month that is one, two, three, or six months after the commencement date of the Interest Period, as Borrower shall select in accordance with Sections 2.4(a), 2.9(a) or 2.9(c) hereof; provided, that, (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day, (ii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (i) above, end on the last Eurodollar Business Day of the calendar month in which the Interest Period terminates, (iii) if the Interest Period for any Eurodollar Loan would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date, and (iv) no Interest Period may commence before and end after any Commitment reduction date or principal payment date, unless after giving effect thereto, the aggregate amount of Loans having Interest Periods, which end after such date shall be equal to or less than the aggregate principal amount of the Loans scheduled to be outstanding hereunder after such date.

       JCAHO. Means the Joint Commission on Accreditation of Health Care Organizations.

       L/C Application. Means Banque Paribas' standard form of application and agreement for standby letters of credit, completed to the satisfaction of Banque Paribas.

       L/C Request Certificate. Means a L/C Request Certificate in the form of Exhibit J hereto, appropriately completed, executed by Borrower and delivered to Banque Paribas pursuant to Section 2.2(c) in connection with Borrower's request for the issuance, amendment, renewal or extension of a Letter of Credit.

       Lateral Borrowing. Has the meaning ascribed to such term in clause g of the definition of Permitted Indebtedness which is set forth below.

       Letter of Credit. Means a standby letter of credit issued by Banque Paribas for the account of the Borrower pursuant to this Agreement and the applicable L/C Application and all renewals, extensions, amendments, replacements, substitutions and other modifications made from time to time with respect thereto.

       Letter of Credit Fee. Means a fee based on the aggregate undrawn face amounts of all Letters of Credit outstanding from time to time which shall be calculated as of the last day of each March, June, September and December of each calendar year, beginning with the first of such dates following the Closing Date, and shall equal the amount determined by multiplying (a) the average daily aggregate undrawn face amounts of all Letters of Credit outstanding during the quarter of the calendar year ending on the date of determination, times (b) the product (expressed as a decimal) determined by multiplying the Applicable Letter of Credit Fee

Percentage by a fraction, the numerator of which is the number of days contained in the quarter of the calendar year ending on the date as of which such calculation is made (excluding, in the case of the first calendar year quarter, the days occurring prior to the Closing Date and, in the case of the quarter of the calendar year during which the Revolving Loan Maturity Date occurs, the days following such date), and the denominator which is the number of days contained in the applicable calendar year (e.g. 365 or 366).

       Letter of Credit Fee Payment Date. Means each date as of which (a) the Letter of Credit Fee is determined (e.g. the last day of each March, June, September and December of each calendar year), and (b) the Revolving Loan Maturity Date (or, if such date is not a Business Day, the first Business Day thereafter), beginning on the first of such days following the Closing Date and ending on the Revolving Loan Maturity Date.

       Lien. Means any valid and enforceable interest in any property, whether real, personal or mixed, securing an Indebtedness, obligation or liability owed to or a claim by any Person other than the owner of such property, whether such interest is based on the common law or any constitution, statute or contract and including, but not limited to, a security interest, pledge, mortgage, assignment, conditional sale or trust receipt, or a transfer, lease, consignment or bailment for security purposes.

       Loan.  Means each Revolving Loan.

       Loan Papers. Means, collectively, this Agreement, the Note, the Security Documents, the Letters of Credit, the L/C Applications, the L/C Request Certificates and any and all other agreements, instruments, certificates and other documents now or hereafter executed or delivered in connection with any of the foregoing or the transactions contemplated thereby (including, without limitation, those agreements, instruments, certificates, and other documents, the forms of which appear as Exhibits hereto), as such agreements, instruments, certificates and other documents may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time.

       Loan Party. Means the Borrower, each Guarantor and each other Person who shall be liable for the payment or performance of all or any portion of the Obligations or who shall own any property that is subject to (or purported to be subject to) a Lien which secures all or any portion of the Obligations.

       Loan Request Certificate. Means a Loan Request Certificate in the form of Exhibit C hereto, appropriately completed, executed by Borrower and delivered to Agent pursuant to Section 2.4(a) in connection with Borrower's request for an Advance.

         Margin Stock. Means margin stock, as such term is defined in Regulation U.

       Material Adverse Effect. Means any (a) material adverse effect upon the validity, performance or enforceability of any Loan Paper or the validity, enforceability, perfection or intended priority of any Lien created or intended to be created thereunder or the rights or remedies of Agent or any Bank under any of the foregoing, (b) material adverse effect upon the financial condition or financial performance or the business, operations or prospects of Borrower or of Borrower and the Consolidated Subsidiaries taken as a whole, (c) material adverse effect upon the ability of Borrower or any Subsidiary of Borrower to fulfill its payment obligations, if any, under the Loan Papers, or (d) material adverse effect upon the value of the Collateral taken as a whole.

       Maturity Date. Means March 31, 1999, or such earlier date on which the entire unpaid principal amount of the Loans shall become due and payable whether by the lapse of time, acceleration or otherwise; provided, however, if such date is not a Business Day, then the Maturity Date shall be the next succeeding Business Day.

       Maximum Lawful Rate. Means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest from time to time permitted under Federal or state laws now or hereafter applicable to the portion of the Obligations in question, after taking into account, to the extent required by applicable law, any and all relevant payments, charges deemed to be interest (whether or not so characterized by the parties) and calculations. Banks hereby notify and disclose to Borrower and Consolidated Subsidiaries that, for purposes of Tex.Rev.Civ.Star.Ann. art. 5069-1.04, as it may be amended from time to time, the applicable rate ceiling shall be the "indicated rate" ceiling from time-to-time in effect as limited by Art. 5069-1.04(b); provided, however, to the extent permitted by applicable law, Banks shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

       MHLP Agreement. Means that certain Amended and Restated Agreement of Limited Partnership of Richmond Metropolitan Hospital, Ltd. dated as of September 30, 1984, as amended by First Amendment to Amended and Restated Agreement of Limited Partnership of Metropolitan Hospital, L.P., dated as of February 26, 1987, as the same may be amended or otherwise modified from time to time.

       Mortgage. Means each mortgage or deed of trust pursuant to which the Borrower or a Loan Party grants (or purports to grant) a Lien on any real property as security for all or any portion of the Obligations as the same may be renewed, extended, restated, supplemented, increased, amended or modified from time to time.

       Mortgaged Estates.  Means the Assets encumbered by the Mortgages.

       Net Worth. Means, as of the applicable date of determination and without duplication, the stockholders' equity of Borrower and its Consolidated Subsidiaries, plus the value of redeemable preferred stock issued by the Borrower, all as determined in accordance with GAAP.

       Note. Means any Revolving Note as the same may, from time to time, be extended, renewed, amended, increased, substituted, or otherwise modified (including any substitution pursuant to Section 10.6) or all of such Revolving Notes, as the context may require.

       Obligations. Means (a) all Indebtedness, obligations and liabilities of the Borrower to any Bank or the Agent under this Agreement or any other Loan Paper including, without limitation, all Loans, Advances and Reimbursement Obligations whether liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several or joint and several, due or to become due, or now existing or hereafter arising; (b) all Indebtedness, obligations, and liabilities owing to any Bank or the Agent by any Subsidiary of the Borrower or other Loan Party under any Guaranty or other Loan Paper whether liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several or joint and several, due or to become due, or now existing or hereafter arising;
(c) without limiting the generality of the foregoing, all interest accruing on any of the Obligations described in clauses (a) and (b) above and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether any such Obligations are direct or indirect, fixed or contingent, joint or several or joint and several, or due or to become due, or now existing or hereafter arising; (d) all fees payable pursuant to any Loan Paper; and (e) all renewals, extensions, amendments, supplements, increases and other modifications made from time to time with respect to any of the foregoing.

       Original Loan Agreement. Means that certain Loan Agreement dated as of November 5, 1993 entered into by Champion Healthcare Corporation, a Texas corporation (which was subsequently merged into and succeeded by the Borrower), Banque Paribas, NationsBank of Tennessee, N.A., First Union National Bank of North Carolina, and Banque Paribas, as agent for itself and such other banks, as such Loan Agreement was subsequently amended by that certain First Amendment to Loan Agreement dated as of December 31, 1993, that certain Second Amendment to Loan Agreement dated as of May 31, 1994, that certain Third Amendment to Loan Agreement dated as of October 21, 1994, that certain Fourth Amendment to Loan Agreement dated as of December 5, 1994, that certain Fifth Amendment to Loan Agreement dated as of December 21, 1994, and that certain Sixth Amendment to Loan Amendment dated as of April 13, 1995.

       OSHA. Means the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) as amended, and all rules and regulations issued pursuant thereto.

       Other Assets. Means, as to any Person, all Assets on such Person's balance sheet, as of the applicable date of determination, other than cash, current assets and land, building and equipment.

       Permitted Acquisition. Means an Acquisition by the Borrower or an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary (either directly through an Asset purchase or indirectly through the acquisition of at least one hundred percent (100%) of the outstanding Securities of the Person which owns such Assets) of a Hospital, Health Care Facility or Health Care Service Business on terms mutually agreeable to the owner thereof, as to which all of the conditions precedent to an Acquisition Advance, as set out in
Section 4.2, have been met; provided, however, that (a) no acquisition of a Hospital shall constitute a Permitted Acquisition without the prior written approval of the Required Banks if the total costs to acquire such Hospital (including, without limitation, direct and indirect costs and Indebtedness assumed in connection with such Acquisition, but net of working capital, determined in accordance with

GAAP, of the Hospital being acquired, to the extent the Borrower, or the Eligible Intermediate Subsidiary or Eligible Operating Subsidiary which is the purchaser, receives the benefit of such working capital on a dollar per dollar basis) exceed $25,000,000 or if such total costs are greater than the product obtained by multiplying five (5) times the EBITDA of the Hospital to be acquired, determined as of the date of acquisition; (b) no Acquisition of a Health Care Facility shall constitute a Permitted Acquisition without the prior written approval of the Required Banks if the total costs to acquire such Health Care Facility (including, without limitation, direct and indirect costs and Indebtedness assumed in connection with such Acquisition, but net of working capital, determined in accordance with GAAP, of the Health Care Facility to be acquired, to the extent the Borrower, or the Eligible Intermediate Subsidiary or Eligible Operating Subsidiary which is the purchaser, receives or otherwise obtains the benefit of such working capital on a dollar per dollar basis) exceed $7,500,000 or if such total costs are greater than the product obtained by multiplying three (3) times the EBITDA of the Health Care Facility to be acquired, determined as of the acquisition date; and
(c) no Acquisition of a Health Care Service Business shall constitute a Permitted Acquisition without the prior written approval of the Required Banks unless such Health Care Service Business is located in and provides services to the region and consumer markets then served by the Borrower or one or more of its Consolidated Subsidiaries (or which will, upon contemporaneously closing a Permitted Acquisition of a Hospital, be served by Borrower or a Consolidated Subsidiary) and the total costs to acquire any single Health Care Service Business does not exceed $5,000,000 (including, without limitation, direct and indirect costs and Indebtedness assumed in connection with such Acquisition, but net of working capital, determined in accordance with GAAP, of the Health Care Service Business to be acquired, to the extent the Borrower, or the Eligible Intermediate Subsidiary or Eligible Operating Subsidiary which is the purchaser, receives or otherwise obtains the benefit of such working capital on a dollar per dollar basis) and the aggregate total costs to acquire all Health Care Service Businesses which are acquired after the Closing Date (including, without limitation, direct and indirect costs and Indebtedness assumed in connection with such Acquisition, but net of working capital, determined in accordance with GAAP, of the Health Care Service Business to be acquired, to the extent the Borrower, or the Eligible Intermediate Subsidiary or Eligible Operating Subsidiary which is the purchaser, receives or otherwise obtains the benefit of such working capital on a dollar per dollar basis) do not exceed $15,000,000.

       Permitted Indebtedness. Means:

             (a)  the Obligations;

             (b) the obligations to pay taxes that are not delinquent or that are being contested in accordance with Section 6.1(e);

             (c) accounts payable and other expenses incurred in the ordinary course of business (including, without limitation, accounts payable and other expenses incurred by a Subsidiary of the Borrower which are payable or owing to another Person who is the Borrower or another Subsidiary of the Borrower through the cash management system of Borrower and its Subsidiaries to the extent the same is not required, pursuant to this Agreement to be evidenced by an Intercompany Note);

             (d) salaries and wages payable in the ordinary course of business consistent with past practices;

             (e) the existing Indebtedness owed by the Borrower or an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary expressly identified on Schedule 6 hereto (including renewals and extensions thereof on terms no less favorable than the existing terms or such other terms as may have been approved in writing by the Required Banks and, specifically excluding, increases thereof unless otherwise permitted under this Agreement or another Loan Paper or approved in writing by the Required Banks);

            (f) contractual obligations incurred in the ordinary course of business which would not be classified as "liabilities" on a balance sheet prepared in accordance with GAAP;

            (g) the Indebtedness owed by an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary to the Borrower or to another Eligible Intermediate Subsidiary or Eligible Operating Subsidiary if (i) such Indebtedness is evidenced by an Intercompany Note, (ii) the aggregate amount of all such Indebtedness which is owed by any such Eligible Intermediate Subsidiary or Eligible Operating Subsidiary is less than or equal to the product obtained by multiplying three (3) times the sum of the EBITDA of such Subsidiary (only if it is an Eligible Operating Subsidiary) plus the EBITDA of each of its Eligible Operating Subsidiaries, determined as of the last day of the immediately preceding calendar month (the EBITDA of all Subsidiaries of such Eligible Intermediate Subsidiary or Eligible Operating Subsidiary with respect to which such calculation is made which are not Eligible Operating Subsidiaries shall be excluded), (iii) such Indebtedness is secured by Liens on the same Assets of such Eligible Intermediate Subsidiary or Eligible Operating Subsidiary that secure the Obligations and such Liens are subordinate to all Liens securing the Obligations but not otherwise subordinate to any other Liens except those, if any, which are superior to the Liens securing the Obligations, and (iv) such Indebtedness is subordinated to the Obligations (including all Guaranties of the Obligations by any of Borrower's Subsidiaries) on the same terms and conditions as are set forth in the form of the Intercompany Note attached as Exhibit K-1 or, in the case of an Intercompany Note which evidences Lateral Borrowing, Exhibit K-2. Notwithstanding the limitation contained in clause (ii) above upon the amount of Indebtedness permitted by this clause (g), (A) there shall be no such limitation on the Indebtedness owed by one Eligible Operating Subsidiary to another Eligible Operating Subsidiary which does not hold any ownership interest in the Eligible Operating Subsidiary which owes such Indebtedness (provided, however, that all of the other requirements set forth in clauses (i), through (iv) shall be satisfied), and (B) in lieu of the limitation upon the amount of such Indebtedness which is set forth in clause (ii) above with respect to CHC/Psychiatric Healthcare Corporation, the limitation which shall be applicable to such Indebtedness which may be owed by CHC/Psychiatric Healthcare Corporation shall be the lesser of $5,000,000.00 or ninety percent (90%) of the PHC Eligible Receivables and, to the extent cash dividends are paid to CHC/Psychiatric Healthcare Corporation by Psychiatric Healthcare Corporation of Louisiana and/or Psychiatric Healthcare Corporation of Missouri subsequent to the Closing Date ("PHC

       Subsidiary Dividends"), amounts equal to such PHC Subsidiary Dividends may be borrowed by CHC/Psychiatric Healthcare Corporation from the Borrower or another Eligible Intermediate Subsidiary or Eligible Operating Subsidiary.

             (h) Indebtedness owed by an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary to the Borrower or to another Eligible Intermediate Subsidiary or Eligible Operating Subsidiary if such Indebtedness is evidenced by an Intercompany Acquisition Note which is unsecured and is subordinated to the Obligations (including all Guaranties of the Obligations by any of Borrower's Subsidiaries) and to all Intercompany Notes on the same terms and conditions as are set forth in the form of the Intercompany Acquisition Note attached hereto as Exhibit K-3;

            (i) other Indebtedness of the Borrower if, prior to incurring such Indebtedness, Borrower has provided to the Agent and the Banks
       Financial Statements, prepared on a Pro Forma basis, which demonstrate to the satisfaction of the Agent that (i) the Borrower and all Eligible Operating Subsidiaries are and shall remain in compliance with all terms, covenants and provisions of this Agreement (provided, however, that with respect to covenants which involve the calculation of EBITDA for the Borrower and its Consolidated Subsidiaries, calculations of EBITDA made for such covenants shall only be made for the Borrower and Consolidated Subsidiaries), and (ii) the ratio of Senior Debt to EBITDA (determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries in accordance with Section 6.2(i) for the immediately preceding twelve consecutive calendar months) is less than, and will remain less than, 2.50 to 1.00;

            (j)   Additional Subordinated Debt of Borrower; and

            (k) obligations under Capital Leases (subject to any applicable limitation set forth in the definition of Eligible Intermediate Subsidiary or Eligible Operating Subsidiary in Section 1.2 above).

            Permitted Investments.  Means investments in:

            (a) Indebtedness, evidenced by notes maturing not more than 180 days after the date of issue, issued or guaranteed by the government of the U.S.;

            (b) time deposits and certificates of deposit, maturing not more than 180 days after the date of issue, issued by commercial banks, each of which is a member of the Federal Reserve System and which has combined capital and surplus and undivided profits of not less than $1,000,000,000, or any other financial institution if the amount on deposit is fully insured by the Federal Deposit Insurance Corporation;

            (c) commercial paper, maturing not more than 180 days after the date of issue, issued by a corporation (other than an Affiliate of Borrower) with a rating of "P-1" (or its then equivalent) according to Moody's Investors Service, Inc., "A-1" (or its then equivalent) according to Standard & Poor's Corporation, or "F-1" (or its then equivalent) according to Fitch's Investors Service, Inc., or a better rating on any such rating index or another index approved by Agent in its sole discretion;

            (d) money market funds that invest only in securities which mature within one year after the date of purchase and which have ratings which meet the standards of clause (c) above;

            (e) Securities issued or guaranteed by the government of the U.S. which mature no later than one year after the date of acquisition; and

            (f) agreements to repurchase investments permitted under the categories set forth above.

       Permitted Liens.  Means, with respect to any Asset:

            (a)  Liens securing the Obligations in favor of Agent and Banks;

            (b) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs;

            (c) Liens imposed by mandatory provisions of law and arising in the ordinary course of business (such as materialmen's, mechanic's and warehousemen's Liens and other like Liens) securing Indebtedness the payment of which is not yet due;

            (d) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property if the same are not yet due and payable;

            (e) the Liens referred to in clauses (A), (B) and (C) below if and only if (i) the amount, applicability or validity thereof is currently (at the time in question) being contested in good faith by appropriate action promptly and diligently conducted and adequate cash reserves (segregated to the extent required by GAAP) have been set aside therefor,
       (ii) levy and execution thereon have been stayed and continue to be stayed, and (iii) they do not in the aggregate materially detract from the value of the property of the Person in question or materially impair the use of such property in such Person's business: (A) Liens for taxes due and payable, (B) Liens upon, and defects of title to, personal property and claims asserted in legal proceedings prior to adjudication of a dispute on the merits, and (C) judgment Liens on appeal;

            (f) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), deposits to secure public or statutory obligations, and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds, and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

            (g) encumbrances consisting of: (i) zoning restrictions, restrictive covenants, encroachments, protrusions, easements or other restrictions on or affecting the use of real property, provided that such items do not in the aggregate materially detract from the value of the property of the Person in question or materially impair the use of such property in such Person's business, and none of which is violated by existing or proposed structures or uses; and (ii) matters disclosed in a title commitment, title policy or survey approved by Agent;

            (h) Liens solely securing Capital Leases provided that each such Lien is limited to the Asset so leased;

            (i) Liens securing the Indebtedness permitted under clause (g) of the definition of "Permitted Indebtedness" in this Agreement if and to the extent that, and so long as, such Indebtedness and the Liens securing such Indebtedness have been collaterally assigned to Agent for the benefit of Banks as security for the payment and performance of the Obligations pursuant to Security Documents in form and substance satisfactory to Agent; and

            (j)  Liens, if any, described on Schedule 6 hereto;

provided, however, that none of the aforesaid Liens, other than the Liens permitted pursuant to clauses (a), (c), (d), (e), (g), (h), (i) and (j) preceding, shall constitute a Permitted Lien if it attaches or relates to any of the Collateral or any Security issued by an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary of the Borrower; and provided, further, however, that each of the Liens referred to in clauses (b) through (j) preceding shall be of inferior priority to the Liens in favor of Agent and Banks except as may be expressly otherwise provided on Schedule 6 hereto or except as Agent and Required Banks may subsequently agree in writing.

       Person. Means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

       PHC Eligible Receivables. Means Receivables created by Psychiatric Healthcare Corporation of Louisiana or Psychiatric Healthcare Corporation of Missouri in the ordinary course of business arising out of the sale by either such Person of goods or the rendition of services by either such Person. Receivables of Psychiatric Healthcare Corporation of Louisiana or Psychiatric Healthcare Corporation of Missouri shall not be deemed to be PHC Eligible Receivables unless no more than one hundred twenty (120) days have elapsed since the invoice date for the Receivable. PHC Eligible Receivables shall not include Receivables payable directly to either of Psychiatric Healthcare Corporation of Louisiana or Psychiatric Healthcare Corporation of Missouri by an account debtor who is not entitled to Medicare or Medicaid benefits and does not have medical or hospitalization insurance or is not covered under an employee reimbursement program, provider plan, or similar program maintained with the applicable Psychiatric Healthcare Corporation of Louisiana or Psychiatric Healthcare Corporation of Missouri, as applicable.

       PHC Subsidiary Dividends. Has the meaning set forth in clause (g) of the definition of Permitted Indebtedness.

       Plan. Means all "employee benefit plans" as defined in Section 3(3) of ERISA with respect to which Borrower or any Consolidated Subsidiary is a party or bound or with respect to which it has any direct, indirect or contingent liability.

       Potential Default. Means the occurrence of any event which, with notice or the lapse of time or both, would become or create an Event of Default (and, unless otherwise expressly stated or the context in which such term is used otherwise indicates, the term means an Event of Default), and "potential default" means the occurrence of any event which, with notice or the lapse of time or both, would become an event of default under the agreement, document or instrument in question (and, unless otherwise expressly stated or the context in which such term is used otherwise indicates, the term means an Event of Default).

       Prescribed Forms. Means such duly executed form(s), statement(s) or document(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the U. S. and the country of residence of the Bank providing the form(s), statement(s) or document(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit Borrower to make payments hereunder or under any other Loan Paper to or for the account of such Bank free of, or at a reduced rate of, deduction or withholding for income or similar taxes.

       Prime Rate. Means the rate of interest from time to time publicly announced by The Chase Manhattan Bank, North America ("Chase") at its principal office as its prime commercial lending rate or such other banking institution as may be selected by the Agent with notice to the Borrower. Such rate is set by Chase as a general reference rate of interest, taking into account such factors as Chase may deem appropriate, it being understood that many of Chase's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Chase may make various commercial or other loans at rates of interest having no relationship to such rate.

       Prior Debt. Means the Indebtedness described on Schedule 8 attached hereto and made a part hereof for all purposes.

       Pro-Forma and Pro-Forma Effect. Means, in making any calculation to determine if Borrower and its Consolidated Subsidiaries are in compliance with Sections 6.2(c) (g), (h), (i) or (j) or to determine if any condition precedent to an Advance has been met, that the calculation will be made assuming that: (a) any Permitted Acquisition made or to be made with the proceeds of an Advance during the twelve-month period preceding the date as of which the determination is made (the "Reference Period") and any Indebtedness associated with any

Acquisition which is incurred during the Reference Period, were made or incurred on the first day of the Reference Period; and (b) any funds used or to be used by Borrower or any Subsidiary in consummating an Acquisition during the Reference Period were used for that purpose on the first day of the applicable Reference Period; (c) EBITDA for the Borrower and its Consolidated Subsidiaries for the Reference Period includes EBITDA which is allocable to Assets and Subsidiaries acquired in Acquisitions completed during the Reference Period for the entire Reference Period including that part of such period which preceded the date of the Acquisition, but shall exclude the EBITDA allocable to any of such Assets or Subsidiaries which shall be sold or otherwise transferred in transactions completed contemporaneously with the Acquisition or which shall be completed within a reasonable time thereafter as a part of the transactions which resulted in the Acquisition; (d) Interest Expense with respect to any Indebtedness assumed to have been incurred on the first day of the applicable Reference Period pursuant to clause (a) above which bears interest at a floating rate was incurred during the Reference Period at a fixed rate of interest per annum which was equal to the interest rate provided under the agreement governing such Indebtedness on the first day of the Reference Period;
(e) Interest Expense for the applicable Reference Period does not include amounts which would otherwise be characterized as Interest Expense accruing during the Reference Period if such Interest Expense was or will be refinanced with proceeds of Indebtedness assumed to have been incurred as of the first day of the Reference Period pursuant to clause (a) above; (f) nonrecurring expenses incurred by the Borrower or any of its Subsidiaries with respect to Acquisitions completed prior to the Closing Date which would ordinarily be deducted from earnings for purposes of determining net income in accordance with GAAP, shall not be deemed to constitute expenses of such nature for purposes of this calculation; and (g) non-recurring expenses incurred by the Borrower and/or its Subsidiaries on or before the Closing Date in connection with the financing transactions contemplated by this Agreement or the Original Loan Agreement which would ordinarily be deducted from earnings for purposes of determining net income in accordance with GAAP, shall not be deemed to constitute expenses of such nature for purposes of this calculation.

       Proprietary Rights. Means all patents, copyrights, trademarks, servicemarks, trade names, trade styles and applications and licenses relating thereto and rights thereunder.

       Pro Rata Share. Means, with respect to each Bank, as of the date of any determination, such Bank's proportionate share of the Aggregate Commitments.
As of the date of this Agreement, the Pro Rata Share of each Bank is as set forth on Schedule 1 hereto.

       Quarterly Dates. Means the last day of March, June, September and December of each calendar year, the first of which shall be the first such day after the Closing Date.

       RCRA. Means the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.), as amended and in effect from time to time, and all regulations issued pursuant thereto (known as RCRA for a subsequent amending act).

       Receivables. Means all present and future Accounts, accounts receivable and other rights to payment for Goods sold or leased or for services rendered, whether now existing or hereafter arising, and whether or not such Accounts, accounts receivable or other rights have been earned by performance.

       Reference Banks. Means Banque Paribas and such other Bank or Banks (if any) as Agent may, in addition to Banque Paribas, designate as Reference Banks from time to time in its discretion upon notice to Borrower and Banks.

       Register. Has the meaning provided in Section 10.6(d) of this Agreement.

       Regulation D. Means Regulation D of the Board of Governors from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System (or its successor).

       Regulation U. Means Regulation U of the Board of Governors from time to time in effect and shall include any successor or other regulation hereafter promulgated by the Board of Governors to replace Regulation U and having substantially the same function.

       Reimbursement Obligation. Means Borrower's obligation to reimburse for any drawing under, or payment made by Banque Paribas with respect to, any Letter of Credit.

       Reportable Event. Means any reportable event as defined in Section 4043 of Title IV of ERISA and applicable regulations.

       Required Banks. Means, as of any date of determination, Banks which hold, in the aggregate, 66.66% or more of the sum of the aggregate principal amount of the Loans plus the aggregate face amount of the Letters of Credit then outstanding or, if no Loans or Letters of Credit are then outstanding, 66.66% or more of the Aggregate Commitments; provided, however, with respect to the matters described in Section 10.7 below, the term "Required Banks" shall mean those Banks which hold, in the aggregate, 100% of the sum of the aggregate principal amount of the Loans plus the aggregate face amount of the Letters of Credit then outstanding or, if no Loans or Letters of Credit are then outstanding, 100% of the Aggregate Commitments.

       Restricted Payments. Means, with respect to any Person (a) cash dividends or distributions or any other dividends or distributions on, or in respect of, any class of Securities of such Person, except for distributions made solely in Securities of the same class, and (b) any and all funds, cash, property or other payments or distributions made (including, without limitation, sinking fund payments) in respect of the retirement, redemption, repurchase or other acquisition of such Securities, unless such Securities shall be redeemed or acquired through the exchange of such Securities with Securities of the same class.

       Revolving Credit Contract Rate. Means, as of any date of determination, the fluctuating per annum rate of interest which equals the lesser of the Maximum Lawful Rate (such interest rate to be adjusted simultaneously with any change in the Maximum Lawful Rate) or: (a) with respect to Base Rate Loans, the Prime Rate (such interest to be adjusted simultaneously with any change in the Prime Rate) plus the Applicable Base Rate Percentage; and (b) with respect to each Eurodollar Loan, the Eurodollar Rate applicable to such Loan plus the Applicable Eurodollar Rate Percentage; provided, however, subject to all provisions of Section 10.4, if at any time the Revolving Credit Contract Rate shall be computed on the basis of the Maximum Lawful Rate, any subsequent reduction in the Revolving Credit Contract Rate shall not reduce such interest rate thereafter payable below the Maximum Lawful Rate until the aggregate amount of such interest accrued and payable equals the total amount of interest that would have accrued if such interest had at all times been computed solely on the basis of clauses (a) and (b) above. Except as otherwise provided in Section 2.7(d) with respect to Eurodollar Loans, interest computed at the Revolving Credit Contract Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, actual days elapsed, including the first day but excluding the last day of the period for which interest is payable. The Borrower, Banks and Agent understand and acknowledge that the Applicable Base Rate Percentage and Applicable Eurodollar Rate Percentage are calculated for each quarter of Borrower's Fiscal Year based on information provided by the Borrower to the Banks and Agent and that such information may not be provided to the Banks and Agent for a number of days following the first day of the quarter of Borrower's Fiscal Year with respect to which such percentages are applicable. Consequently, the Revolving Credit Contract Rate which may be applicable during a certain quarter of Borrower's Fiscal Year may not be known prior to the commencement of such quarter. In such event, the Revolving Credit Contract Rate, once determined, shall be applied retroactively to the first day of the applicable quarter of Borrower's Fiscal Year. Prior to the determination of such interest rate, the Banks and Agent may calculate the Revolving Credit Contract Rate by using the percentage specified in clause (a) of each of the definitions of Applicable Base Rate Percentage and Applicable Eurodollar Rate Percentage. Upon determining the Applicable Base Rate Percentage and applicable Eurodollar Rate Percentage and, thereby, establishing the actual Revolving Credit Contract Rate for the applicable quarter of Borrower's Fiscal Year, the Borrower, Banks and Agent shall, as soon as may reasonably be practical, make such adjustments, if any, as are necessary with respect to the calculation of interest, payments made upon the Obligations and the application of payments made upon the Obligations to give effect to the Revolving Credit Contract Rate. Without limiting the generality of Section 10.4, the Borrower understands and acknowledges that errors and miscalculations may result in determining the Revolving Credit Contract Rate and the calculation of interest on the Obligations and the application of payments made upon the Obligations and agrees that the Agent and Banks shall have the absolute unconditional right to fully investigate any alleged error or miscalculation and, in the event an error or miscalculation has occurred, to correct such error or miscalculation through the reallocation of payments made to principal and/or interest, the refund of excess interest, the demand for payment of interest which was not charged or collected or any other action deemed necessary or appropriate by the Agent, and IN NO EVENT SHALL THE AGENT OR ANY BANK BE SUBJECT TO ANY PENALTY PROVIDED BY LAW OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY PENALTY WHICH WOULD OTHERWISE RESULT FROM THE CONTRACTING FOR, CHARGING, RECEIVING, TAKING, COLLECTING, RESERVING OR APPLYING INTEREST IN SUCH EVENT IN EXCESS OF THE MAXIMUM LAWFUL RATE.

       Revolving Loan. Means any Advance made under the Revolving Loan Facility and "Revolving Loans" means all of such Advances.

       Revolving Loan Commitment. Means, with respect to each Bank, such Bank's commitment to make Revolving Loans under the Revolving Loan Facility in an aggregate principal amount at any time outstanding of up to but not exceeding an amount equal to its Pro Rata Share of the Aggregate Revolving Loan Commitment. The recital of a Revolving Loan Commitment does not mean that any Bank is obligated to advance such amount.

       Revolving Loan Facility. Means the credit facility in the maximum amount of Aggregate Revolving Loan Commitment made available pursuant to
Section 2.1 of this Agreement.

       Revolving Loan Maturity Date. Has the same meaning as the term "Maturity Date" which is set forth above.

       Revolving Note(s). Has the meaning provided in Section 2.1 (c) of this Agreement.

       Rollover Notice. Has the meaning provided in Section 2.9(a) of this Agreement.

       Schedule. Means, unless specifically indicated otherwise, the schedules attached to this Agreement.

       Section. Means, unless specifically indicated otherwise, the sections and subsections of this Agreement.

       Securities. Means any and all securities and other equity rights or ownership interests of any type or character in any Person which is not a natural Person, including, without limitation, (a) capital stock or other equity rights, bonds, notes or other instruments convertible into capital stock or other equity interests, (b) options, warrants or other rights to acquire capital stock or other equity interests, and (c) partnership and joint venture interests.

       Security Documents. Means all security agreements, pledges, assignments, agency agreements, Guaranties, Mortgages, financing statements, stock certificates, stock powers, lock box agreements and such related agreements, documents, instruments and certificates as may exist or be required from time to time by the Agent or the Banks to create or evidence (or which purport to create or evidence) a Lien or which constitute (or purport to constitute) a Guaranty and which secure, guarantee or otherwise ensure collection, payment or performance of all or any portion of the Obligations or otherwise pertain to any such Lien or Guaranty together with all renewals, extensions, supplements, restatements, amendments and other modifications made from time to time with respect thereto.

       Senior Debt. Means each of the following: (a) the Obligations, (b) the Indebtedness of Borrower and its Consolidated Subsidiaries which is evidenced by Capital Leases, and (c) any other Indebtedness of Borrower and its Consolidated Subsidiaries which is not expressly subordinated in right of payment to the Obligations (including all Guaranties of the Obligations by any of Borrower's Subsidiaries) and all Intercompany Notes other than pension obligations, deferred taxes, malpractice reserves and minority interests (determined in accordance with GAAP) included within the definition of Indebtedness, as such term is defined in this Agreement.

       Solvent. Means, with respect to any Person, as of the date of the applicable determination, that on such date (a) the fair value of the Assets of such Person (both at fair valuation and at present fair salable value) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the Assets of such Person is not less than the amount which would be sufficient to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its Assets and pay its debts, contingent obligations and other commitments and liabilities as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they become due and owing, and (e) such Person is not engaged in a business or a transaction, and does not intend to engage in a business or a transaction, for which such Person's Assets would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

       Subordinated Debt. Means the Indebtedness described on Schedule 7 attached hereto and made a part hereof and all Additional Subordinated Debt.

       Subsidiary. Means, as of the date of any determination, each Person, which is not a natural Person, with respect to which 50% or more of the Securities having ordinary voting power (or comparable power) sufficient to select a majority of the board of directors (or Persons holding comparable authority) is directly or indirectly owned, separately or collectively, by Borrower and Subsidiaries of Borrower, and the terms "Subsidiary" and "Subsidiaries" include Subsidiaries of Subsidiaries.

       Title Policies. Means mortgagee policies of the title insurance, together with such endorsements thereto as may be requested by Agent, acceptable in form and substance to Agent, issued by title companies acceptable to Agent, insuring that the Mortgages create first and prior Liens on the Mortgaged Estates, subject only to the Permitted Encumbrances defined in each such Mortgage.

       Treasury Rate. Means the Yield Rate on U.S. Treasury Securities of a comparable amount and which have a maturity that is comparable to the principal amount with respect to which the Treasury Rate is applicable, as such Yield Rate is reported in the Wall Street Journal on the fifth Business Day preceding the date such Treasury Rate is determined (or if no Yield

Rate is published for such U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security as shall be selected by the Agent in its sole discretion, and if the publication of such Yield Rate in the Wall Street Journal is discontinued, the Agent shall determine such Yield Rate from another source selected by it, in its sole discretion).

       Tribunal. Means any Federal, State, municipal or other governmental department, judicial body, commission, board, bureau, agency or instrumentality of the U. S. or of any state, commonwealth, country, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing.

       TSCA. Means the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

       UCC. Means the Uniform Commercial Code as enacted in the applicable jurisdiction, as amended and in effect from time to time.

       U.S.  Means the United States of America.

                                   ARTICLE II

                                   THE LOANS

       2.1   Revolving Loan Facility.

       (a) Revolving Loan Commitments. Upon the terms and subject to the conditions set forth in this Agreement, and upon request of Borrower, as provided herein, each Bank agrees, severally and not jointly, to make
Advances under the Revolving Loan Facility to or for the account of Borrower from the date hereof to the Revolving Loan Maturity Date; provided, however, that (i) the aggregate principal amount of the Advances made by such Bank under this Section 2.1(a) and outstanding, plus such Bank's Pro Rata Share of the aggregate undrawn face amount of all Letters of Credit then outstanding, may not at any time exceed such Bank's Revolving Loan Commitment, (ii) the aggregate principal amount of all the Advances made by all Banks under this
Section 2.1(a) and outstanding, plus the aggregate undrawn face amount of all Letters of Credit then outstanding, may not at any time exceed the Aggregate Revolving Loan Commitment, and (iii) the aggregate principal amount of all the Advances made by all Banks under this Section 2.1(a) and outstanding, plus the aggregate undrawn face amount of all Letters of Credit then outstanding, may not at any time exceed the product obtained by multiplying three (3) times the sum calculated by adding together the EBITDA, determined on a Pro Forma basis, of each Eligible Operating Subsidiary as of the last day of the immediately preceding month. Each Revolving Loan shall be made as a part of a borrowing or credit accommodation consisting of revolving loans made by Banks; provided, however, that the failure of any Bank to advance its Pro Rata Share of any such Loan shall not in itself relieve any other Bank of its obligation under this Section 2.1(a) (it being agreed, however, that no Bank shall be responsible or have any liability for the failure of any other Bank to do so). Prior to the Revolving Loan Maturity Date, Borrower may borrow, repay and reborrow under the Revolving Loan Facility up to the full amount of the Aggregate Revolving Loan Commitment in accordance with the terms of this Agreement.

        (b) Limitations on Advances. Notwithstanding anything to the contrary contained in Section 2.1(a) or elsewhere in this Agreement, no Bank shall be obligated, pursuant to Section 2.1(a) or otherwise, to make any Advance to or for the account of Borrower, and Borrower shall not be entitled to borrow if, after giving full effect to the requested Advances by such Bank and all other Banks, the aggregate principal amounts outstanding on the Revolving Credit Notes plus the aggregate undrawn face amounts of all Letters of Credit then outstanding would cause the violation of any of the limitations set forth in
Section 2.1(a)(i), (ii) and (iii).

       (c) Revolving Notes. Each Bank's Advances outstanding under its Revolving Loan Commitment shall be evidenced by a promissory note executed by Borrower and payable to the order of such Bank in the maximum original principal amount of such Bank's Revolving Loan Commitment, substantially in the form of Exhibit D hereto (as amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, individually, a "Revolving Note" and, collectively, the "Revolving Notes").

       (d)  Use of Proceeds.  All proceeds of the Revolving Loans and
Letters of Credit shall be used, subject to the terms and conditions of this Agreement and the other Loan Papers, solely (i) to finance Permitted Acquisitions, (ii) to fund the working capital needs of the Borrower and its Subsidiaries which arise in the ordinary course of business and for Capital Expenditures of the Borrower and its Subsidiaries, (iii) to refinance the Prior Debt, and (iv) to satisfy such other general corporate financing needs of the Borrower and, subject to the terms and conditions of this Agreement and any other Loan Papers, of the Borrower's Subsidiaries which may, from time to time, arise in the ordinary course of business. None of such proceeds may be used by Borrower or any Subsidiary (A) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or of refinancing Indebtedness originally incurred for such purpose, or (B) for any purpose which constitutes a violation of, or is inconsistent with, the regulations of the Board of Governors, including, without limitation, Regulation G, T, U or X of the Board of Governors, or (C) for any other purpose which constitutes a violation of, or would be in consistent with, the terms and conditions of this Agreement or any other Loan Paper.

       2.2  Letters of Credit.

       (a) Issuance of Letters of Credit. Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the satisfaction of all conditions to Advances contained in this Agreement and all conditions to the issuance of Letters of Credit contained in this Section 2.2, and upon request of Borrower, as provided herein, Banque Paribas agrees to issue, and each other Bank agrees, severally and not jointly, to participate in the issuance of, Letters of Credit for the account of Borrower and to renew, extend and provide substitutions for Letters of Credit, from time to time, from the date hereof through the Revolving Loan Maturity Date pursuant to the terms of the applicable L/C Request Certificate and L/C Application therefor; provided, however, that Banque Paribas shall have no obligation to issue any Letter of Credit or to renew, extend or provide a substitution for any Letter of Credit and no Bank shall have the obligation to participate in any such Letter of Credit if (i) the aggregate principal amount of the Advances made by any Bank under Section 2.1(a) above which remain outstanding, plus such Bank's Pro Rata Share of the aggregate undrawn face amount of all Letters of Credit then outstanding would exceed such Bank's Revolving Loan Commitment,
(ii) the aggregate principal amount of all the Advances made by all Banks under
Section 2.1(a) which are then outstanding, plus the aggregate undrawn face amount of all Letters of Credit then outstanding would exceed the Aggregate Revolving Loan Commitment, (iii) the aggregate principal amount of all the Advances made by all Banks under Section 2.1(a) which are then outstanding, plus the aggregate undrawn face amount of all Letters of Credit then outstanding would exceed the product obtained by multiplying three (3) times the sum calculated by adding together the EBITDA of each Eligible Operating Subsidiary, determined on a Pro Forma basis as of the last day of the immediately preceding month, (iv) such proposed Letter of Credit would cause the aggregate undrawn face amount of all Letters of Credit then outstanding to exceed $5,000,000, (v) such proposed Letter of Credit would not expire at least ten days prior to the outside date specified as the Revolving Loan Maturity Date, (vi) the expiration date of the proposed Letter of Credit would extend for more than one year beyond the date of issuance or, if applicable, the date the Letter of Credit is renewed, extended or substituted, (vii) the proposed Letter of Credit or the proceeds thereof would be used in whole or in part for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, (viii) if drawn, the proceeds of such proposed Letter of Credit would be used for a purpose which is not permitted under the terms of this Agreement, or (ix) a Potential Default or Event of Default occurred and is continuing (or would result from the issuance, renewal, extension or substitution of such proposed Letter of Credit) which has not been waived by the Required Banks in accordance with this Agreement. Each Letter of Credit shall be issued as a part of a borrowing or credit accommodation consisting of a Letter of Credit issued by Banque Paribas and participated in by Banks in accordance with their respective Pro Rata Shares; provided, however, that the failure of any Bank to participate in the issuance of any Letter of Credit to the extent of its Pro Rata Share shall not relieve any other Bank from its obligation under this Section 2.2(a) (it being agreed, however, that no Bank shall be responsible or have any liability for the failure of any other Bank to do so).

        (b) L/C Request Certificate and L/C Application. A L/C Request Certificate with respect to each requested issuance, amendment, renewal, extension or substitution of a Letter of Credit together with an EBITDA Certificate, appropriately completed, which shall demonstrate that no EBITDA Overadvance then exists or will result from such Letter of Credit transaction shall be delivered by Borrower to the Agent and Banque Paribas, not later than 1:00 p.m., Houston, Texas time, at least three Business Days prior to the requested date of the issuance, amendment, renewal, extension or substitution of the Letter of Credit, and in all cases the L/C Request Certificate shall be effective and irrevocable upon receipt thereof by the Agent or Banque Paribas. Banque Paribas shall, if the requested terms of such Letter of Credit or amendment, renewal, extension or substitution thereof are not inconsistent with this Agreement and are otherwise acceptable to Banque Paribas, in its discretion, issue the requested Letter of Credit or amend, renew, extend or substitute the Letter of Credit in accordance with the terms hereof upon receipt of such L/C Request Certificate and the applicable L/C Application appropriately completed and specifying all information called for in the L/C Application (which information shall include, unless not applicable, without limitation, the requested date of issuance of such Letter of Credit, which date shall be a Business Day, the requested face amount of such Letter of Credit, the expiration date of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, the form of such Letter of Credit or the amendment, renewal or extension thereof requested and such other information as Banque Paribas shall require pursuant to the L/C Application). No L/C Request Certificate, L/C Application or Letter of Credit shall contain any terms or conditions that are inconsistent with this Agreement; provided, however, that
(i) if any terms or conditions contained in any L/C Request Certificate, L/C Application or Letter of Credit are inconsistent with this Agreement, this Agreement shall control as between and among the parties to this Agreement, and
(ii) notwithstanding anything to the contrary contained herein, the Reimbursement Obligations shall exist, and shall not be impaired, reduced or otherwise affected by, any such inconsistent terms or conditions.

       (c)  Issuance of Letters of Credit.  Not later than 1:00 p.m.,
Houston, Texas time, on the issuance or effective date set forth in the applicable L/C Application, subject to the terms and conditions of this Agreement and the other Loan Papers, Banque Paribas shall make the Letter of Credit or the amendment, renewal, extension or substitution thereof available to Borrower at Banque Paribas' office for Borrower's delivery to the beneficiary thereof. Immediately upon the issuance of any Letter of Credit, Banque Paribas shall be deemed to have sold and transferred to each other Bank, and each such other Bank shall be deemed unconditionally and irrevocably to have purchased and received from Banque Paribas, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Pro Rata Share, in such Letter of Credit (as the same may thereafter be amended, renewed, extended or substituted pursuant to this Agreement), each drawing thereunder and the obligations of Borrower under this Agreement and the L/C Application with respect thereto and any Collateral and other security therefor or Guaranty pertaining thereto. Upon any change in the Pro Rata Share of any Bank which may hereafter occur, it is hereby agreed that, with respect to all Letters of Credit then outstanding, there shall be an automatic adjustment to the interest and participation hereby created to reflect the new Pro Rata Shares of the Banks. BANQUE PARIBAS SHALL HAVE NO LIABILITY TO THE BORROWER OR ANY BANK FOR ANY ACTION TAKEN OR OMITTED BY BANQUE PARIBAS UNDER OR IN CONNECTION WITH A LETTER OF CREDIT, IF TAKEN OR OMITTED IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

       (d)  Reimbursement Obligations; Advances under Letters of Credit.
Drafts drawn under each Letter of Credit shall be promptly reimbursed by Borrower to Banque Paribas not later than the first Business Day following the date of drawing and shall bear interest from the date of drawing until reimbursed in full at a rate per annum equal to the interest rate in effect during such period for Base Rate Loans. Banque Paribas shall give Borrower telephonic or telecopy notice of the drawing under any Letter of Credit on the same day when drawn, but failure by Banque Paribas to give such notice shall not affect Borrower's obligation to reimburse Banque Paribas for such drawing on the first Business Day following the date of the drawing and shall not create liability for the Agent or any Bank. The payment by Banque Paribas of a draft drawn under any Letter of Credit shall constitute, for all purposes of this Agreement, the making, concurrently with such payment and regardless of compliance with any condition precedent set forth in Article IV or any other provision of this Agreement or any other Loan Paper, an Advance under the Revolving Loan Facility, which shall be a Base Rate Loan, in the amount of such payment. In the event and to the extent that any draft drawn under any Letter of Credit shall not have been promptly reimbursed, together with interest accrued thereon, Banque Paribas shall promptly notify the Agent and each other Bank of such failure, and each such other Bank shall, on the first Business Day following such notification, and notwithstanding (A) anything to the contrary contained in Section 2.1 or this Section 2.2 or elsewhere in this Agreement, or (B) any EBITDA Overadvance, the existence of any Potential Default or Event of Default or the inability of or failure by Borrower or any Subsidiary to comply with any condition precedent set forth in Article IV or any other provision of this Agreement or any other Loan Paper (which conditions precedent shall not apply to this Section 2.2(d)), pay to Banque Paribas in immediately available funds in accordance with Section 2.4(c), an amount equal to such Bank's Pro Rata Share of the unreimbursed portion of such drawing and interest accrued thereon. If and to the extent any such other Bank shall not have so made its Pro Rata Share of the unreimbursed portion of the amount of such drawing and interest accrued thereon, such other Bank agrees to pay to Banque Paribas, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to Banque Paribas at the Federal Funds Rate. The failure of any Bank to pay to Banque Paribas such Bank's Pro Rata Share of the unreimbursed portion of any drawing under any Letter of Credit and all interest accrued thereon shall not relieve any other Bank of its obligation hereunder to pay such Bank's Pro Rata Share thereof on the date required, as specified above, but no Bank shall be liable or otherwise responsible for the failure of any other Bank to do so. Whenever Banque Paribas receives a payment of a Reimbursement Obligation from Borrower as to which Banque Paribas has received any payments from the other Banks pursuant to this Section 2.2(d) or interest thereon, Banque Paribas shall pay to each other Bank which has paid its Pro Rata Share thereof to Banque Paribas, in immediately available funds, an amount equal to such other Bank's Pro Rata Share thereof.

       (e)  Letter of Credit Fees.  On each Letter of Credit Fee Payment
Date, subject to Section 10.4, Borrower shall pay to Agent, for the ratable benefit of the Banks, a Letter of Credit Fee. The Borrower, Banks and Agent understand and acknowledge that the applicable Letter of Credit Fee Percentage is calculated for each quarter of Borrower's Fiscal Year based on information provided by the Borrower to the Banks and Agent and that such information may not be provided to the Bank and Agent for a number of days following the first day of the quarter of Borrower's Fiscal Year with respect to which the Letter of Credit Fee is calculated. Consequently, the Applicable Letter of Credit Fee Percentage may not be known prior to the date the Letter of Credit Fee is calculated or is payable. In such event, the Banks and Agent may calculate the Letter of Credit Fee by using the percentage specified in clause (a) of the definition of Applicable Letter of Credit Fee Percentage; however, upon determining the Applicable Letter of Credit Fee Percentage and, thereby, determining the actual Letter of Credit Fee for the applicable quarter of Borrower's Fiscal Year, the Banks and Agent shall make such adjustments, if any, as are necessary with respect to the calculation of the Letter of Credit Fee and payments made with respect thereto to give effect to the actual Letter of Credit Fee. Without limiting the generality of Section 10.4, the Borrower understands and acknowledges that errors may result in determining the Letter of Credit Fee and agrees that the Agent and Banks shall have the absolute unconditional right to fully investigate any alleged error or miscalculation and, in the event a miscalculation has occurred, to correct such error through the refund of any excess Letter of Credit Fee, the demand for payment of any Letter of Credit Fee which was not charged or collected or any other action deemed necessary or appropriate by the Agent, and in no event shall the Agent or any Bank be subject to any penalty provided by law or otherwise, including, without limitation, any penalty which would otherwise result from the contracting for, charging, receiving, taking, collecting, reserving or applying interest in such event in excess of the Maximum Lawful Rate.

       (f) Nature of Letter of Credit Obligations Absolute. The obligations of Borrower to reimburse Banque Paribas for drawings made under Letters of Credit together with interest accrued thereon shall be unconditional and irrevocable and shall be paid strictly in accordance with this Section 2.2 and the applicable L/C Application regardless of the circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary of any Letter of Credit or against any Bank, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, statement, certificate or other document presented under any Letter of Credit being forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Banque Paribas against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (except for any payment resulting from Banque Paribas' gross negligence or willful misconduct); (v) any other circumstance or happening whatsoever which is similar to any of the foregoing; or (vi) the fact that any Potential Default or Event of Default shall have occurred and be continuing.

         2.3 Determinations of EBITDA for Eligible Operating Subsidiaries. EBITDA for each Eligible Operating Subsidiary shall be calculated by Borrower on a Pro Forma basis as of the Closing Date and on a monthly basis thereafter (or a more frequent basis, if Borrower so elects, pursuant to Section 6.3(a)) after the Closing Date and shall be certified to Agent by a Financial Officer of Borrower pursuant to each EBITDA Certificate to be delivered by Borrower to Agent pursuant to Section 4.1(d) or 6.3(a); provided, however, that, notwithstanding anything to the contrary contained in this Agreement or any EBITDA Certificate, Agent shall have the final right in good faith to review and adjust, at any time and from time to time, based upon any information available to Agent, any determination made by Borrower with respect to the EBITDA of any Eligible Operating Subsidiary to the extent such determination is not in accordance with this Agreement. In the event that Agent determines, at any time or from time to time, that the EBITDA of any Eligible Operating Subsidiary is different from the amount calculated as such by Borrower pursuant to the then most recent EBITDA Certificate delivered to Agent, then Agent shall promptly notify Borrower and each Bank of the EBITDA for such Eligible Operating Subsidiary, as determined by Agent.

       2.4  Borrowing and Related Procedures.

       (a)  Loan Request Certificate.  Banks shall make Advances to
Borrower in accordance with the terms hereof upon receipt by Agent of an EBITDA Certificate, appropriately completed, which shall demonstrate that no EBITDA Overadvance then exists or would result from the requested Advance together with a Loan Request Certificate appropriately completed and specifying all information called for in the Loan Request Certificate, including, without limitation, the following information:

             (i) the requested amount of such Advance, which amount must be equal to $1,000,000 or an integral multiple of $100,000 in excess thereof;

             (ii) the specific use of the proceeds of such Advance (e.g., whether it is to be an Acquisition Advance);

             (iii) whether such Advance shall be a Base Rate Loan or a Eurodollar Loan;

             (iv) in the case of an Advance requested to be a Eurodollar Loan, the duration of the Interest Period applicable thereto; and

             (v) the requested date of such Advance, which date shall be a Business Day in the case of a Base Rate Loan and a Eurodollar Business Day in the case of a Eurodollar Loan.

Such Loan Request Certificate shall be delivered by Borrower to Agent (A) with respect to any requested Base Rate Loan, not later than 1:00 p.m., Houston, Texas time, one Business Day prior to the requested date of the Advance, and
(B) with respect to any requested Eurodollar Loan, not later than 1:00 p.m., Houston, Texas time, at least three Eurodollar Business Days prior to the requested date of the Advance, and in all cases the Loan Request Certificate shall be effective and irrevocable upon receipt thereof by Agent.

       (b)  Notice to Banks.  Upon receipt of a Loan Request Certificate,
Agent shall promptly notify each Bank, no later than (2) Eurodollar Business Days prior to the requested date of the Advance, of the contents thereof and of such Bank's Pro Rata Share with respect thereto. Upon determination of the interest rate applicable to any Eurodollar Loan, Agent shall promptly notify each Bank of such interest rate.

       (c) Funding of Loans. Not later than 11:00 a.m., Houston, Texas time, on the funding date set forth in the Loan Request Certificate with respect to any Revolving Loan, each Bank shall make available its Pro Rata Share of the requested Advance, in immediately available funds, to Agent at Agent's address referred to in Section 10.1, subject to the terms and conditions of this Agreement and the other Loan Papers, and Agent shall, not later than 1:00 p.m., Houston, Texas time on the same date, make the funds so received by Agent from Banks available to Borrower; provided, however, that Borrower hereby directs that the portion of the initial Advance under the Revolving Loan Facility which is to be used to pay the Prior Debt shall be paid by Agent directly to the holders of such Prior Debt, all pursuant to written instructions to be received by Agent from Borrower. Unless Agent shall have received written notice from a Bank prior to the date of any requested Advance that such Bank will not make available to Agent such Bank's Pro Rata Share of such Advance, Agent may assume that such Bank has timely made such share available to Agent on the date of such requested Advance, and Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made its Pro Rata Share thereof available to Agent, such Bank and Borrower severally agree to pay to Agent, forthwith upon demand, such corresponding amount, together with interest thereon, for each day from the date such amount is made available by Agent until the date such amount is repaid to Agent at (i) with respect to Borrower, the interest rate applicable to the subject Loan, and (ii) with respect to such Bank, the Federal Funds Rate. If (and only if) such Bank shall repay to Agent such corresponding amount, such amount shall constitute such Bank's share of the Loan for purposes of this Agreement.

        2.5 Principal Payments. On May 31, 1998, the amount by which the sum of the aggregate principal amount of all Advances then outstanding plus the aggregate undrawn face amount of all Letters of Credit then outstanding shall exceed $80,000,000, together with all unpaid interest accrued on such amount, shall be and become immediately due and payable upon the Revolving Loans [and the Aggregate Revolving Loan Commitment shall be permanently reduced pursuant to Section 2.12(a)] and, on the Revolving Loan Maturity Date, the entire unpaid principal balance of all Advances and all accrued unpaid interest thereon shall be and become immediately due and payable.

        2.6  Prepayments.

        (a) Voluntary Prepayments. Subject to the terms of this Agreement, including without limitation Section 2.10(d), Borrower may prepay the Loans in whole or in part at any time and from time to time by notifying Agent of the particular Loans to be prepaid, the amount of such prepayment and the prepayment date; provided, however, that (i) with respect to partial prepayments, the prepayment of principal must be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.6(a) unless (A) such prepayment is made on the last day of the Interest Period applicable thereto, or (B) if such prepayment is made prior to such last day, the Eurodollar Consequential Loss estimated by Agent to be attributable to such Eurodollar Prepayment is, if Agent in its discretion makes such request for payment at such time (which request shall be made by Agent at the direction of the Required Banks), paid by Borrower concurrently with such prepayment (any such payment or request for payment of the estimated Eurodollar Consequential Loss shall be subject to adjustment based upon the actual amounts owing by Borrower with respect to such Eurodollar Prepayment pursuant to this Agreement), (iii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.6(a) if, as a result of any such prepayment, the aggregate principal amount of Eurodollar Loans remaining outstanding shall be less than $5,000,000, and (iv) Borrower may prepay Eurodollar Loans only upon three Business Days' prior written notice to Agent. Agent shall, promptly after receiving notice from Borrower of any voluntary prepayment to be made pursuant to this Section 2.6(a), notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment. Any notice by Borrower given with respect to a proposed prepayment of a Eurodollar Loan shall commit Borrower to prepay such Loan in accordance with such notice unless such notice is revoked by Borrower prior to any reliance on such notice by any Bank.

       (b) Mandatory Prepayments; EBITDA Overadvance; Reduction in Commitments. Subject to the terms of this Agreement, if, upon any determination of EBITDA for the Eligible Operating Subsidiaries, Agent determines that an EBITDA Overadvance exists, then Agent shall promptly give notice of such EBITDA Overadvance to Borrower, and Borrower shall, within one Business Day following such notice, prepay the aggregate outstanding principal amounts of the Revolving Notes by an amount equal to or greater than the EBITDA Overadvance.

       (c) Application of Payments. Prepayments shall be applied to the Loans in the following manner. Each voluntary and mandatory prepayment of principal made pursuant to this Section 2.6 shall be made together with accrued but unpaid interest to the date of payment and shall be applied toward payment of the outstanding Loans in the following manner: (i) first, toward payment of fees and the interest accrued on the principal amount prepaid; (ii) second, toward prepayment of principal outstanding on the Base Rate Loans; (iii) third, toward prepayment of principal outstanding on the Eurodollar Loans; and (iv) fourth, toward payment of the remaining Obligations, in such manner as Agent shall, in its discretion, determine. Subject to the foregoing, prepayments shall be applied to such of the Eurodollar Loans as Borrower may designate by written notice delivered to the Agent; provided, however, that (A) Borrower shall select Eurodollar Loans to be prepaid in a manner which will minimize any Eurodollar Consequential Loss resulting from such prepayments, (B) if Borrower fails to designate the Eurodollar Loans to which such prepayments shall be applied, then Agent shall be entitled to apply the prepayments to the Eurodollar Loans in any manner that Agent deems appropriate provided that Agent uses reasonable efforts to minimize any Eurodollar Consequential Loss resulting therefrom, (C) if, as the result of the application of any mandatory prepayment, a Eurodollar Prepayment would occur, then Agent, upon receipt of such mandatory prepayment, shall place the portion thereof that would, if immediately applied, cause a Eurodollar Prepayment in a Deposit Account maintained by Agent and pledged as Collateral for the Obligations for the benefit of Banks (pursuant to agreements in form and substance satisfactory to Agent) and shall apply such portion to the outstanding Obligations on the earliest date thereafter as is possible without causing a Eurodollar Prepayment, and (D) if a Potential Default or Event of Default has occurred and is continuing at the time of any prepayment, then Agent shall be entitled to apply the prepayment to the Obligations in any manner Agent shall deem appropriate.

        2.7  Interest.

        (a) Interest Payment Dates. Interest accrued on the unpaid principal amount of the Revolving Notes outstanding from time to time shall be due and payable on each Interest Payment Date.

       (b) Interest Rates Prior to Default. The principal amounts of all Loans from time to time outstanding shall bear interest at the applicable Revolving Credit Contract Rate, subject to Sections 2.7(d) and 10.4.

       (c) Default Rate. Notwithstanding any provision to the contrary contained in this Section 2.7, upon the occurrence of an Event of Default, unless otherwise expressly provided herein or in another Loan Paper, the unpaid principal balance and, to the extent permitted by applicable law, accrued but unpaid interest on the Obligations then outstanding (including, without limitation, the Loans) shall bear interest at the Default Rate from the date of the occurrence of such Event of Default to the date such Event of Default is cured or is waived by the Banks in accordance with the terms of this Agreement or, if earlier, the date such Obligations are paid; provided, however, that the Obligations consisting of other than Loans shall not (unless otherwise expressly stated herein to the contrary) begin to bear interest until such amounts are past due.

       (d) Computation of Interest. Subject to Section 10.4, interest on the Obligations (i) consisting of other than Eurodollar Loans shall be calculated on the basis of the actual number of days elapsed and computed as if each year consisted of 365 or 366 days, as the case may be, and (ii) consisting of Eurodollar Loans shall be calculated on the basis of the actual number of days elapsed and computed as if each year consisted of 360 days, except when such computation would cause the Maximum Lawful Rate to be exceeded on all or any portion of such Obligations, in which event, interest shall be computed with respect to such Obligations (or portion thereof) as if each year consisted of 365 or 366 days, as the case may be. Such computations shall be made by including the first day but excluding the last day of the period for which such interest is payable.

       2.8 Fees. Borrower shall pay the following fees in connection with this Agreement:

      (a)  Commitment Fee.  On each Commitment Fee Payment Date, subject to
Section 10.4, the Borrower shall pay the Commitment Fee which is due and payable on such date to Agent for distribution to the Banks. The Borrower, Banks and Agent understand and acknowledge that the Applicable Commitment Fee Percentage is calculated for each quarter of Borrower's Fiscal Year based on information provided by the Borrower to the Banks and Agent and that such information may not be provided to the Banks and Agent for a number of days following the first day of the quarter of the Borrower's Fiscal Year with respect to which the Commitment Fee is calculated. Consequently, the Applicable Commitment Fee Percentage may not be known prior to the date as of which the Commitment Fee is calculated or is payable. In such event, the Banks and Agent may calculate the Commitment Fee by using the percentage specified in clause (a) of the definition of Applicable Commitment Fee Percentage, but upon determining the Applicable Commitment Fee Percentage and, thereby, calculating the actual Commitment Fee for the applicable quarter of Borrower's Fiscal Year, the Borrower, Banks and Agent shall, as soon as may reasonably be practical, make such adjustments, if any, as are necessary with respect to the calculation of the Commitment Fee and payments made with respect thereto to give effect to the actual Commitment Fee. Without limiting the generality of Section 10.4, the Borrower understands and acknowledges that errors may result in determining the Commitment Fee and payments made with respect to the Commitment Fee and agrees that the Agent and Banks shall have the absolute unconditional right to fully investigate any alleged error or miscalculation and, in the event a miscalculation has occurred, to correct such error through the refund of any excess Commitment Fee, the demand for payment of any Commitment Fee which was not charged or collected or any other action deemed necessary or appropriate by the Agent and, in no event, shall the Agent or any Bank be subject to any penalty provided by law or otherwise including, without limitation, any penalty which would otherwise result from the contracting for, charging, receiving, taking, collecting, reserving or applying interest in such event in excess of the Maximum Lawful Rate.

       (b) Computation of Fees. Each determination by Agent with respect to Commitment Fees or Letter of Credit Fees shall be presumed correct.

       (c) Sharing of Commitment Fees and Letter of Credit Fees. All Commitment Fees and Letter of Credit Fees payable to Agent shall be distributed to Banks in accordance with their respective Pro Rata Shares. Unless otherwise expressly provided herein or in another Loan Paper, all other fees payable by Borrower to Agent with respect to the Facility shall not be so distributed and shall be retained by Agent.

       (d) Charging Borrower's Account. In the event Borrower fails to pay any Commitment Fee or Letter of Credit Fee on the date the same is due and payable, Banks are hereby authorized (but shall not be required) to advance or to cause to be advanced the amount of such fee as a Loan to Borrower.

       2.9  Eurodollar Loans: Conversion, Rollover, Etc.

       (a) Conversion from Base Rate Loans. Provided that no Potential Default or Event of Default shall have occurred and be continuing, upon three Eurodollar Business Days' prior written notice from Borrower to Agent specifying the commencement date and length of the applicable Interest Period selected by Borrower, Borrower may convert an amount equal to $1,000,000, or an integral multiple of $100,000 in excess thereof, of any outstanding Base Rate Loan into a Eurodollar Loan. Such notice shall be given by Borrower's execution and delivery to Agent of a Rollover Notice in the form of Exhibit E hereto, appropriately completed (a "Rollover Notice"). Each such Rollover Notice shall be effective and irrevocable upon receipt thereof by Agent.

       (b) Conversion from Eurodollar Loans. Unless Agent shall have actually received notice from Borrower requesting otherwise, delivered in accordance with Section 2.9(c) below, at least three Eurodollar Business Days prior to the last day of the Interest Period applicable to any Eurodollar Loan, then on the last day of the applicable Interest Period, such Eurodollar Loan shall be converted to a Base Rate Loan.

       (c)   Rollover.  Provided that no Potential Default or Event of
Default shall have occurred and be continuing, at least three Eurodollar Business Days prior to the last day of the Interest Period applicable to a Eurodollar Loan, Borrower may give to Agent written notice that all or any portion of such Eurodollar Loan shall continue as a Eurodollar Loan upon the expiration of the then-current Interest Period by executing and delivering to Agent a Rollover Notice. Such Rollover Notice shall specify the amount of the Eurodollar Loan which shall be continued (which amount must be $1,000,000 or an integral multiple of $100,000 in excess thereof) and the length of the succeeding Interest Period selected by Borrower with respect thereto. Each Rollover Notice shall be effective and irrevocable upon receipt thereof by Agent. If the required Rollover Notice shall not have been timely received by Agent, then Borrower shall be deemed to have elected to have such Eurodollar Loan be converted to a Base Rate Loan as provided in Section 2.9(b).

       (d) Lending Office. Any Bank may cause any Eurodollar Loan to be made by its principal office or by a foreign or domestic subsidiary, Affiliate, branch or correspondent. Notwithstanding the right of any Bank to fund all or any portion of a Eurodollar Loan in any manner that it deems appropriate, such Bank shall, regardless of the actual means of funding, be deemed to have funded the Eurodollar Loan in accordance with the interest option from time to time selected by Borrower.

       2.10  Protection of Yield.

       (a) Increased Costs, etc. Subject to Section 10.4, if at any time, and from time to time, any Bank determines that the adoption, modification or implementation of, or compliance with, any applicable law, rule or regulation regarding taxation (exclusive of any law, rule or regulation imposing taxes on the income of such Bank or imposing franchise taxes on such
Bank), required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements applicable to such Bank, or any interpretation or administration thereof by any Tribunal, central bank or other Person charged with the interpretation or administration of or assuring compliance with any of such requirements, has or would have the effect of (i) increasing such Bank's costs of making, funding or maintaining any of the Loans, its Commitment, the Facility or any part thereof, or (ii) reducing the yield or rate of return of such Bank on any of the Loans, its Commitment, the Facility or any part thereof, to a level below that which such Bank would have achieved but for the adoption, modification, interpretation, administration or implementation of, or compliance with, any such requirements, Borrower shall, within 15 days after request therefor by such Bank, pay to such Bank such additional amounts as will compensate such Bank for such increase in costs or reduction in yield or rate of return of such Bank. No failure by any Bank to immediately request payment of any additional amounts payable under this Section 2.10(a) shall constitute a waiver of such Bank's right to request payment of such amounts at any subsequent time. Each Bank requesting that Borrower pay additional amounts pursuant to this Section 2.10(a) shall submit to Borrower and Agent a certificate, executed by such Bank, as to such additional amounts, which certificate shall be presumed correct. Such certificate shall set forth in reasonable detail the nature of the occurrence giving rise to such claim for additional amounts, the additional amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amounts, such Bank may use any reasonable averaging or attribution method which it determines to be appropriate. Any portion of the additional amounts required to be paid under this Section 2.10(a) remaining unpaid 15 days after the due date thereof shall bear interest at the Default Rate. Notwithstanding the foregoing, if and to the extent that any additional amounts to be paid by Borrower pursuant to this Section 2.10(a) directly relate to Base Rate Loans, then Borrower shall be obligated to pay such amounts only if and to the extent that the general circumstances which have caused such additional amounts to be owing are applicable to the Required Banks.

       (b) Substitute Interest Rate. Notwithstanding anything to the contrary contained in this Agreement, if, on or before any date on which a Eurodollar Rate is to be determined hereunder, Agent determines that deposits of U.S. Dollars in the appropriate amount for the appropriate period are not being offered in the interbank eurodollar market for U. S. Dollars, or that by reason or circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, then Agent shall promptly give notice of such determination to Borrower, and such determination shall be conclusive and binding in the absence of manifest error. During the 15 days next following the giving of such notice, Borrower and Agent shall negotiate in good faith in order to arrive at a mutually satisfactory alternative interest rate (the "Substitute Rate") to replace the rate otherwise applicable to the pertinent Eurodollar Loans of Borrower during the applicable Interest Periods. If, within such 15 day period, Borrower and Agent agree in writing upon a Substitute Rate, such rate shall be effective from the first day of each applicable Interest Period. If Agent and Borrower fail to agree upon a Substitute Rate within such 15 day period, the Substitute Rate applicable to the pertinent Eurodollar Loans during each applicable Interest Period shall be the interest rate applicable to Base Rate Loans.

       (c) Changes in Law Rendering Loan Unlawful or Impractical. In the event that (i) any change in applicable law, treaty or regulation or the interpretation thereof (whether or not having the force of law) shall make it unlawful, impossible or impractical for any Bank to make or continue to maintain all or any portion of a Eurodollar Loan, or (ii) any Tribunal, central bank or other fiscal, monetary or other authority having jurisdiction over any Bank or all or any portion of a Eurodollar Loan shall request such Bank in writing to comply with restrictions (whether or not having the force of law) which seek to prohibit such Bank from making or continuing to maintain such a Eurodollar Loan, then such Bank shall so notify Borrower and Agent, and upon notice by such Bank, such Eurodollar Loan shall be converted to a Base Rate Loan, except that, subject to the provisions of Section 2.10(d) hereof, such conversion need not be effected on the last day of the Interest Period applicable to such Eurodollar Loan, and upon notice by such Bank, the obligation of such Bank to make or to continue to maintain such Eurodollar Loan hereunder shall terminate. Such notice shall be accompanied by a certificate of such Bank provided to Borrower and Agent as to the reasons why it is no longer lawful, possible or practical for such Bank to make or continue to maintain such Eurodollar Loan and such certificate shall be presumed correct.

       (d)  EURODOLLAR CONSEQUENTIAL LOSS.  BORROWER AGREES TO INDEMNIFY
AND HOLD HARMLESS EACH BANK FROM AND AGAINST ANY EURODOLLAR CONSEQUENTIAL LOSS; PROVIDED, HOWEVER, THAT NO SUCH OBLIGATION OF INDEMNITY SHALL EXIST WITH RESPECT TO ANY EURODOLLAR PREPAYMENT (IF ANY) RESULTING FROM ANY BANK'S FAILURE TO FUND AN

ADVANCE (I) THAT SUCH BANK WAS OBLIGATED TO FUND, AND (II) WHICH WAS INITIALLY FUNDED BY AGENT PURSUANT TO SECTION 2.4(C). BORROWER SHALL PAY, WITHIN 15 DAYS AFTER REQUEST THEREFOR BY ANY BANK, THE AMOUNT OF ANY EURODOLLAR CONSEQUENTIAL LOSS INCURRED BY SUCH BANK. A CERTIFICATE OF SUCH BANK PROVIDED TO BORROWER AND AGENT SPECIFYING THE AMOUNT OF ANY EURODOLLAR CONSEQUENTIAL LOSS SUFFERED BY SUCH BANK AND THE BASIS UPON WHICH SUCH LOSS IS COMPUTED SHALL BE PRESUMED CORRECT.

       (e) Reasonable Efforts. Borrower and Banks shall use reasonable efforts to avoid or to minimize amounts payable by Borrower pursuant to this
Section 2.10, and Borrower shall, as promptly as practical, notify Agent, and each Bank shall, as promptly as practicable, notify Borrower and Agent, of the existence of any event or circumstance of which it is aware which will require the payment by Borrower of any such amounts; provided, however, that the failure to give any such notification shall not result in any liability to any Bank and shall not affect the rights of any Bank or the obligations of Borrower hereunder or under any other Loan Paper; provided, further, however, that Borrower shall not be obligated to pay any additional amount to any Bank pursuant to this Section 2.10 unless request is made for payment of such additional amount within one year after such Bank became aware that such additional amount was owing by Borrower.

       2.11  Manner and Application of Payment.

       (a) Manner of Payment. All Obligations shall be paid by Borrower without setoff, counterclaim or deduction of any kind, except as may be permitted by Section 2.13(a), to Agent (for the account of Agent and Banks, as appropriate) not later than 11:00 a.m., Houston, Texas time, on the date due, and shall be payable in lawful currency of the U. S. in immediately available funds. Agent will promptly (on the same Business Day that such payment is received if such payment is received by Agent by 11:00 a.m., Houston, Texas time) distribute to each Bank its Pro Rata Share of each payment made upon the Loans and each Commitment Fee and Letter of Credit Fee which is received by Agent for the account of Banks. From and after the effective date of each Assignment and Acceptance which is accepted by Agent and with respect to which all pertinent information is recorded in the Register pursuant to Section 10.6, Agent shall make all payments under this Agreement with respect to the interest assigned thereby to the Bank which is the assignee thereunder, and the parties to such Assignment and Acceptance shall, directly between themselves, make all appropriate adjustments in such payments for periods prior to such effective date. Whenever any payment with respect to any of the Obligations shall be due on a date which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended, interest shall accrue and be payable by Borrower with respect to such extension.

       (b) Application of Payments. Payments (other than prepayments) made upon the Loans and other Obligations shall be applied by Agent toward payment of such Loans and Obligations in such manner as the Agent shall, in its discretion, determine unless the Required Banks request a different application of such payment, in which event the Agent shall apply such payments to the Loans and other Obligations in the manner requested by the Required Banks. Without limiting the foregoing, payments (other than prepayments) made upon the Loans and other Obligations may be applied to payment of such Loans and Obligations in the following manner: (i) first, against fees and the interest accrued and unpaid on the Loans or Obligations as of the date of such payments; (ii) second, against the principal of the Base Rate Loans; (iii) third, against the principal of the Eurodollar Loans; and
(iv) fourth, against the remaining Obligations. Notwithstanding the foregoing, Borrower may designate by written notice delivered to Agent in accordance with this Agreement, any Eurodollar Loans which could be repaid first to minimize any Eurodollar Consequential Loss resulting from such payments; provided, however, that if Borrower shall fail to deliver written notice designating the Eurodollar Loans to which such payments could be applied to minimize any Eurodollar Consequential Loss or if a Potential Default or Event of Default has occurred or is continuing, then Agent shall be entitled to apply the payment to the Eurodollar Loans in any manner which Agent shall deem appropriate.

       2.12  Termination and Reduction of Commitments.

       (a)  Automatic Termination and Reduction of Commitments.  The
Aggregate Revolving Loan Commitment shall automatically terminate on the Revolving Loan Maturity Date. Furthermore, the Aggregate Revolving Loan Commitment shall automatically be permanently reduced to $80,000,000 on May 31, 1998. Upon the reduction of the Aggregate Revolving Loan Commitment, each Bank's separate Revolving Loan Commitment shall be proportionately reduced so that the Revolving Loan Commitment of each Bank shall equal its Pro Rata Share of the Aggregate Revolving Loan Commitment, as the same has been reduced.

       (b) Voluntary Termination or Reduction of Commitments. Upon at least three Business Days' prior notice to Agent, Borrower may at any time, in whole, permanently terminate the Aggregate Revolving Loan Commitment, or from time to time, in part, permanently reduce, the Aggregate Revolving Loan Commitment. Each partial reduction of the Aggregate Revolving Loan Commitment shall be in an amount equal to $1,000,000 or an integral multiple of $250,000 in excess thereof. The Aggregate Revolving Loan Commitment may not be reduced (or terminated) pursuant to this Section 2.12(b) to an amount that is less than the aggregate principal amount of the Revolving Loans then outstanding plus the aggregate undrawn face amounts of all Letters of Credit then outstanding. Once so terminated or reduced, the Aggregate Revolving Loan Commitment may not thereafter be increased by Borrower. Upon any reduction of the Aggregate Revolving Loan Commitment, the separate Revolving Loan Commitment of each Bank shall be proportionately reduced so that the amount of each Bank's Revolving Loan Commitment shall equal its Pro Rata Share of the Aggregate Revolving Loan Commitment, as the same has been reduced.

       2.13  Taxes

       (a) Taxes. Any and all payments by Borrower under this Agreement, the Notes or the other Loan Papers shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imports, deductions, charges or withholdings and all liabilities with respect thereto (hereinafter referred to as "Taxes"), excluding, in the case of Agent and each Bank, taxes imposed on its income, and franchise taxes imposed upon it, by the jurisdiction under the laws of which Agent or such Bank (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, and excluding, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed upon it, by the jurisdiction of such Bank's lending office or any political subdivision thereof.

       (b) Other Taxes. To the extent permitted by applicable law and subject to Section 10.4, Borrower agrees to and shall pay any and all present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies now or hereafter imposed, excluding only taxes imposed on the income of Agent or a Bank and franchise taxes imposed on Agent or a Bank, which arise from any payment made under this Agreement or the other Loan Papers or from the execution, delivery, registration or recordation of this Agreement or any other Loan Paper or which may otherwise become payable with respect to this Agreement or any other Loan Paper or any Collateral (hereinafter referred to as "Other Taxes").

       (c)  Additional Amounts Payable by Borrower.  Subject to Section
10.4, if Borrower shall be required by law to deduct any amount in respect of Taxes or Other Taxes (including, without limitation, withholding taxes), taxes imposed on the income of Agent or a Bank and franchise taxes imposed on Agent or a Bank, from or in respect of any sum payable under this Agreement or under any Note to Agent or any Bank, (i) the sum payable by Borrower shall be increased to an amount which shall, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) result in the payment to Agent or such Bank (as the case may be) the amount that it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the taxation authority or other Tribunal entitled to the receipt thereof in accordance with applicable law.

       (d)  TO THE EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO
SECTION 10.4, BORROWER SHALL INDEMNIFY AGENT AND EACH BANK FOR THE FULL AMOUNT OF TAXES (INCLUDING, WITHOUT LIMITATION, WITHHOLDING TAXES) AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES AND OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.13) PAID BY AGENT OR SUCH BANK (AS THE CASE MAY BE) AND ALL LIABILITIES (INCLUDING PENALTIES, ADDITIONS TO TAX, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. SUCH INDEMNIFICATION SHALL BE MADE BY BORROWER WITHIN 15 DAYS FROM THE DATE AGENT OR SUCH BANK (AS THE CASE MAY BE) MAKES REQUEST THEREFOR AND PROVIDES BORROWER WITH A RECEIPT EVIDENCING PAYMENT THEREOF.

        (e) Tax Receipts, Refunds. Within 30 days after the date of any payment of Taxes or Other Taxes by or at the direction of Borrower, Borrower will furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. In the event that (i) Agent or any

Bank ever receives any refund, credit or deduction from any taxing authority or other Tribunal which the Agent or such Bank would not otherwise have been entitled to receive if Borrower had not paid the Taxes or Other Taxes as required by this Section 2.13 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by Agent or such Bank, as the case may be, in its sole discretion), and (ii) Agent or such Bank (as the case may be) determines that such refund, credit or deduction relates to such payment by Borrower of Taxes or Other Taxes, then Agent or Bank (as the case may be) shall pay to Borrower an amount equal to (A) any net reduction in taxes actually obtained by Agent or such Bank (as the case may be) and determined by Agent or such Bank to be attributable to such refund, credit or deduction, less (B) all reasonable expenses of Agent or Bank (as the case may be) attributable to such refund, credit or deduction. Agent and Banks shall not be obligated, in connection with any term or provision of this Section 2.13, to allow Borrower to obtain copies of or to review any tax returns or books or records of Agent or any Bank.

       (f) Change of Lending Office. Any Bank claiming any additional amounts payable pursuant to this Section 2.13 for Taxes or Other Taxes shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts, unless such Bank determines in good faith that such change would be disadvantageous to such Bank.

       (g) Reasonable Efforts. Agent and each Bank agree that they will take reasonable actions to avoid or to minimize amounts payable by Borrower under this Section 2.13; provided, however, that neither Agent nor any Bank shall be obligated by reason of this Section 2.13 to take any action which it, in good faith, determines would be disadvantageous to it, and neither the Agent nor any Bank shall be required to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Notwithstanding anything to the contrary in this Section 2.13, in no event shall Borrower ever be obligated to pay penalties assessed or interest applicable to past due Taxes or Other Taxes if and to the extent that such penalties or interest are due to Agent's or such Bank's (as the case may be) failure to comply with applicable laws.

                                  ARTICLE III

                            SECURITY AND GUARANTIES

       3.1 Security Documents. To secure, guaranty and otherwise ensure the full and timely performance of Borrower's and each other Loan Party's covenants set forth in this Agreement or in any other Loan Paper and to secure the repayment of the Notes and all other Obligations, except as otherwise provided in Sections 3.2 and 3.3 below, the Borrower agrees (a) to grant and assign, and cause each of its Subsidiaries to grant and assign, a fully perfected, valid Lien upon each item of Collateral owned by it subject to no other Lien except Permitted Liens and prior to all Liens except those Permitted Liens, if any, stipulated on Schedule 6 to be prior Liens or otherwise agreed to by the Required Banks in writing subsequent to the Closing

Date, and (b) to cause each of its Subsidiaries to execute and deliver to the Agent a full, unconditional and continuing Guaranty of the Obligations in form and substance satisfactory to Agent, provided, however, the Guaranties of Subsidiaries of Borrower which do not constitute Eligible Intermediate Subsidiaries, Eligible Operating Subsidiaries or De Minimis Subsidiaries shall be limited to the aggregate Indebtedness owed by such Person to the Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary including, without limitation (but without constituting authority to any such Person to incur Indebtedness which would otherwise result in violation of this Agreement) Indebtedness of the type described in Section 6.2(a)(i)(B).

       3.2 De Minimis Subsidiaries. Notwithstanding Section 3.1 above, the Assets of De Minimis Subsidiaries shall be excluded from the Collateral, and no De Minimis Subsidiary shall be required to grant or assign a Lien on any of its Assets as security for the Obligations; provided, however, that, promptly upon any Subsidiary ceasing to be a De Minimis Subsidiary, this
Section 3.2 shall no longer apply to such Subsidiary or its Assets and Borrower shall, and shall cause such Subsidiary to, promptly comply with the terms and provisions of Section 3.1.

       3.3 New Subsidiaries, Subsequently Acquired Collateral. Borrower shall, promptly after the formation or acquisition, notify Agent of the existence of any Subsidiary of the Borrower which is not identified as such on
Schedule 5 hereto and also shall, promptly upon request by Agent, cause each such Subsidiary (subject to Section 3.2 above and the following provisions of this Section 3.3) to execute and deliver (as appropriate) to Agent, for the benefit of the Banks, such Security Documents as Agent may, from time to time, in its discretion, request, all in form and substance satisfactory to Agent, to secure, guarantee and otherwise assure the full and timely payment and performance of the Obligations including, without limitation, (a) a Guaranty of the Obligations (which shall be joint and several with Borrower and each other Subsidiary of Borrower which is a Guarantor), and (b) such Security Documents as shall create valid and fully perfected, first priority Liens on all Assets of such Subsidiary (including the Securities issued to it by its own Subsidiaries and all Intercompany Notes and Intercompany Acquisition Notes payable to it by its own Subsidiaries and by any other Subsidiary of the Borrower, but excluding those Assets, if any, which are excluded from the definition of the term "Collateral" as set forth in this Agreement) subject to no other Lien except Permitted Liens and prior to all Liens except those Permitted Liens, if any, stipulated on Schedule 6 to be prior Liens or otherwise agreed to by the Required Banks in writing subsequent to the Closing Date. Notwithstanding the foregoing, however, no Subsidiary of the Borrower which does not constitute an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary shall be required to grant or assign a Lien on any of its Assets to secure the Obligations or to Guaranty any of the Obligations so long as it has not incurred any Indebtedness to the Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary [such as Indebtedness described in Section 6.2(a)(i)(B)] and it is wholly owned by an Eligible Intermediate Subsidiary, the Securities of which are subject to fully perfected, first priority Liens securing the Obligations, and all Intercompany Notes and Intercompany Acquisition Notes issued by it have been pledged by the Eligible Intermediate Subsidiary which is its parent to secure the Obligations and such Intercompany Notes and Intercompany Acquisition Notes are subject to fully perfected, first-priority Liens which secure the Obligations.

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
       3.4  Cash Collateral Account.

       (a) Cash Collateral. Upon the occurrence of an Event of Default and demand by Agent, or upon the occurrence of any Event of Default under
Section 8.1(f) or 8.1(g) without demand by Agent, Borrower shall, pursuant to
Section 8.3(a)(vi), promptly pay to Agent, in immediately available funds, an amount equal to 110% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Furthermore, in the event that, for whatever reason, the maturity of any Letter of Credit extends beyond the Revolving Loan Maturity Date, Borrower will promptly pay to Agent, in immediately available funds on the Revolving Loan Maturity Date, an amount equal to 110% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by Agent pursuant to this Section 3.2(a) shall be deposited by Agent in a deposit account maintained by Agent, or by any Bank selected by Agent in its discretion, for the benefit of Banks (the "Cash Collateral Account").

       (b) Security Interest. As security for the payment of all Reimbursement Obligations and for all other Obligations, Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to Agent (for the benefit of Banque Paribas and Banks), and creates in Agent's favor (for the benefit of Banque Paribas and Banks) a security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of Agent, and Borrower shall not have any right to withdraw or cause Agent to withdraw any funds deposited in the Cash Collateral Account. At any time and from time to time, upon Agent's request, Borrower promptly shall execute and deliver any and all such further agreements, documents, instruments and certificates, including financing statements, as may be necessary, appropriate or desirable in Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 3.2(b) and of the rights and powers herein granted. Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the Cash Collateral Account other than the Lien granted under this Section 3.2(b).

       (c) Application of Funds. Agent may, and shall upon request of Borrower, (i) apply any funds in, the Cash Collateral Account toward payment of Reimbursements Obligations when the same become due and payable if and to the extent that Borrower shall fail directly to pay such Reimbursement Obligations and (ii) after the date on which the Commitments of Banks shall have terminated, all Letters of Credit shall have expired and all Reimbursement Obligations shall have been paid in full, apply any proceeds remaining in the Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to Borrower.

       (d) Investment of Funds. Agent may invest the funds held in the Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (i) direct obligations of the U.S. or any agency thereof, or obligations guaranteed by the U.S. or any agency thereof and (ii) one or more types of other cash-equivalent investments as Agent may desire from time to time, in each case with such



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

maturities as Agent may specify, pending application of such funds toward payment of Reimbursement Obligations or of other Obligations as provided herein. All such investments shall be made in Agent's name for the account and benefit of Agent (provided, however, that Borrower shall be obligated to pay all taxes with respect to such investments) and shall be subject to Section 3.2(c). Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by Borrower, and Borrower agrees to indemnify and hold Agent and Banks harmless from and against any such losses or taxes. Agent may liquidate any investment held in the Cash Collateral Account in order to apply the proceeds of such investment toward payment of the Reimbursement Obligations or other Obligations then due and payable, as the case may be, without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which Borrower hereby agrees to reimburse Agent) as a result of such application.

       (e) Fees. Borrower shall pay to Agent or the Bank with whom the Cash Collateral Account has been established, for the account of Agent or such Bank (as applicable), the fees customarily charged by Agent or such Bank with respect to the maintenance of accounts similar to the Cash Collateral Account.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

       4.1  Initial Advance or Letter of Credit.  The obligations of the
Banks to make the initial Advance under the Revolving Loan Facility or of Banque Paribas to issue the initial Letter of Credit hereunder shall be subject to the prior satisfaction of each of the following conditions precedent:

       (a) Notes. The Revolving Notes shall have been duly executed by Borrower and delivered to Agent.

       (b) Security Documents. All Security Documents deemed necessary or appropriate by the Agent or Banks including, without limitation, an unconditional and irrevocable Guaranty of the Obligations duly executed by each of the Borrower's Subsidiaries subject to no limitations other than those, if any, agreed to in writing by the Required Banks and such Security Documents which are necessary or appropriate to create a fully perfected, valid Lien on each item of Collateral subject to no other Lien except Permitted Liens and prior to all Liens except those Permitted Liens, if any, stipulated on Schedule 6 to be prior Liens or otherwise agreed to by the Required Banks in writing subsequent to the Closing Date, all of which shall be in form and substance acceptable to the Agent and Banks and shall have been duly executed by the Borrower and the applicable Loan Parties (as appropriate) and delivered to Agent and, if and to the extent appropriate, filed and recorded.

       (c) Corporate Certificate. A Corporate Certificate in the form of Exhibit F hereto, appropriately completed, shall have been duly executed by the Borrower and each other Loan Party and certain of their respective officers, as indicated therein, and delivered to Agent. The resolutions of the Board of Directors of such corporation, the certificate or articles of incorporation of such corporation and the bylaws of such corporation shall be attached thereto shall be in form and substance reasonably satisfactory to Agent. In the event any Loan Party is not a corporation, such Loan Party shall deliver a certificate which is substantially the same as the Corporate Certificate attached as Exhibit F, modified in the manner that is appropriate to reflect such entity's status and to which shall be attached evidence of authorization which is comparable to board of directors resolutions and copies of all documents by which such Loan Party was created and is governed.

       (d) EBITDA Certificate. Agent shall have received an EBITDA Certificate, appropriately completed, dated as of the date of such Advance or date of issuance of any Letter of Credit or amendment thereto, and certified as to accuracy by a Financial Officer of Borrower which shall demonstrate that no EBITDA Overadvance is then existing or will result from the requested Advance or issuance of the Letter of Credit.

       (e) Good Standing and Authority. Certificates shall have been delivered to the Agent which have been issued by the appropriate Tribunal of each jurisdiction in which Borrower and each other Loan Party is incorporated or otherwise formed and of each other jurisdiction in which the Borrower and each other Loan Party transacts business if it is required to qualify in such jurisdiction to conduct business and if the failure to so qualify could cause a Material Adverse Effect, each dated a Current Date, to the effect that the Borrower or such other Loan Party is in existence, in good standing with respect to the payment of franchise and similar taxes and duly qualified to transact business in such jurisdiction.

       (f) Opinions of Counsel. A legal opinion of Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P., and other counsel reasonably acceptable to Agent as to matters relating to the law of jurisdictions and Tribunals other than the State of Texas or the U.S., as counsel for Borrower and the other Loan Parties, substantially in the form of Exhibit G attached hereto shall have been duly executed by such counsel and delivered to Agent.

       (g) UCC and Lien Searches. Search certificates from the Secretaries of State (or such other Tribunals as may be appropriate for UCC or other Lien searches) of Borrower and each of Borrower's Subsidiary's and each other Loan Party's state of incorporation or formation, the states where the Borrower's, each such Subsidiary's and each other Loan Party's chief executive offices are located and all other states in which the Borrower, any such Subsidiary or any other Loan Party transacts business setting forth all UCC filings, financing statements and other Lien filings against Borrower, any such Subsidiary or any other Loan Party, shall have been delivered to Agent, which certificates shall confirm that the Assets of Borrower, the such Subsidiaries and the other Loan Parties are free and clear of all Liens except Permitted Liens, if any.

       (h) Balance Sheets. The March 31, 1995 consolidating balance sheet of Borrower and each Consolidated Subsidiary, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries dated as of March 31, 1995, a Pro Forma consolidating balance sheet of Borrower and each Consolidated Subsidiary dated as of March 31, 1995, and a Pro Forma consolidated balance sheet of Borrower and its Consolidated Subsidiaries dated as of March 31, 1995, shall have been delivered to Agent, each of which shall be certified by a Financial Officer of Borrower and, with respect to the consolidating balance sheets and Pro Forma consolidating balance sheets, such balance sheets shall reflect, to the satisfaction of Agent, that (i) both before and after giving effect to the transactions contemplated by this Agreement (and assuming funding of the Revolving Loans in an amount equal to the greatest amount of principal which is projected by Borrower to ever be outstanding upon the Aggregate Revolving Loan Commitment), the Borrower and each Consolidated Subsidiary is, both as a separate entity and on a consolidated basis with its Subsidiaries, Solvent and
(ii) there has not occurred any material adverse change in the financial condition of Borrower or any of its Consolidated Subsidiaries since March 31, 1995.

       (i) Cash Flow Projections and Financial Statements. Consolidated cash flow projections of Borrower and its Consolidated Subsidiaries and other Financial Statements of Borrower and each of its Subsidiaries as Agent may request, for the seven year period following the Closing Date commencing with Fiscal Year 1994, shall have been delivered to the Agent, which projections and Financial Statements shall be certified by a Financial Officer of Borrower, and with respect to the projections and Financial Statements of each Subsidiary of Borrower, such cash flow projections shall reflect, to the satisfaction of Agent, that, both before and after giving effect to the transactions contemplated by this Agreement (and assuming funding of the Revolving Loans in an amount equal to the greatest amount of principal which is projected by Borrower to ever be outstanding upon the Aggregate Revolving Loan Commitment), the Borrower and each of its Subsidiaries is, both as a separate entity and on a consolidated basis with its Subsidiaries, Solvent.

       (j)  Fees.   All fees required to have been paid by Borrower pursuant
to this Agreement on any other Loan Paper shall have been paid (to the extent then due).

       (k) Insurance, etc. Borrower and each Subsidiary of Borrower shall have obtained and shall maintain insurance as required pursuant to Section 6.1(c) and Agent shall have received a letter from Alexander & Alexander (or another insurance broker for Borrower which is satisfactory to Agent) addressed to the Agent to the effect that the insurance set forth in Section 6.1(g) of this Agreement covers all Assets of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amount customarily insured against by such Persons and is insurance as is usually carried by such Persons.

       (l) No Material Adverse Effect. There shall not have occurred any event or events and there shall not exist any circumstance or circumstances which, individually or collectively, could cause a Material Adverse Effect.

       (m) No Litigation, etc. There are no investigations, actions, suits or proceedings pending or threatened in or before any Tribunal that could cause a Material Adverse Effect.

       (n) Environmental Reports. Agent shall have received reports addressed to Agent or upon which Agent is expressly entitled to rely, in form and substance reasonably satisfactory to

Agent, as to the environmental status of the Mortgaged Estates and such of the operating facilities and real estate holdings of Borrower and each Subsidiary of Borrower as may be acceptable to Agent, and the status of such environmental matters shall be reasonably satisfactory to Agent.

       (o) Landlord's Waivers. Agent shall have received, from each landlord who owns any real property leased by Borrower or any Subsidiary of Borrower on which tangible Assets of Borrower or any Subsidiary of Borrower which have a fair market value in excess of $2,000,000.00 are located (unless all of such Assets are excluded from the Collateral pursuant to the terms of this Agreement), a waiver, in form and substance satisfactory to Agent, of such landlord's interest in the Assets of Borrower or the applicable Subsidiary of Borrower.

       (p) Intercompany Notes and Intercompany Acquisition Notes. Agent shall have received the original Intercompany Notes and Intercompany Acquisition Notes, which promissory notes shall be in form and substance reasonably satisfactory to Agent and shall be endorsed to Agent and collaterally assigned to Agent as Collateral for the Obligations.

       (q) Stock Certificates and Stock Powers. Agent shall have received the original stock certificates (or other certificates, if any, issued with respect to Securities) evidencing the shares of each of the Borrower's Eligible Intermediate Subsidiaries and Eligible Operating Subsidiaries (to the extent such Securities are evidenced by certificates) together with blank stock powers relating thereto duly executed and delivered by the Borrower and each such Subsidiary of Borrower, as appropriate, with respect to each such Person's Subsidiaries which are Eligible Intermediate Subsidiaries or Eligible Operating Subsidiaries.

       (r) Proceedings Satisfactory. All proceedings taken in connection with the transactions contemplated by the Loan Papers shall be reasonably satisfactory to Agent, all Loan Papers shall be in form and substance reasonably satisfactory to Agent, and all legal matters incident to this Agreement and the other Loan Papers and the transactions contemplated by the Loan Papers shall be reasonably satisfactory to Jenkens & Gilchrist, a Professional Corporation, counsel to Agent.

       (s)  Closing Certificate.  A Closing Certificate in the form of
Exhibit H hereto, appropriately completed, shall have been executed by Borrower and certain of its officers, as indicated therein, and delivered to Agent.

       (t) Title Policies. Agent shall have received the Title Policies or unconditional and irrevocable commitments for the issuance of the Title Policies together with the agreement of each title company to issue its Title Policy upon recordation of the Mortgage, the Lien of which is to be insured by such Title Policy.

       (u) Surveys. Agent shall have received a survey covering each of the Mortgaged Estates and such other operating facilities and real estate holdings of the Borrower or any Subsidiary of Borrower as Agent may request, certified to Agent and acceptable to Agent.

       (v) Appraisals. Agent shall have received satisfactory appraisals of each of the Mortgaged Estates and such other operating facilities and real estate holdings of the Borrower or any Subsidiary of Borrower as Agent may request (excluding the Mortgaged Estates and facilities owned, respectively, by CHC-A of Midland, Inc. and CHC-B of Midland, Inc.).

       (w) Payment of the Prior Debt. Borrower will have provided for the full and final payment of the Prior Debt and shall have obtained the unconditional and irrevocable agreement of the holder of the Prior Debt to immediately execute and deliver to Agent releases for all Liens securing all or any part of the Prior Debt in form suitable for recordation and filing, as appropriate; provided, however, the Borrower shall have until June 30, 1995 to discharge (or replace with Letters of Credit issued pursuant to this Agreement) the letters of credit issued by CoreStates Bank, N.A. which constitute Prior Debt.

        4.2 Each Acquisition Advance. The obligation of Banks to make each Acquisition Advance under the Revolving Loan Facility shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent:

        (a) Covenant Compliance\EBITDA Limitation. Borrower and its Consolidated Subsidiaries must be in compliance with each of the covenants set forth in Sections 6.1 and 6.2 immediately prior to the Acquisition Advance and consummation of the Permitted Acquisition and on a Pro Forma basis immediately following the Advance and consummation of the Permitted Acquisition which shall be demonstrated in advance in writing as required in Section 4.(b) below and the amount of the Acquisition Advance shall not exceed three (3) times the EBITDA of the Hospital, Health Care Facility or Health Care Services Business to be acquired. To the extent the acquisition costs exceed three (3) times the EBITDA of the Hospital, Health Care Facility or Health Care Services Business to be acquired, such costs may be paid by Borrower from sources other than the Loans if such amounts are evidenced by an Intercompany Acquisition Note.

        (b) Permitted Acquisitions, Acquisition Documents. No Acquisition Advance shall be requested by the Borrower and none of the proceeds of any Advance shall be used by the Borrower to acquire or make any investment in any Person or to acquire or make any investment in the Assets of any Person unless
(i) such Acquisition or investment constitutes a Permitted Acquisition, and
(ii) Agent and the Banks have received, at least thirty (30) days prior to the Advance, all documentation relevant to the proposed Acquisition or investment including, without limitation, the purchase agreement (subject only to future modifications which are not material) and due diligence items (including, without limitation, satisfactory appraisals, environmental assessments, title commitments and surveys for all real property), and (iii) Agent and Banks have received, at least forty-five (45) days prior to the Advance, such Financial Statements (prepared on a Pro Forma basis) as the Agent may reasonably request. All documentation and Financial Statements must be in form and substance satisfactory to the Agent and Required Banks and shall demonstrate that the Acquisition or investment constitutes a Permitted Acquisition and, without limiting the generality of the foregoing, that the requirements of Section 4.2 above are satisfied.

       4.3 All Advances and Letters of Credit. The obligation of Banks to make any Advance and the obligation of Banque Paribas to issue any Letter of Credit (including, without limitation, the initial Advance or Letter of Credit) under any Facility shall be subject to the condition that each condition specified in Section 4.1 and Section 4.2 (if the requested Advance is an Acquisition Advance) shall previously have been and shall continue to be satisfied, whether or not any such condition was previously waived, and to the prior satisfaction of each of the following additional conditions precedent:

       (a) EBITDA Overadvance. After giving full effect to the requested Advance or issuance, renewal, extension or substitution of the Letter of Credit, no EBITDA Overadvance would result.

       (b) No Default. As of the date of the making of such Advance or issuance, renewal, extension or substitution of a Letter of Credit and after giving effect thereto, no Potential Default or Event of Default then exists or would exist.

       (c) Representations and Warranties. The representations and warranties contained in the Loan Papers (including, without limitation, those contained in Article V hereof and those relating to the information disclosed on the Schedules hereto) shall be true and correct in all material respects on the date such Advance is made or such Letter of Credit is issued, renewed, extended or substituted with the same force and effect as though made on and as of such date, except (with respect to an Advance or issuance, renewal, extension or substitution of a Letter of Credit proposed to be made on other than the Closing Date) to the extent that such representations or warranties are expressly by their terms made only as of the Closing Date or another specific date other than such date.

       (d) Covenants and Agreements. All covenants and agreements to have been complied with and performed by Borrower and each applicable Subsidiary of the Borrower or other Loan Party at the time of or prior to the making of such Advance or the issuance, renewal, extension or substitution of such Letter of Credit shall have been fully complied with and performed.

       (e) Loan Request Certificate. With respect to each Advance, the Loan Request Certificate relating thereto, appropriately completed and executed by Borrower in form and substance satisfactory to Agent, shall have been delivered to Agent.

       (f) Security Interests. Each item of Collateral shall be subject to a valid and enforceable and fully perfected Lien upon such item of Collateral subject to no other Lien except the Permitted Liens and prior to all Liens except those, if any, stipulated on Schedule 6 to the prior Liens or otherwise agreed to by the Required Banks in writing subsequent to the Closing Date.

       (g) Payment of the Prior Debt. With respect to all Advances made subsequent to June 30, 1995, Borrower shall have provided for the full and final payment of all Prior Debt and shall have obtained and, where appropriate, recorded or filed, releases for all Liens securing all or any part of the Prior Debt.

       (h) Additional Items. Such additional agreements, documents, instruments and certificates as Agent, Banks or Jenkens & Gilchrist, a Professional Corporation, counsel to Agent, may reasonably request to ensure or evidence the transactions contemplated by this Agreement and the other Loan Papers and compliance by Borrower and each other Loan Party with this Agreement and each other Loan Paper to which it is a party shall have been duly executed, where applicable, and delivered to Agent.

       4.4 Representation and Warranty. Each request for an Advance and each L/C Request Certificate shall constitute a representation and warranty by Borrower to Agent and Banks that all conditions precedent in this Article IV applicable thereto have been satisfied in full (both as of the date of the request and, unless the Agent and the Banks are otherwise notified by the Borrower in writing, as of the date of the Advance or issuance, renewal, extension or substitution of the Letter of Credit, as applicable). Each delivery of a Rollover Notice to Agent shall constitute a representation and warranty by Borrower to Agent and Banks that no Potential Default or Event of Default then exists (both as of the date of the notice and, unless the Agent and the Banks are otherwise notified by the Borrower in writing, as of the date of the Advance or issuance, renewal, extension or substitution of the Letter of Credit).

       4.5 Determinations Regarding Conditions Precedent. Except as may be expressly stated in this Article IV to the contrary, all determinations of compliance with applicable conditions precedent shall be made by Agent in good faith. If and to the extent that any Bank shall, in accordance with this
Article IV, have the right to make or be involved in any such determination, such Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each agreement, document, instrument or certificate or other matter to be consented to, satisfactory to, approved by or accepted by such Bank unless (a) an officer of Agent responsible for the administration of this Agreement and holding the position of Vice President or higher shall have received written notice from such Bank, prior to the relevant time and date, specifying its objection thereto, and (b) such objection shall not have been withdrawn by written notice to Agent.

       4.6 Waivers of Conditions Precedent. No waiver by the Agent or any Bank of any condition precedent to any Advance shall be effective unless such waiver is in writing and signed by the Required Banks. The Agent and Required Banks may condition their approval of any waiver of a condition precedent including, without limitation, the waiver of any condition precedent to an Acquisition Advance upon the payment by the Borrower of a fee or other consideration which the Agent and Banks, in their sole discretion, consider appropriate.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Agent and Banks, as follows:

       5.1  Organization, Standing, Qualification.  Except as disclosed on
Schedule 10, each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its State of formation, (b) has all requisite power, corporate or otherwise, to conduct its business and to execute, deliver and perform its obligations under this Agreement and the other Loan Papers to which it is a party, and (c) is duly qualified to transact business in each jurisdiction where the nature of its Assets or the conduct of its business requires such qualification and where the failure to so qualify could have a Material Adverse Effect.

       5.2  Authorization, Enforceability, etc.

       (a) The execution, delivery, and performance by the Borrower and the other Loan Parties of the Loan Papers to which each is a party have been duly authorized by all necessary action and do not and will not (i) violate any provision of any material agreement or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower or any other Loan Party is a party or by which it or any of its material Assets are bound or affected, (ii) result in, or require the creation or imposition of, any Lien (other than a Permitted Lien in favor of Agent and Banks) upon or with respect to any Collateral or any other Asset owned by Borrower or any Subsidiary, or (iii) except as may be disclosed on Schedule 10, result in a breach of, or constitute a default by Borrower or any Subsidiary or other Loan Party under, any indenture, loan or credit agreement or any other material contract, agreement, document or instrument to which it is a party or by which it or any of its Assets are bound or affected.

       (b) No approval, authorization, order, license, permit, franchise or consent of or registration, declaration, qualification or filing, and no lapse of a waiting period or lack of objection, with or from any Tribunal or other Person is required in connection with the execution, delivery and performance by Borrower or any Subsidiary or any other Loan Party of any Loan Paper to which it is a party or by which it or any of its Assets are bound or affected.

       (c) This Agreement has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable Debtor Relief Laws. The other Loan Papers to which the Borrower, any Subsidiary or any other Loan Party is a party, when duly executed and delivered by Borrower, such Subsidiary or such other Loan Party, will constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, subject to applicable Debtor Relief Laws. Except as disclosed on Schedule 10, the Security Documents, when duly executed and delivered by Borrower and each other Loan Party which is a party thereto, will create in favor of Agent and Banks a valid, first priority Lien on each item of the Collateral.

       5.3  Financial Statements and Business Condition.

       (a) Borrower's Financial Statements (including the Base Financial Statements) were prepared in accordance with GAAP and fairly present the consolidated and consolidating financial conditions and results of operations of Borrower and its Consolidated Subsidiaries as of, and for the Fiscal Year (or portion thereof, as the case may be) ending on, the date(s) thereof, subject to year-end adjustments (if applicable). There were no material liabilities, direct or indirect, fixed or contingent, of Borrower or any Consolidated Subsidiary as of the dates of Borrower's Financial Statements (including the Base Financial Statements) which are not reflected therein or in the notes thereto or which otherwise have not been disclosed to Agent and Banks in Schedule 10. Except for occurrences heretofore disclosed in writing to Agent and Banks and described in such disclosure as being adverse (if any), there has not occurred any material adverse change in the financial condition of Borrower or any Consolidated Subsidiary from the financial condition shown in the Base Financial Statements, and neither Borrower nor any Consolidated Subsidiary has incurred any material liability, direct or indirect, fixed or contingent except in the ordinary course of its business as currently conducted. No event or events have occurred, and no circumstance or circumstances exist, which, individually or collectively, has or could have a Material Adverse Effect.

       (b) The balance sheets referred to in Section 4.1(h) fairly present the financial conditions of Borrower, the Eligible Intermediate Subsidiaries, the Eligible Operating Subsidiaries and/or the Consolidated Subsidiaries, as the case may be, as of the dates thereof. Borrower's Pro-Forma balance sheets referred to in Section 4.1(h) reflect the transactions contemplated by this Agreement.

       5.4 Filing of Tax Returns. Each of Borrower, the Subsidiaries and the Loan Parties has filed all tax returns required to have been filed and has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it, to the extent the same have become due and payable. Borrower is not aware of any proposed tax assessment against it or any Subsidiary or other Loan Party, and all tax liabilities of each of Borrower, each Subsidiary and each other Loan Party are adequately provided for. No tax liability of Borrower, any Subsidiary or any other Loan Party has been asserted for taxes in excess of those already paid, except as is being contested by such taxpayer in good faith consistent with the requirements therefor set forth in Section 6.1 (e).

       5.5 Title to Properties: Prior Liens. Each of Borrower and the Subsidiaries has good and indefeasible title to all material Assets purported to be owned by it and each Loan Party has good and indivisible title to each item of Collateral purported to be owned by it (except for minor defects in title and minor encumbrances not in any case materially detracting from the value of the Assets affected thereby). As of the Closing Date, no Person has any right, title or interest in or to, or Lien against, the Collateral, except for Permitted Liens. No Permitted Liens described in clause (e) of the definition of such term will be prior or superior to the Liens of the Security Documents when such Security Documents are duly filed or recorded, as appropriate unless expressly stipulated on Schedule 6 to be Prior Liens.

       5.6 Leases. All material real property leases under which Borrower or any Subsidiary is lessee or tenant are in full force and effect, and there does not exist any default or potential default thereunder by which any such lease could be terminated. Each such lease existing as of the Closing Date is identified on Schedule 10 attached hereto and copies of all such leases and all amendments and supplements thereto shall be furnished to Agent upon request.



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       5.7  Ownership of Borrower and Subsidiaries.  As of the Closing Date, the
ownership (record and beneficial) of Borrower and the Subsidiaries is accurately set forth on Schedule 5 attached hereto.

       5.8 Solvency. Each of Borrower and the Subsidiaries is, both as a separate entity and on a consolidated basis with its Subsidiaries, and both before and after giving effect to the transactions contemplated by this Agreement, Solvent.

       5.9 Business, Compliance. Each of Borrower and the Subsidiaries has performed and complied with all material obligations required to be performed or complied with by it, and is not in default (to the extent it could be materially and adversely affected) under any license, permit, order, authorization, grant, contract, agreement or regulation material to its business to which it is a party or by which it or any of its Assets are bound or affected. The businesses and operations of each of Borrower and the Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all Tribunals, except for such conduct which would not result in a Material Adverse Effect.

       5.10 Licenses, Permits, etc. Borrower and each Subsidiary possesses such valid Proprietary Rights and consents, authorizations, licenses, permits, accreditation, exemptions and orders of Tribunals or otherwise (including, without limitation, accreditation by JCAHO, except for the following: CHC-A of Midland, Inc., which is not accredited by JCAHO; and CHC-B of Midland, Inc. which shall not be accredited by JCAHO until the expiration of eighteen (18) months after the date on which the Hospital being constructed by such Person is completed and placed in operation; and accreditation and certification as providers of health care services eligible to receive payment and compensation and to participate under Medicare and Medicaid) as are necessary or appropriate to carry on its business as now being or currently proposed to be conducted. Schedule 10 contains a description of all Proprietary Rights of Borrower and each Subsidiary existing as of the Closing Date that are material to such Person's business and disclosure of the Person that owns the rights thereto.

       5.11  Litigation, Proceedings, etc.  Except as otherwise provided in
Schedule 10, there are no investigations, actions, suits, proceedings, orders or injunctions pending or threatened against or affecting Borrower, any Subsidiary, any other Loan Party or the Assets of any such Person, at law or in equity, or before or by any Tribunal which (a) either has had or could reasonably be expected to have a Material Adverse Effect, or (b) is either related or could reasonably be expected to relate to the Loans, the Commitments, the Facility or the other transactions contemplated by the Loan Papers, and no accidents, acts or actions have occurred which involve any claim which is not fully covered by insurance or for which adequate reserves have not been established which are reflected in the Base Financial Statements. Neither Borrower, any Subsidiary nor any other Loan Party is in default with respect to any order, writ, injunction or decree of any Tribunal, which default could cause a Material Adverse Effect.

       5.12 Plans. As of the Closing Date, Schedule 10 identifies all Plans and, except as set forth on Schedule 10, each such Plan has been maintained at all times in compliance, in all material respects, with its provisions and applicable law, including, without limitation,



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compliance with the applicable provisions of ERISA.  As of the Closing Date,
(a) none of the Plans is an "employee stock ownership plan" as defined in
Section 4975(e)(7) of the Code, (b) except to the extent described on Schedule 10, no Group Member has provided, or agreed to provide, medical benefits to any former employee or dependent of such employee for periods subsequent to the severance of such employee's employment, other than as specifically required under Section 4980B of the Code, and (c) except as set forth on Schedule 10, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Without limiting the generality of any other provision hereof, neither the Borrower, any Subsidiary nor any other Loan Party is directly or indirectly or contingently liable with respect to any "employee benefit plan" as defined in Section 3(3) of ERISA with respect to which the Borrower or any other Person which is a member of a "controlled group" that includes or is under common control with the Borrower, within the meaning of Sections 414(b) and (c) of the Code, is a party or bound or with respect to which the Borrower or any such Person shall have any direct or indirect or contingent liability.

       5.13  Chief Executive Office; Locations of Collateral, Trade Names.
The chief executive office and principal place of business of Borrower, each Subsidiary of Borrower and each other Loan Party are located in Harris County, Texas, or at such other location as is shown on Schedule 10. As of the Closing Date, the present and foreseeable locations of the offices and facilities of Borrower and each Subsidiary of Borrower and all of the tangible Collateral and the books and records relating to the Collateral, and all assumed or trade names of Borrower, each Subsidiary of Borrower and each Loan Party or any division of any such Person, are set forth on Schedule 10.

       5.14 Federal Reserve Regulations. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

       5.15 Fiscal Year. The Fiscal Year of Borrower and each of its Subsidiaries ends on December 31st.

       5.16  Environmental Matters.

       (a) Each of the Borrower, the Subsidiaries of Borrower and the other Loan Parties is in compliance, in all material respects, with all Environmental Laws.

       (b) There are no presently outstanding complaints that Borrower or any Subsidiary of Borrower or other Loan Party is now or at any time prior hereto was in violation of any Environmental Law. There are no administrative or judicial proceedings presently pending or any administrative or judicial proceedings threatened by a Tribunal against Borrower, any Subsidiary of Borrower or any other Loan Party pursuant to any Environmental Law, and there is no claim presently outstanding against Borrower, any such Subsidiary or any other Loan Party which was asserted pursuant to any Environmental Law.



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

       (c) Except as may be disclosed on Schedule 10, there are no facts or circumstances known to Borrower or any Subsidiary of Borrower or other Loan Party that could reasonably form the basis of any claim against Borrower, any such Subsidiary or any other Loan Party under any Environmental Law, including, but not limited to, any claim arising from past or present environmental practices asserted under CERCLA, RCRA, the Clean Air Act, the Clean Water Act or any other Federal, State or local Environmental Law.

       5.17 Labor Disputes. Except as may be set forth on Schedule 10, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of Borrower, any Subsidiary of Borrower or any other Loan Party, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, and
(c) to Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of Borrower, any such Subsidiary or any other Loan Party. There is no pending or, to Borrower's knowledge, threatened strike, work stoppage, unfair labor practice claim or other labor dispute against or affecting Borrower, any Subsidiary of Borrower or any other Loan Party or their respective employees which would be likely to have a Material Adverse Effect.

       5.18 Subsidiaries. Except as identified on Schedule 5, as of the Closing Date the Borrower has no Subsidiaries. As of the Closing Date, all Eligible Intermediate Subsidiaries, Eligible Operating Subsidiaries, Consolidated Subsidiaries and De Minimis Subsidiaries are identified on
Schedule 5. Except as may be expressly stated to the contrary on Schedule 5, as of the Closing Date all Subsidiaries of Borrower are Consolidated Subsidiaries.

       5.19 Investment Company Act, Public Utility Holding Company Act. Neither the Borrower, any Subsidiary of Borrower nor any other Loan Party is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

       5.20 Common Benefit. Borrower and all Subsidiaries of Borrower are members of an affiliated group. Borrower and each Subsidiary of Borrower expect to derive substantial benefit (and Borrower and each Subsidiary of Borrower may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans and the other transactions contemplated by this Agreement and the other Loan Papers. Each Subsidiary of Borrower will receive reasonably equivalent value in exchange for the Collateral and Guaranty being provided by it as security for the payment and performance of the Obligations. By contract, Borrower provides cash management and related services to its Subsidiaries.

       5.21 Burdensome Contracts; Certain Contracts with Account Debtors. Neither Borrower, any Subsidiary of Borrower nor any other Loan Party is a party to, or bound by, any agreement, contract or Plan which is materially burdensome (taking into consideration any benefits provided thereby) and which has, or is expected to have, a Material Adverse Effect.



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

       5.22 Intercompany Notes and Intercompany Acquisition Notes. The Intercompany Notes and Intercompany Acquisition Notes evidence all Indebtedness advanced by the payees thereof to the makers thereof, and the Indebtedness evidenced thereby was, or may hereafter be, incurred to finance Acquisitions made by such makers or to capitalize such makers or arose, or may hereafter arise, from the cash management system maintained by Borrower and its Subsidiaries.

       5.23  Health Care Proceedings.  Except as may be disclosed on
Schedule 10, there is no pending investigation of Borrower or any Subsidiary by JCAHO, which investigation is not otherwise conducted in the ordinary course of business and no criminal, civil or administrative action, audit, or investigation by a fiscal intermediary or by the federal government or any other Tribunal exists or is threatened with respect to Borrower or any Subsidiary which could reasonably be expected to adversely affect Borrower's or any Subsidiary's (a) right to receive a material portion of Medicare and Medicaid reimbursement to which it would otherwise be entitled, or (b) right to participate in the Medicare and Medicaid programs, or which could otherwise have a material adverse effect on the receipt of Medicare and Medicaid reimbursements by Borrower or any Subsidiary, and neither Borrower nor any Subsidiary is subject to any pending but unassessed Medicare or Medicaid claim-payment adjustments, except to the extent Borrower or such Subsidiary has established adequate reserves for such adjustments in accordance with GAAP.

       5.24 Senior Debt. The Obligations and all renewals, amendments, modifications, supplements, extensions, refundings or refinancings of any of the Obligations, constitute "Senior Indebtedness" of the Borrower (as such term is defined in Article IX of the Note Purchase Agreement described on Schedule
7), and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness."

       5.25 Full Disclosure. No information, exhibit or written report furnished by or on behalf of Borrower or any Subsidiary or any other Loan Party to Agent or any Bank in connection with this Agreement or the transactions contemplated hereby contains any material misstatement of fact or omits the statement of a material fact necessary to make the statements contained herein or therein not misleading.

                                 ARTICLE VI

                                  COVENANTS

       6.1 Affirmative Covenants. So long as any portion of the Obligations remains unpaid or unperformed or any Bank is committed to make any Loan or issue any Letter of Credit or any Letter of Credit remains outstanding hereunder:

       (a) Payment and Performance of Obligations. Borrower shall pay all principal, interest, fees and other charges with respect to the Obligations when and as the same become due and payable in accordance with the Loan Papers and shall strictly observe and perform, or cause to be observed and performed, all covenants, agreements, terms, conditions and limitations contained in the Loan Papers applicable to it or any Subsidiary of Borrower or other Loan Party and shall do all things necessary to prevent the occurrence of any default thereunder.

       (b) Maintenance of Existence, Qualification and Assets. Borrower shall at all times maintain, and cause each Subsidiary of Borrower (other than Subsidiaries which are not Eligible Intermediate Subsidiaries, Eligible Operating Subsidiaries or De Minimis Subsidiaries and which are not obligated upon any Indebtedness owed to Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary or De Minimis Subsidiary) to maintain (i) its legal existence, (ii) its qualification to transact business and good standing in all jurisdictions where the nature of its Assets or the conduct of its business requires such qualification and where the failure to so qualify could cause a Material Adverse Effect, and (iii) its material Assets (exclusive of obsolete Assets) in proper repair, working order and condition, ordinary wear and tear excepted.

       (c) Maintenance of Insurance. Borrower shall at all times maintain, and cause each Subsidiary of Borrower to maintain, insurance covering such risks and in such amounts as is customarily maintained by businesses similarly situated, including, without limitation, insurance covering the following in such amounts as Agent may reasonably determine to be appropriate: (i) workmen's compensation insurance, except as may be provided in Section 6.1(k);
(ii) commercial general liability (which includes property damage insurance) in respect of all activities in which such Person might incur personal liability for the death or injury of any third Person, or damage to or destruction of another's property; (iii) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and (iv) comprehensive automobile liability insurance.

       (d) Maintenance of Security. Borrower shall execute and deliver, or cause to be executed and delivered by the appropriate Subsidiary of Borrower or other Person, to Agent all Security Documents and shall take such other actions, as Agent deems necessary or appropriate in order to maintain valid, enforceable and perfected Liens (subject to no Lien other than Permitted Liens and prior to all Liens other than those Permitted Liens, if any, which are stipulated on Schedule 6 to be prior Liens or otherwise agreed to by the Required Banks in writing subsequent to the Closing Date) in favor of Agent on all Collateral, including any Collateral acquired after the date of this Agreement, securing the Obligations.

       (e) Payment of Taxes and Claims. Borrower shall pay, and shall cause each Subsidiary of Borrower to pay, all taxes imposed upon it or any of its Assets or with respect to any of its franchises, businesses, income or profits and shall cause each other Loan Party to pay all taxes imposed on any Collateral owned (or purported to be owned) by it, before any penalty or interest accrues thereon and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a vendor's Lien or landlords', mechanics', laborers', materialmen's, operator's, statutory or other similar Lien affecting any of its Assets or, in the case of other Loan Parties, the Collateral owned by any such Person (or purported to be owned by it); provided, however, that neither Borrower, any Subsidiary of Borrower nor any other Loan Party shall be required to pay any such taxes or claims if and to the extent that (i) the amount,



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applicability or validity thereof is currently (at the time in question) being contested in good faith by appropriate action promptly initiated and diligently conducted, and (ii) such Person shall have set aside on its books cash reserves (segregated to the extent required by GAAP) that are adequate for the payment of such taxes or claims; and provided, further, that all such taxes, penalties, interest and claims shall in any event be paid forthwith upon the commencement of any proceedings to foreclose any Lien which may have attached as security therefor. Borrower shall promptly notify Agent of any taxes or claims contested by Borrower, any Subsidiary of Borrower or any other Loan Party and the circumstances relating thereto, in detail reasonably satisfactory to Agent.

       (f) Compliance with Laws and Documents. Borrower shall comply, and shall cause each Subsidiary of Borrower and each other Loan Party to comply, in all material respects, with the provisions of any and all laws, rules, regulations, orders, Governmental Requirements and agreements material to its businesses and operations, including, without limitation, all Environmental Laws and all applicable rules and regulations of JCAHO (except for CHC-A of Midland, Inc., which is not JCAHO accredited, and CHC-B of Midland, Inc. which shall not be accredited by JCAHO during the period which ends eighteen (18) months after the date the Hospital being constructed by such Person is completed and becomes operational), Medicare and Medicaid, and shall maintain or cause to be maintained its ability to fully perform its obligations thereunder. With respect to any Plan of any Group Member which is subject to the minimum funding standards of ERISA, Borrower shall cause such Group Member to at all times make prompt payments of contributions required to be made to meet such minimum funding standards.

        (g) Inspections. Borrower shall, at any reasonable time and from time to time during business hours, after Agent shall have given Borrower one Business Day's prior notice, permit, and shall cause each Subsidiary of Borrower to permit, any agents or representatives of Agent or any Bank to inspect any of Borrower's or such Subsidiary's Assets and to examine and make copies of and abstracts from its records and books of account and to discuss its affairs, finances and accounts with any of its officers, employees or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with Agent and Banks and their agents and representatives, the affairs, finances and accounts of Borrower and its Subsidiaries). The foregoing rights of the Agent and Banks shall be subject to the rights of patients to maintain the confidentiality of their medical records.

       (h) Records. Borrower shall keep, and shall cause each Subsidiary of Borrower to keep, adequate books and records reflecting all financial transactions of such Person, in which complete entries shall be made in accordance with GAAP.

       (i) Expenses. Borrower shall promptly pay, from time to time upon request made by Agent, any and all costs, fees and expenses paid or incurred by Agent, Banks or Banque Paribas incident to (i) this Agreement or any other Loan Paper or any amendment thereto or the filing or recordation, if appropriate, thereof (including, without limitation, the fees and expenses of Agent and Banque Paribas and counsel to Agent and Banque Paribas incurred in connection with the negotiation, preparation, execution and administration of the Loan Papers or any amendment thereto and the filing or recordation, if appropriate, of any Loan Papers), and (ii) the



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

syndication of the Loans or Commitment by Agent or Banque Paribas. In addition, Borrower shall promptly pay, from time to time upon request made by Agent after the occurrence of a Potential Default or an Event of Default, any and all costs, fees and expenses incurred by Agent or any Bank incident to (A) the collection and enforcement of the Obligations and the Loan Papers, (B) the exercise of any right or remedy under or with respect to the Obligations and the Loan Papers, and (C) the defense or prosecution of any action, suit or proceeding under or with respect to the Obligations and the Loan Papers. Without limiting the obligations of Borrower under the preceding sentence, each Bank shall endeavor in good faith to mitigate the costs, fees and expenses for which Borrower is liable under the preceding sentence, by engaging the services of one common counsel on behalf of all Banks in each applicable jurisdiction, but only if and to the extent that, and for such period of time as such Bank determines, in its sole discretion, that the use of such common counsel is consistent with its best interests under the circumstances.

       (j) Maintenance of Assets. Borrower shall maintain, and shall cause each Subsidiary of Borrower (other than Subsidiaries which are not Eligible Intermediate Subsidiaries, Eligible Operating Subsidiaries or De Minimis Subsidiaries and which are not obligated on any Indebtedness owed to Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary or De Minimis Subsidiary) to maintain, all Proprietary Rights and other Assets material to the conduct of its business as heretofore or to be conducted by it.

       (k) Workers' Compensation. If and to the extent that Borrower or any Subsidiary of Borrower is or becomes a non-subscriber under any applicable workers' compensation statute, Borrower shall, and shall cause each such Subsidiary to, consistently take all reasonable precautions as may be necessary or appropriate to minimize the risk of loss to Borrower or such Subsidiary associated with, or arising from, claims that would otherwise be covered by such workers' compensation statute if Borrower or such Subsidiary had continued to subscribe under such statute.

       (l) Further Assurances. Borrower and each Subsidiary of Borrower shall execute and deliver, or shall cause to be executed and delivered, any and all other and further agreements, documents, instruments and certificates as, in the judgment of Agent, may be necessary or appropriate to more effectively evidence or secure the Obligations and the performance of the terms and provisions of the Loan Papers (subject, however, to the limitations set forth in Sections 3.2 and 3.3).

       (m) Maintenance of Solvency. Borrower shall, from time to time, take all actions as may be necessary or appropriate to ensure that each Subsidiary of Borrower is and remains, at all times, both as a separate entity and on a consolidated basis with its Subsidiaries, Solvent; provided, however, that Borrower shall not take any such actions (i) if and to the extent that taking such actions would cause Borrower not to be Solvent or would cause a Potential Default, or an Event of Default, or (ii) after the occurrence of a Potential Default or an Event of Default without the prior written consent of Agent. Furthermore, the obligation of Borrower pursuant



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to this Section 6.1(m) shall be subordinate and junior, in all respects, to the rights of Banks to receive any and all payments with respect to the Obligations (including all Guaranties of the Obligations by Borrower's Subsidiaries), and no Subsidiary of the Borrower, no creditor of any such Subsidiary (other than Agent and Banks) and no other Person (other than Agent and Banks) acting by or through any such Subsidiary shall have any rights with respect to this Section 6.1(m) or may enforce the terms or provisions of this Section 6.1(m).

       (n) Ownership of Consolidated Subsidiaries. Borrower shall ensure that each Eligible Intermediate Subsidiary and each Eligible Operating Subsidiary remains a Consolidated Subsidiary, and Borrower shall ensure that each other currently existing Consolidated Subsidiary (other than Subsidiaries which are not Eligible Intermediate Subsidiaries, Eligible Operating Subsidiaries or De Minimis Subsidiaries and which are not obligated upon any Indebtedness owed to Borrower or to an Eligible Intermediate Subsidiary, Eligible Operating Subsidiary or De Minimis Subsidiary) remains a Consolidated Subsidiary. Furthermore, Borrower shall insure that each of Borrower's Subsidiaries which does not constitute an Eligible Intermediate Subsidiary or an Eligible Operating Subsidiary is a Subsidiary of an Eligible Intermediate Subsidiary which is wholly-owned by Borrower and/or another Eligible Intermediate Subsidiary, and all Securities of any Eligible Intermediate Subsidiary which holds an ownership interest in any such Person shall be subject to fully perfected, first priority Liens which secure the Obligations, and the Borrower and each Eligible Intermediate Subsidiary which holds an ownership interest in any such Person shall have granted, as security for the Obligations, a fully perfected, first-priority Lien on all Intercompany Notes and Intercompany Acquisition Notes payable to it including, without limitation, the Intercompany Notes and Intercompany Acquisition Notes which are payable to it by such Person.

       (o) Rank of Obligations. Borrower shall, and shall cause each Subsidiary of Borrower to, do all things necessary to ensure that their respective Obligations under this Agreement and the other Loan Papers rank, and at all times shall rank (i) at least pari passu in right of payment with all other (if any) senior, unsubordinated Indebtedness of Borrower or any Subsidiary of Borrower, and (ii) with respect to the Collateral, senior to all other Indebtedness of Borrower or any Subsidiary of Borrower except for those items, if any, which are specified on Schedule 6 to be Permitted Liens which are the senior to the Liens which secure the Obligations.

       (p) Management Letters. Borrower shall, and shall cause its Subsidiaries to, promptly implement the recommendations contained in any management or similar letter delivered to the Borrower or any Subsidiary of Borrower by its accountants unless the board of directors (or Persons holding comparable authority) of such Person finds in a written resolution that to implement such recommendations would be impractical or unreasonable or not otherwise in the best interest of such Person.

       (q) Maintenance of Business. Borrower shall, and shall cause each of its Subsidiaries (other than Subsidiaries which are not Eligible Intermediate Subsidiaries, Eligible Operating Subsidiaries or De Minimis Subsidiaries and which are not obligated upon any Indebtedness owed to Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary or



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De Minimis Subsidiary) to, continue and preserve in all material respects (i)
the nature of its activities and operations as they exist on the Closing Date, including, without limitation, the maintenance of all licenses and permits necessary for the conduct of such business, its accreditation by JCAHO [except for CHC-A of Midland, Inc. and CHC-B of Midland, Inc. until the expiration of eighteen (18) months following the date on which the Hospital being construction by such Person is completed and placed in operation] or any equivalent authority over hospitals, and (ii) its qualification as a provider of health care services eligible for compensation under Medicare and Medicaid and equivalent programs; provided, however, Borrower may close its operations at 3201 Sage Street, Midland, Texas, upon completion of the Midland Hospital Project, and increase the operations of CHC-B of Midland, Inc. in connection with the Midland Hospital Project.

       (r) Intercompany Notes and Intercompany Acquisition Notes. All Indebtedness owed by any Subsidiary of Borrower to the Borrower or to any other Subsidiary of Borrower (other than that described in clause (c) of the definition of Permitted Indebtedness and similar Indebtedness that may, from time to time, be owing by one Subsidiary of the Borrower which is not an Eligible Operating Subsidiary to another such Subsidiary) shall be evidenced by an Intercompany Note or Intercompany Acquisition Note, and all Intercompany Notes and Intercompany Acquisition Notes (a) shall contain terms and provisions substantially identical to the terms and provisions contained in the forms of Intercompany Notes which are attached hereto as Exhibit K-1 and Exhibit K-2, as applicable, or the form of Intercompany Acquisition Note which is attached hereto as Exhibit K-3 and made a part hereof for all purposes, (b) shall at all times remain expressly subordinate and inferior, pursuant to terms and provisions satisfactory to Agent, to the payment of the Obligations including, without limitation, all Guaranties of the Obligations given by Subsidiaries of the Borrower (all Intercompany Acquisition Notes and all Intercompany Notes other than those Intercompany Notes payable to the Borrower or to an Eligible Intermediate Subsidiary or to an Eligible Operating Subsidiary which holds an ownership interest in the maker of any such promissory note shall at all times, remain expressly subordinate to all other Intercompany Notes pursuant to terms and provisions essentially identical to those contained in the forms of Intercompany Notes as attached Exhibit K-1 and Exhibit K-2, as applicable, or the form of Intercompany Acquisition Note attached as Exhibit K-3), (c) each Intercompany Note which is payable to the Borrower or to an Eligible Intermediate Subsidiary or to an Eligible Operating Subsidiary which holds an ownership interest in the maker of such promissory note by an Eligible Intermediate Subsidiary or an Eligible Operating Subsidiary shall be secured by valid and fully perfected Liens on the same Assets of the maker of such Intercompany Note which constitute Collateral under this Agreement, (d) all Intercompany Notes which are payable to the Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary by a Subsidiary of the Borrower which is not an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary shall be secured by such Subsidiaries' Receivables, as contemplated by Section 6.2(a) below (provided, however, all Liens securing any such Intercompany Note shall be and remain subordinate and inferior, pursuant to terms and provisions satisfactory to Agent, to the Liens which secure the Obligations including, without limitation, Guaranties of the Obligations given by the Borrower's Subsidiaries), and (e) all Intercompany Acquisition Notes, all Intercompany Notes owed by an Eligible Operating Subsidiary to another Eligible Operating Subsidiary which does not hold an ownership interest in the maker of such promissory note and those Intercompany Notes payable by a Subsidiary of the Borrower which is not an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary to another such Subsidiary shall be unsecured and shall be subordinate to the Obligations (including, without limitation, Guaranties of the Obligations given by Subsidiaries of the Borrower) and shall be unsecured.

       6.2 Negative Covenants. So long as any portion of the Obligations remains unpaid or unperformed or any Bank is committed to make any Loan or issue any Letter of Credit or any Letter of Credit remains outstanding hereunder:

       (a) Limitation on Indebtedness. Borrower shall not, and shall not permit any Subsidiary of the Borrower to, create, incur, assume, have outstanding, act as surety with respect to or provide a Guaranty with respect to any Indebtedness except Permitted Indebtedness; provided, however:

            (i) Subsidiaries of the Borrower which are not Eligible Intermediate Subsidiaries or Eligible Operating Subsidiaries may incur other Indebtedness if (A) the holder of such Indebtedness is not the Borrower or another Subsidiary of Borrower, or (B) in the event the holder of such Indebtedness is the Borrower or another Subsidiary of the Borrower, (1) such Indebtedness is evidenced by an Intercompany Note,
       (2) such Indebtedness was incurred prior to the Closing Date or, if it is incurred after the Closing Date, it is senior to all Indebtedness of such Subsidiary other than the Obligations (or such Subsidiary's Guaranty of such Obligations), (3) it is secured by a valid, fully perfected, first priority Lien upon the Receivables of such Subsidiary, and (4) the principal amount outstanding on such Indebtedness does not at any time exceed an amount expressed in U.S. Dollars, equal to seventy-five percent (75%) of such Subsidiary's Eligible Receivables [(or, with respect to Psychiatric Healthcare Corporation of Louisiana and Psychiatric Healthcare Corporation of Missouri, an amount expressed in U.S. Dollars, equal to ninety percent (90%) of the PHC Eligible Receivables owned by such Person (provided, however, that the aggregate amount of such Indebtedness owed by both such Persons shall not exceed $5,000,000) and, with respect to each such Person, and an amount equal to any PHC Subsidiary Dividends made by each Person]; provided that, in the case of a Subsidiary of Borrower which has, as its Subsidiary or Subsidiaries, one or more Persons which are not either Eligible Intermediate Subsidiaries or Eligible Operating Subsidiaries, such Intermediate Subsidiary of Borrower may incur Indebtedness pursuant to this Section 6.2(a)(1)(B) in an aggregate amount equal to seventy-five percent (75%) of the Eligible Receivables of its Subsidiaries which are not Eligible Intermediate Subsidiaries or Eligible Operating Subsidiaries to the extent that such Subsidiaries are permitted to incur Indebtedness under this Section 6.2(a)(i)(B).


            (ii) Borrower may enter into a Guaranty of the Indebtedness owed by a Subsidiary which is not an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary if, but only if, such Guaranty is unsecured and qualifies as Additional Subordinated Debt and the Indebtedness which is guaranteed is owed by such Subsidiary to a Person which is not another Subsidiary of Borrower; and

            (iii) Borrower and Eligible Intermediate Subsidiaries and Eligible Operating Subsidiaries may enter into Guaranties of lease obligations owed by Subsidiaries which are not Eligible Intermediate Subsidiaries or Eligible Operating Subsidiaries (both Capital Leases and operating leases) if the total amount of such Indebtedness for which the Borrower and all Eligible Intermediate Subsidiaries and Eligible Operating Subsidiaries are liable does not, at any time, exceed five percent (5%) of the book value of the total Assets of all Eligible Intermediate Subsidiaries and Eligible Operating Subsidiaries, determined on a consolidated basis, with the amount of such Indebtedness being calculated over the duration of the applicable leases, discounted to a current value using a discount rate equal to the applicable Treasury Rate.

       (b) Ownership of Subsidiaries. Borrower shall not permit any change in the ownership of any Subsidiary of the Borrower (other than Subsidiaries which are not Eligible Intermediate Subsidiaries, Eligible Operating Subsidiaries or De Minimis Subsidiaries and which are not obligated upon any Indebtedness owed to Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary or De Minimis Subsidiary).

       (c) Current Ratio. Giving Pro-Forma Effect to any Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, Borrower shall not permit the ratio of (i) the sum of (A) the current Assets of Borrower and its Consolidated Subsidiaries plus (B) the amount by which the lesser of (1) the Aggregate Revolving Loan Commitment or
(2) the product obtained by multiplying three (3) times the sum calculated by adding the EBITDA determined separately on a ProForma basis as of the date of determination for each of the Eligible Operating Subsidiaries, exceeds the aggregate principal amounts then outstanding on the Revolving Notes plus the aggregate undrawn face amounts of all Letters of Credit which are then outstanding, to (ii) current liabilities of Borrower and its Consolidated Subsidiaries to be less than 1.5 to 1. Notwithstanding the foregoing, current liabilities of Borrower and its Consolidated Subsidiaries shall not be deemed to include the Loans merely because the stated maturity date for the Loans or any portion thereof does not extend beyond one (1) year.

       (d) Minimum Total Equity. Giving Pro-Forma Effect to any Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, Borrower and the Consolidated Subsidiaries shall at all times maintain consolidated stockholders' equity equal to such Persons' consolidated stockholders' equity existing as of December 31, 1994 plus ninety-five percent (95%) of the sale proceeds (net of issuing costs) from the issuance by the Borrower or any Subsidiary of Borrower of its own Securities (other than Securities issued to Borrower or a Subsidiary of Borrower) plus fifty percent (50%) the positive net income determined on a consolidated basis with respect to the Borrower and the Consolidated Subsidiaries for each of Borrower's Fiscal Years ending subsequent to December 31, 1994; provided, however, that for purposes of this Section 6.2(d), the following non-cash charges shall not be deducted from earnings for purposes of calculating net income, (i) if the Hospital currently owned by CHC-A of Midland, Inc. is sold or closed following completion of the Hospital being constructed by CHC-B of Midland, Inc., up to $2,000,000 of any non-cash writeoff that may result from the sale or closure of such Hospital, (ii) the unamortized portion of any deferred financing costs which may be incurred by Borrower in connection with the Subordinated Debt up to, but not to exceed, $3,500,000, and (iii) up to $300,000 of any unamortized charges which may be incurred by Metropolitan Hospital, L.P. in connection with the discharge of the Prior Debt.

       (e) Interest Coverage Ratio. Giving Pro-Forma Effect to any Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, Borrower shall not, on the last day of any quarter of Borrower's Fiscal Year, permit the ratio of (i) EBITDA, to (ii) Interest Expense (all of which shall be determined on a consolidated basis for the Borrower and Consolidated Subsidiaries based on the immediately preceding consecutive twelve month period) to be less than the ratio set forth below as being applicable to determinations made during the period specified beside such ratio:

             Closing Date - 6/30/95                       1.85 to 1.00
             7/1/95 - 9/30/95                             1.95 to 1.00
             10/1/95 and thereafter                       2.00 to 1.00

        (f) Fixed Charge Coverage Ratio. Giving Pro-Forma Effect to any Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, Borrower shall not, on the last day of any quarter of Borrower's Fiscal Year, permit the Fixed Charge Coverage Ratio to be less than the ratio set forth below as being applicable to determinations made during the period specified beside such ratio:

             Closing Date - 9/30/95                       1.25 to 1.00
             10/1/95 and thereafter                       1.50 to 1.00

        (g) Maximum Senior Debt to Capital Ratio. Giving Pro-Forma Effect to any Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, Borrower shall not, on the last day of any quarter of Borrower's Fiscal Year, permit the ratio of Senior Debt to Capital to exceed the ratio that is set forth below as being applicable to determinations made during the period specified beside such ratio:

             Closing Date - 9/30/95                       0.50 to 1.00
             10/1/95 and thereafter                       0.45 to 1.00

       (h) Maximum Consolidated Total Debt to Capital Ratio. Giving Pro-Forma Effect to any Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, Borrower shall not, on the last day of any quarter of Borrower's Fiscal Year, permit the ratio of Consolidated Total Debt to Capital to exceed the ratio specified below as being applicable to determinations made during the period set forth beside such ratio:

             Closing Date - 12/31/95                     0.70  to 1.00
             1/1/96 - 3/31/96                            0.685 to 1.00
             4/1/96 and thereafter                       0.65  to 1.00

       (i)  Maximum Consolidated Total Debt to EBITDA Ratio.  Giving
Pro-Forma Effect to any Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, Borrower shall not, on the last day of any quarter of Borrower's Fiscal Year, permit the ratio of Consolidated Total Debt to EBITDA (determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries for the immediately preceding consecutive twelve month period) to exceed the ratio specified below as being applicable to determinations made during the period set forth beside such ratio:

            Closing Date - 6/30/95                        5.25 to 1.00
            7/1/95 - 9/30/95                              5.00 to 1.00
            10/1/95 - 12/31/95                            4.85 to 1.00
            1/1/96 - 3/31/96                              4.50 to 1.00
            4/1/96 - 6/30/96                              4.00 to 1.00
            7/1/96 and thereafter                         3.75 to 1.00

       (j) Maximum Senior Debt to EBITDA Ratio. Giving Pro-Forma Effect to any Acquisition made or to be made or Indebtedness incurred or to be incurred as of the date of determination, Borrower shall not, on the last day of any quarter of Borrower's Fiscal Year, permit the ratio of Senior Debt to EBITDA (determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries for the immediately preceding consecutive twelve month period) to exceed the ratio specified below as being applicable during the period set forth beside such ratio or, if Borrower has at any time incurred Permitted Indebtedness of the type described in clause (i) of such definition, the ratio of 2.50 to 1.00.:

            Closing Date - 9/30/95                        3.50 to 1.00
            10/1/95 and thereafter                        3.00 to 1.00

       (k) Restricted Payments, etc. Borrower shall not, and shall not permit any Subsidiary of Borrower to, make any Restricted Payments, except Restricted Payments payable (i) to Borrower or (ii) to any Eligible Intermediate Subsidiary or any Eligible Operating Subsidiary by one of its Subsidiaries.

       (l) Acquisitions. Borrower shall not, and shall not permit any Subsidiary of Borrower to, acquire all or substantially all of the Assets or Securities of any class of any other Person; provided, however, that Borrower or a Consolidated Subsidiary may make Permitted Acquisitions and Permitted Investments and Acquisitions of the type described in Section 6.2(m)(viii) below, subject to the limitations applicable thereto; provided, further, however that no such Permitted Acquisitions or Permitted Investments and Acquisitions may be made if a Potential Default or Event of Default has occurred and is continuing or would result therefrom.

       (m) Loans, Advances and Investments. Borrower shall not, and shall not permit any Subsidiary of Borrower to, directly or indirectly make any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any Securities or evidences of financial obligations of, or interests in, any Person except (i)

Permitted Investments and Permitted Acquisitions, (ii) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, (iii) capital contributions to Subsidiaries which are consistent with prudent business practices, (iv) capital contributions to any Eligible Intermediate Subsidiary or Eligible Operating Subsidiary to the extent necessary to ensure that such Subsidiary remains Solvent, (v) Permitted Indebtedness which is described in clauses (c) and (g) of the definition of such term and Permitted Indebtedness which is described on Schedule 6 to the extent such Indebtedness is owing to the Borrower or a Subsidiary of the Borrower on the Closing Date, (vi) Indebtedness described in Section 6.2(a)(i)(B), (vii) normal and customary arrangements with physicians and employees not to exceed $2,000,000 in the aggregate outstanding, (viii) investments, including Acquisitions, which do not otherwise constitute
Permitted Acquisitions, but which constitute businesses and operations which are an integral part of the business of an Eligible Operating Subsidiary, (ix) that certain promissory note dated April 13, 1995 executed by Medical Services of Salt Lake City, Inc. payable to the order of CHC-Salt Lake City, Inc. in the original principal amount of $3,545,936, (x) that certain promissory note dated June 1, 1994 executed by Primary Management Baytown, Inc., (xi) the partnership interest held by Champion-Fargo in the DHHS Partnership and the DHHS Note; provided, however, that (A) the Borrower shall not permit the aggregate capital contributions made subsequent to the Closing Date which are described in clause
(iii) above, to the extent such capital contributions are made to Subsidiaries of the Borrower which are not either Eligible Intermediate Subsidiaries or Eligible Operating Subsidiaries, plus the aggregate amount of the Indebtedness described in clause (vi) above, plus the aggregate amount of loans, advances and extensions of credit described in clause (vii) above, plus the aggregate value of the investments described in clause (viii) above whether such investments were made before or after the Closing Date, plus the aggregate amount of Indebtedness owed by Psychiatric Healthcare Corporation of Louisiana and/or Psychiatric Healthcare Corporation of Missouri to CHC/Psychiatric Healthcare Corporation and/or the Borrower and/or any other Eligible Intermediate Subsidiary or Eligible Operating Subsidiary (the "Subject Loans, Advances and Investments") to exceed, at any time, an amount equal to ten percent (10%) of the book value of the total Assets of the Eligible Operating Subsidiaries (determined on a consolidated basis), and provided further, the (B) Borrower shall not permit the aggregate dollar amount of the Subject Loans, Advances and Investments made by Borrower and its Subsidiaries to any single Person to exceed, at any time, an amount equal to twenty-five percent (25%), of the amount which equals ten percent (10%) of the book value of the total Assets of the Eligible Operating Subsidiaries (determined on a consolidated basis).

       (n) Mergers and Dissolutions. Borrower shall not, and shall not permit any Subsidiary of the Borrower (other than Subsidiaries which are not Eligible Intermediate Subsidiaries, Eligible Operating Subsidiaries or De Minimis Subsidiaries and which are not obligated upon any Indebtedness owed to Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary or De Minimis Subsidiary) to (i) merge or consolidate with any Person, or (ii) be dissolved or liquidated except CHC-A of Midland, Inc. may be dissolved or liquidated upon completion of the Hospital being constructed by CHC-B of Midland, Inc., and ASSISI Properties, Inc., FM Radiology Center, Inc. and Psychiatric Healthcare Corporation of Texas may be dissolved so long as the material Assets of such Subsidiary (other than Psychiatric

Healthcare Corporation of Texas) (or, if such Subsidiary is not wholly-owned, the percentage of its material Assets owned by the parent corporation) are transferred to Borrower or a Consolidated Subsidiary and Agent retains a perfected, first priority Lien on all of such Assets.

       (o)  No Sales of Assets, Negative Pledge, No Negative Pledge in
Favor of Other Lenders. Borrower shall not, and shall not permit any Subsidiary of Borrower, to directly or indirectly, sell, transfer, assign, encumber or otherwise dispose of, or create, or allow to be created or to otherwise exist, any Lien upon, any of its Assets except for Permitted Liens and except for sales of Assets for full and fair consideration made in the ordinary course of business or otherwise consistent with prudent business practices provided that the aggregate book value of such Assets which may be sold subsequent to the Closing Date shall not exceed an amount equal to five percent (5%) of the book value of the total Assets of the Eligible Operating Subsidiaries determined on a consolidated basis as of the Closing Date; provided, however, that without the prior written consent of Banks, neither the Borrower nor any of its Subsidiaries may sell the Securities of any Subsidiary of Borrower or any material portion of the Assets of any Eligible Operating Subsidiary (or otherwise liquidate the Assets of any Eligible Operating Subsidiary), and neither Borrower nor any Subsidiary of Borrower may sell its Receivables or any Hospital, Health Care Facility or Health Care Service Business owned by it. Except as set forth in this Section 6.2(o) or the other Loan Papers in favor of Agent and Banks, Borrower shall not, and shall not permit any Subsidiary of Borrower to, (i) covenant or agree, with any other lender(s) or other Person(s), not to create, or not to allow to be created or otherwise exist, any Lien upon any Asset, or (ii) covenant or agree, with any other lender(s) or other Person(s), to any other arrangement that is functionally equivalent or similar to a negative pledge (provided, however, that such a negative pledge or the functional equivalent thereof may be created or otherwise exist in favor of other lender(s) or other Person(s) to the same extent that Permitted Liens, other than Permitted Liens in favor of Agent and Banks and Permitted Liens securing Intercompany Notes, are permitted to be created or otherwise exist pursuant to this Agreement) in favor of such other lender(s) or other Person(s) with respect to any of its Assets. Without the prior written consent of Required Banks, which consent shall not be unreasonably withheld, Borrower shall not cause, permit or consent to the issuance of any Securities of any Subsidiary. Notwithstanding the foregoing, Subsidiaries of the Borrower which are not Eligible Intermediate Subsidiaries or Eligible Operating Subsidiaries, shall have the right, without the prior consent of the Agent or any Bank, to, directly and indirectly, sell, transfer, assign, encumber and otherwise dispose of and create and allow to be created and to otherwise exist Liens upon all or any portion of its Assets unless such Assets constitute Receivables or the proceeds thereof which are required under the terms of this Agreement to be pledged as security for the Obligations or an Intercompany Note, and such Subsidiary may, so long as no Indebtedness is owing by such Subsidiary to Borrower or to an Eligible Intermediate Subsidiary or Eligible Operating Subsidiary, sell the Securities issued by any of its Subsidiaries (and the Securities issued by it may also be sold), and such Subsidiary may, so long as it has not incurred any Indebtedness to the Borrower or any Eligible Intermediate Subsidiary or Eligible Operating Subsidiary, become a party to or otherwise be and become bound by agreements of the nature described in clauses 6) and (ii) above.

       (p) Fiscal Year. Borrower shall not and shall not permit any Subsidiary of Borrower to change its Fiscal Year from that in effect on the Closing Date.

       (q) Plans. Borrower shall not, and shall not permit any other Person, to take any action that will cause any representation or warranty contained in Section 5.12, if made on and again as of any date on or after the date of this Agreement, to not be true.

       (r) Transactions with Affiliates. Borrower shall not, and shall not permit any Subsidiary of Borrower to, enter into any transactions with any Affiliate of Borrower or such Subsidiary except pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable to such Person than would result in a comparable arms' length transaction with a Person who is not an Affiliate. Except as permitted pursuant to Sections 6.2(k), 6.2(l), 6.2(m) or 6.2(n) neither Borrower nor any Eligible Intermediate Subsidiary or Eligible Operating Subsidiary shall, directly or indirectly, make any payments to any Affiliate or Affiliates (other than compensation paid to individuals for services rendered who are officers or directors of Borrower or any Subsidiary and amounts paid to Management Prescriptives, Inc. for services rendered) exceeding $500,000 in aggregate amount (as to Borrower and all Consolidated Subsidiaries collectively) during any Fiscal Year of the Borrower.

       (s) Change of Chief Executive Offices, Etc. Borrower shall not, and shall not permit any Subsidiary of Borrower to, change the location of its chief executive office or principal places of business or change the location(s) where it keeps its books and records with respect to any Collateral owned by it or where it keeps any tangible Collateral unless (i) Borrower has given Agent sixty (60) days' prior written notice of any such change, and (ii) Borrower and each such Subsidiary of Borrower has executed and delivered to Agent, and Agent has filed and recorded, to the extent it deems necessary or appropriate, any and all financing statements and other Security Documents as, in the judgment of Agent, may be necessary or appropriate to ensure that the Liens which secure or purport to secure the Obligations or any portion thereof are valid and subsisting Liens which are fully perfected and are prior to all Liens other than those Permitted Liens, if any, which are stipulated on
Schedule 6 to be prior Liens or which are otherwise agreed to by Banks in writing subsequent to the Closing Date.

       (t) Intercompany Notes and Intercompany Acquisition Notes, etc. Borrower shall not, without the prior written consent of the Required Banks, call or otherwise demand payment of any Intercompany Note or Intercompany Acquisition Note or permit any of its Subsidiaries to call a demand payment thereon, and Borrower shall not amend, modify or terminate, or permit the amendment, modification or termination of, any Intercompany Note, Intercompany Acquisition Note or other Intercompany Loan Document or take any action to release any Person from liability thereon or to release any Lien or collateral securing the same (unless such release is given in connection with an Asset disposition permitted by Section 6.2(o) above) or to otherwise impair or adversely affect the validity or enforceability thereof or any right, power or benefit arising thereunder or with respect thereto. Without limiting the generality of the foregoing, the Intercompany Notes and Intercompany Acquisition Notes shall at all times remain expressly subordinate to the payment of the Obligations (including, without limitation, all Guaranties of the Obligations by Borrower's Subsidiaries) pursuant to the subordination terms and provisions currently contained therein. Any and all Indebtedness (if any, whether now in existence or hereafter incurred) of any of Borrower's Subsidiaries to Borrower or of any such Subsidiary to another Subsidiary of Borrower of the same type as or a similar type to (in terms of function or purpose) the Indebtedness evidenced by the Intercompany Notes or Intercompany Acquisition Notes shall be evidenced by a promissory note(s) containing terms and provisions similar to the terms and provisions contained in the forms of the Intercompany Notes and Intercompany Acquisition Note attached as Exhibits K-1, K-2 and K-3 and shall at all times remain expressly subordinate to the payment of the Obligations (including without limitation, all Guaranties of the Obligations by Borrower's Subsidiaries) pursuant to subordination terms and provisions essentially identical to those currently contained in the forms of the Intercompany Notes and Intercompany Acquisition Note attached as Exhibits K-1, K-2 and K-3. Borrower shall not, and shall not permit any of Borrower's Subsidiaries to, sell, transfer, assign, encumber or otherwise dispose of, or create, or allow to be created or to otherwise exist, any Lien (other than in favor of the Agent as security for the Obligations) upon any Intercompany Note or Intercompany Acquisition Note or any other Indebtedness (if any, whether now in existence or hereafter incurred) of any of Borrower's Subsidiaries to Borrower or of any such Subsidiary to another Subsidiary of Borrower of the same type as or a similar type to (in terms of function or purpose) the Indebtedness evidenced by the Intercompany Notes or Intercompany Acquisition Notes.

       (u) Exceptions to Covenants. Borrower shall not, and shall not permit any of its Subsidiaries to, take any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement or another Loan Paper.

       (v) Subordinated Debt. Borrower will not make any payments with regard to Subordinated Debt or Additional Subordinated Debt except (i) regularly scheduled payments of interest, which may be made only when no Event of Default or Potential Event of Default exists and then only if making such payment would not create a Potential Default or Event of Default, and (ii) repayment of Subordinated Debt with the proceeds of the sale of equity Securities of Borrower, which repayments may be made only when no Event of Default or Potential Default exists and then only if making such repayments would not create a Potential Default or Event of Default. Borrower will not amend or modify the Subordinated Debt or any agreement, document or instrument relating thereto without the prior written consent of Required Banks if such amendment or modification (including waivers of default and events of default)
(A) would have the effect of changing any of the payment terms (including the maturity date of such Subordinated Debt or any portion thereof); (B) would alter the rate of interest or any fees or other compensation payable with respect to such Subordinated Debt to the holders thereof; (C) would impair or otherwise adversely affect the priority of such Subordinated Debt or any term, provision or agreement relating to the subordination thereof; (D) would increase the likelihood of any future default or event of default thereunder or with respect thereto; or (E) would, in any manner, strengthen the collection or enforcement rights of the holders of such Subordinated Debt. Whether or not Borrower is required to obtain the prior written consent of the Required Banks with respect to any amendment or modification of the Subordinated Debt or any waiver of any covenant or provision applicable thereto, Borrower shall, immediately prior to the effective date thereof, provide the Agent and Banks with copies of all such amendments, modifications and waivers.

       (w) Intercompany Loans to DHHS Partnership. The restrictions on the aggregate amount of Indebtedness owed by an Eligible Intermediate Subsidiary or an Eligible Operating Subsidiary, as set forth in clause (g) of the definition of Permitted Indebtedness, shall not be applicable to Indebtedness owed by DHHS Partnership to Champion-Fargo or from Champion-Fargo to the Borrower, but neither the Borrower nor any other Subsidiary of Borrower shall, directly or indirectly, make loans or advances to DHHS Partnership if the aggregate principal amount outstanding at any time would exceed $25,000,000. Furthermore, such loans and advances may only be made so long as Dakota has guaranteed repayment of at least a percentage of the amounts outstanding under the DHHS Note which are equal to the ownership percentage of Dakota in DHHS Partnership and DHHS Partnership has (i) granted to the Agent, for the ratable benefit of the Banks, a perfected, first priority Lien upon its Receivables pursuant to such Security Documents as the Agent may deem necessary or appropriate and which are in form and substance satisfactory to the Agent,
(ii) agreed not to permit any Liens (other than those in favor of the Agent and those securing Capital Leases, to the extent that such Liens attach only to the Assets leased and such Capital Leases are permitted under the terms of this Agreement) to attach to any of the DHHS Partnership Assets, (iii) agreed not to enter into a negative pledge in favor of any Person other than the Agent and the Banks, and (iv) agreed not to incur any Indebtedness other than that evidenced by the DHHS Note and Capital Leases of Assets existing at the time of the formation of DHHS Partnership when such Assets were contributed to DHHS Partnership. Furthermore, working capital advances made by the Borrower, Champion-Fargo and/or other Subsidiaries of the Borrower to DHHS Partnership, whether directly or indirectly, shall not exceed the lesser of $10,000,000 or 75% of the Eligible Receivables of DHHS Partnership. If, however, DHHS Partnership grants to the Agent, for the ratable benefit of the Banks, a perfected, first priority Lien upon all of its Assets, pursuant to Security Documents deemed necessary or appropriate by the Agent and which are in form and substance acceptable to the Agent and agrees not to permit any Liens (other than those which secure the Obligations, including, without limitation, any Guaranty of the Obligations by a Subsidiary of Borrower, and those securing Capital Leases, to the extent that such Liens attach only to the Assets leased and such Capital Leases are permitted under this Agreement to attach to its Assets) and agrees not to incur any Indebtedness other than that evidenced by the DHHS Note and Capital Leases of Assets existing at the time of the formation of DHHS Partnership when such Assets were contributed to DHHS Partnership and agrees not to enter into a negative pledge in favor of any Person other than the Agent and the Banks, then Champion-Fargo may make advances (not to exceed $10,000,000 for working capital advances and not to exceed $15,000,000 in advances for other capital purposes) to DHHS Partnership in an amount up to the sum of (A) the lesser of $10,000,000 or 75% of the Eligible Receivables of DHHS Partnership plus (B) $15,000,000. Notwithstanding anything to the contrary contained in this Section 6.2(x), no loans or advances may be made by the Borrower, Champion-Fargo or any other Subsidiary of Borrower, directly or indirectly, to DHHS Partnership while a default exists under the DHHS Note or the other documents evidencing or securing the loan evidenced by the DHHS Note. Except as expressly contemplated above, notwithstanding anything to the contrary contained herein or any other Loan Paper, DHHS Partnership shall incur no Indebtedness other than that described above and that


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

described in clauses (b), (c), (d), (f) and (k) of the definition of the term Permitted Indebtedness, as set forth in this Agreement.

       (x) Agreements Regarding Operations. Borrower shall not, and shall not permit any of its Subsidiaries to amend, modify or terminate the DHHS Partnership Agreement, DHHS Operating Agreement, MHLP Agreement or any other agreement which permits or otherwise affects the ability of the Borrower or an Eligible Intermediate Subsidiary to appoint or elect a majority of the directors of an Eligible Operating Subsidiary or to otherwise control the business or affairs of any such Eligible Operating Subsidiary, and neither the Borrower nor any of its Subsidiaries shall take any action, without the prior written consent of the Required Banks, which could dilute, impair or otherwise adversely affect the ability of the Borrower or Eligible Intermediate Subsidiary, as applicable, to control the business and affairs of an Eligible Operating Subsidiary.

       (y) De Minimis Subsidiaries. Borrower shall not, at any time, permit the aggregate book value of the total Assets of all De Minimis Subsidiaries of the Borrower to exceed five percent (5%) of the book value of the total Assets of the Borrower and its Consolidated Subsidiaries. Furthermore, Borrower shall not, at any time, permit the aggregate EBITDA for all De Minimis Subsidiaries of the Borrower to exceed five percent (5%) of the EBITDA of the Borrower and its Consolidated Subsidiaries.

       6.3 Reporting Requirements. So long as any portion of the Obligations remains unpaid or any Bank is committed to make any Loan hereunder, Borrower shall furnish to Agent and each Bank the following:

       (a) EBITDA Certificate, Schedules and Financial Statements. As soon as available and in any event on or before the expiration of forty-five (45) days after the end of each month commencing with the first of such dates to occur after the Closing Date, an EBITDA Certificate, appropriately completed, in each case as of the last day of the applicable month in reasonable detail and certified as to accuracy by a Financial Officer of Borrower and all Eligible Operating Subsidiaries. Borrower and the Eligible Operating Subsidiaries may, in addition to providing the monthly EBITDA Certificate required pursuant to this Section 6.3(a), provide an EBITDA Certificate to Agent at any time. As soon as available, and in any event within forty-five (45) days after the end of each month during each Fiscal Year, consolidated statements of cash flows of Borrower for such month and for the period from the beginning of the respective Fiscal Year to the end of such month, and, on a consolidated and consolidating basis, the related statement of income and balance sheet prepared as of the end of such period and operating statistics of the Borrower and its Consolidated Subsidiaries during such period. Notwithstanding the foregoing, from and after the first anniversary of the Closing Date, so long as no Potential Default or Event of Default shall then be existing, the EBITDA Certificate and other information and reports specified above shall only be required to be delivered on a quarterly basis contemporaneously with the quarterly financial reports and annual financial reports required by Sections 6.3(b) and (c) below.



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

       (b) Quarterly Financial Reports. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarterly periods of each of Borrower's Fiscal Years, consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrower for such period and for the period from the beginning of the respective Fiscal Year of the Borrower to the end of such period, and the related balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year of the Borrower, accompanied by the certificate of a Financial Officer of the Borrower, which certificate shall state that such Financial Statements fairly present the financial condition and results of operations of Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

       (c) Annual Financial Reports. As soon as available and in any event within one hundred-twenty (120) days after the end of each Fiscal Year of the Borrower, the audited consolidated statements of income, stockholders' equity and cash flows of Borrower, and the related balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year of the Borrower, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year of the Borrower, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent and Banks which opinion shall state that said Financial Statements fairly present the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such Fiscal Year, and that such Financial Statements have been prepared in accordance with GAAP, and a certificate of such accountants stating that their audit has not disclosed, except as specifically stated, the existence of any condition which constitutes an Event of Default. In conjunction with each delivery of Financial Statements required by this Section 6.3(c) said independent public accountants shall further certify that, in making the audit necessary to the certification of such Financial Statements, they have obtained no knowledge of any failure to comply with any covenants set forth in this Agreement or, if any such knowledge exists, specifying the nature and period of existence thereof.

       (d) Compliance Certificates. Concurrently with the Financial Statements required pursuant to Sections 6.3(b) and (c), a Compliance Certificate substantially in the form of Exhibit I hereto, appropriately completed.

       (e) Notice of Default under this Agreement. Promptly upon becoming aware of the occurrence thereof, notification of any Potential Default or Event of Default, specifying in connection with such notification all actions taken or proposed to be taken in order to remedy such circumstance.

       (f) Notice of Defaults under other Documents. Within three (3) Business Days after Borrower becomes aware of the occurrence thereof, notification of Borrower's or any of its Subsidiaries' default or potential default under any instrument, agreement or other document evidencing or otherwise relating to any Subordinated Debt and under any material agreement, document, instrument or certificate to which such Person is a party or by which such Person or its Assets is bound or affected which could have a Material Adverse Effect.

       (g) Change in Location of Collateral or Office. Promptly upon the occurrence thereof, notification of (i) any change in the location of any tangible Collateral or any books or records pertaining to any of the Collateral if different from the location of such tangible Collateral or books or records described on Schedule 10, (ii) any change in Borrower's or any Subsidiary's chief executive office or other office location or corporate, trade or other name, and (iii) any additional trade or other name(s) under which Borrower or any Subsidiary of Borrower transacts business.

       (h) Notice of Legal Proceedings. Promptly upon becoming aware of the existence thereof, notification of the institution of any investigation, action, suit, proceeding, order, injunction or dispute with any Person or Tribunal and involving Borrower or any Subsidiary or any of their respective Assets or any other Collateral which could have a Material Adverse Effect.

       (i) ERISA. Promptly after such failure, notification of any failure of any Group Member to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment which would give rise to the assessment of a Lien under such Section 302 of ERISA; and promptly after becoming aware of the occurrence of any event or condition which has the result that any representation or warranty contained in Section 5.12, if made on and again as of any date on or after the date of this Agreement, ceases to be true, a notification specifying the nature of such event or condition; provided, further, that, where such event or condition would be reasonably expected to have a Material Adverse Effect, such notification shall include a description of what action Borrower or any Group Member is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service or the Department of Labor with respect thereto.

       (j) Burdensome Contracts; Certain Contracts with Account Debtors. Within thirty days after any agreement or contract of any type described in
Section 5.21 comes into existence (except to the extent that such agreement or contract is described on Schedule 10), notification of the existence of such agreement or contract and such other information relating thereto as Agent may reasonably request.

       (k) Proprietary Rights. Promptly upon the coming into existence thereof, notification of any Proprietary Rights of Borrower or any Consolidated Subsidiary (except to the extent that such Proprietary Rights are expressly identified on Schedule 10 as relating thereto or used in connection therewith).

       (l) Reports and Information. Such information (not otherwise required to be furnished under the Loan Papers) respecting Borrower's or Subsidiary's businesses, affairs, books, material Assets, or liabilities or any of the Collateral, and such opinions, agreements, documents, instruments, certificates and outside audits in addition to those mentioned in this Agreement, as Agent (or any Bank through Agent) may reasonably request from time to time, including, without limitation, information regarding the subject matter of the information disclosed on Schedule 10 hereto.



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

       (m) Public Reports. Promptly upon their becoming available, to the extent that the stock of any of the Borrower or its Subsidiaries, becomes publicly traded, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary of Borrower to stockholders generally, and of each Form 10K, Form 10Q, Form 8K and registration statement or prospectus filed by the Borrower or any Subsidiary of Borrower, with any securities exchange or the Securities and Exchange Commission or any successor agency.

       (n) Annual Budgets. As soon as available but in no event later than forty-five (45) days following the end of each Fiscal Year of Borrower, the annual budget of the Borrower for the following Fiscal Year, which budget shall have been presented to and reviewed and approved by the board of directors of the Borrower and which is subject to year-end adjustments.

       (o) Management Letters. Promptly after the Borrower or any Subsidiary receives the same, a copy of any management letter prepared for or submitted to the Borrower or any Subsidiary by its accountants.

       (p) Borrowing Base Certificate. So long as any Indebtedness of the type described in Section 6.2(a)(i)(B) remains outstanding, as soon as available and in any event on or before the forty-fifth (45th) day following the last day of each month commencing with the first of such dates to occur after the Closing Date, the Borrower shall furnish to the Agent and to each Bank a Borrowing Base Certificate appropriately completed, in each case, as of the last day of the applicable month, in reasonable detail and certified as to accuracy by a Financial Officer of the Borrower and the Subsidiary which is obligated for the payment of such Indebtedness.

                                  ARTICLE VII

                       CERTAIN RIGHTS OF AGENT AND BANKS

       7.1 Protection of Collateral. Agent, and/or any Bank with the consent of Agent, may at any time take such steps as they deem necessary or appropriate to protect their interest in and to preserve the Collateral or the Liens which secure all or any part of the Obligations, all at the expense of Borrower (unless such actions become necessary or appropriate primarily or exclusively due to the gross negligence or wilful misconduct of Agent or any Bank). Borrower agrees to cooperate fully with any and all of Agent's and Banks' efforts to preserve the Collateral or any such Liens and Agent's and Banks' interests therein and will take such actions to preserve the Collateral or any such Liens and Agent's and Banks' interests therein as Agent may reasonably direct. All of Agent's and Banks' expenses of preserving the Collateral or any such Liens and their interests therein, including any expenses relating to the compensation and bonding of a custodian, shall be charged to Borrower and added to the Obligations. Additionally, following the occurrence of an Event of Default, Agent or any Bank with the consent of Agent, may take further protective measures, including, but not limited to, the hiring of such security guards or the placing of other security protection measures as they may deem appropriate, the employment and maintenance at Borrower's or any of Borrower's Subsidiaries' premises of a custodian who shall have full authority to do all acts necessary to protect the Collateral or the Liens which secure all or any part of the Obligations and Agent's and Banks'



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
interests therein, and the leasing of warehouse facilities to which all or part of the Collateral may be moved.

       7.2 Use of Equipment. Following the occurrence of an Event of Default and during the continuance thereof, subject to the rights of patients to maintain the confidentiality of their medical records, Agent, or any Bank with the consent of Agent, (a) may use Borrower's or any of Borrower's Subsidiaries' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral or books and records pertaining thereto, and (b) shall have, and are hereby irrevocably granted, a right of ingress and egress to the places where the Collateral and the books and records relating thereto are located, and may proceed over and through Borrower's or any of Borrower's Subsidiaries' owned or leased property.

       7.3 Collection of Receivables. Following the occurrence of an Event of Default and until Borrower's authority to do so is terminated by Agent (which may occur at any time when Agent, in its sole discretion, may deem it to be in Banks' best interest to terminate such authority), Borrower shall, at its sole cost and expense, but on Banks' behalf and for Banks' account, collect as Banks' property and in trust for Banks all amounts unpaid on the Receivables, and shall not commingle such collections with Borrower's or any of Borrower's Subsidiaries' funds or use the same except to pay the Obligations. At any time following the occurrence of an Event of Default, without notice to Borrower or any Subsidiary of Borrower, Agent shall have the right to send notice of Agent's Lien in the Receivables to any third party holding or otherwise concerned with any of the Collateral, and shall have, at its option, the sole and exclusive right to collect the Receivables (to the extent of Banks' Lien therein) and take possession of the Collateral. Any of Agent's or Banks' collection expenses, including, but not limited to, stationery and postage, telephone, telegraph, facsimile, secretarial and clerical expenses and the salaries of any collection personnel used for any such collections, shall be charged to Borrower and added to the Obligations.

       7.4 Appointment of Agent. Following the occurrence of an Event of Default, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent, any Bank, or Borrower any check, draft or other instrument for the payment of money relating to any Collateral, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Following the occurrence of an Event of Default, Borrower hereby irrevocably appoints Agent and/or Agent's designee as Borrower's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest) with full power and authority, in the place and stead of Borrower, from time to time: to endorse Borrower's name upon any notes, acceptances, checks (except to the extent that Agent is prohibited by applicable Governmental Requirements from endorsing Medicare or Medicaid payments), drafts, money orders or other evidences of payment of Collateral that may come into Agent's or any Bank's possession; to sign Borrower's name on any agreements, documents, instruments or certificates relating to any Collateral; to sign Borrower's name on all financing statements, endorsements, or any other agreements, documents, instruments or certificates deemed necessary or appropriate by Agent to preserve, protect or perfect Agent's and Banks' interests in the Collateral and to file the same; to obtain and adjust insurance relating to any Collateral; to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral; to receive, endorse and collect drafts or other instruments, documents and chattel paper relating to any Collateral; to file any claims and to take any action or to initiate any proceeding which Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any Collateral; and to do all other acts and things necessary to carry out this Agreement. ALL ACTS OF AGENT OR ITS DESIGNEE ARE HEREBY AUTHORIZED AND NEITHER SHALL BE LIABLE FOR ANY ACT OF OMISSION OR COMMISSION, OR FOR ANY ERROR OF JUDGMENT OR MISTAKE OF FACT OR LAW (INCLUDING ITS OWN NEGLIGENCE OR INADVERTENCE), UNLESS DONE MALICIOUSLY OR RESULTING FROM AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; THIS POWER BEING COUPLED WITH AN INTEREST IS IRREVOCABLE WHILE ANY OF THE OBLIGATIONS REMAIN UNPAID OR ANY OF THE COMMITMENTS ARE IN EFFECT.

       7.5  No Liability.  AGENT AND BANKS SHALL NOT, UNDER ANY
CIRCUMSTANCES OR IN ANY EVENT WHATSOEVER, HAVE ANY LIABILITY FOR ANY ERROR OR OMISSION OR DELAY OF ANY KIND OCCURRING IN CONNECTION WITH THE MAINTENANCE OR DISPOSITION OF ANY COLLATERAL (SPECIFICALLY INCLUDING THAT RESULTING FROM ITS NEGLIGENCE OR INADVERTENCE), EXCEPT FOR LIABILITY TO THE EXTENT RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Following the occurrence of any Event of Default, Agent may, without notice to or consent from Borrower or any Subsidiary of Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise upon any terms, any of the Receivables or other Collateral or any security, instrument or insurance applicable thereto and/or release the obligor thereon.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

       8.1 Nature of Events. An "Event of Default" shall exist if any one or more of the following shall occur and be continuing:

       (a)  Payments.  Borrower or any Subsidiary of Borrower or any other
Loan Party shall fail to make any payment or mandatory prepayment of principal, interest, fees, costs, expenses or other amounts with respect to the Obligations on or before the date such payment or prepayment is due and such failure continues for more than five (5) days;

       (b) Covenant Defaults. Borrower shall fail to observe or perform, or to cause any of its Subsidiaries to observe and perform, any covenant or agreement contained in Section 6.1, Section 6.2 or Section 6.3 of this Agreement; or Borrower, any Subsidiary of the Borrower or any other Loan Party shall fail to observe or perform any other covenant or agreement contained in the Loan Papers (other than covenants and agreements pertaining to payment of the Obligations which shall be governed by Section 8.1(a) and such failure shall continue for a period of thirty (30) days following Borrower's receipt of notice thereof from Agent;

        (c) Representations or Warranties. Any representation, warranty or other statement made or deemed made by or on behalf of Borrower, any Subsidiary of Borrower or any other Loan Party and contained in the Loan Papers or in any agreement, document, instrument or certificate furnished in compliance or connection with the Loan Papers is false, misleading or incorrect in any material respect as of the date made or deemed made;

        (d) Enforceability of Liens. Any Lien (other than a Lien expressly and voluntarily released by Agent and Banks) which secures or purports to secure the Obligations or any portion thereof of is or becomes invalid or unenforceable or is not, or ceases to be, a fully perfected in favor of Agent and Banks encumbering the Asset intended to be encumbered, or is or becomes equal or subordinate in terms of priority to any other Lien except those Liens, if any, stipulated on Schedule 6 to be prior or otherwise agreed to by the Required Banks in writing subsequent to the Closing Date;

        (e) Other Debt. Any event or condition exists with respect to Indebtedness having an outstanding principal amount aggregating in excess of $2,000,000 (at any time outstanding) of Borrower or any Subsidiary of Borrower, the effect of which is (i) to cause or to permit any holder of such Indebtedness to cause the same, or a material portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date(s) of payment and such right of acceleration is not waived by the holder (whether or not such acceleration occurs), (ii) that all or any portion of any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by regularly scheduled payment) prior to the scheduled maturity thereof, or (iii) that all or any portion of any such Indebtedness is not paid, renewed or rearranged when due;

        (f) Involuntary Proceedings. A case or proceeding is commenced or petition or complaint is filed against Borrower, any Subsidiary of Borrower or any other Loan Party under any Debtor Relief Law and such case, petition, proceeding or complaint remains in effect for more than 30 days; a receiver, liquidator or trustee of Borrower, any Subsidiary of Borrower or any other Loan Party, or of any material Asset of Borrower or any Subsidiary of Borrower or any of the Collateral, is appointed by court order and such order remains in effect for more than 60 days; or any material Asset of Borrower or any Subsidiary of Borrower or any of the Collateral is sequestered by court order and such order remains in effect for more than 60 days;

        (g) Voluntary Proceedings. Borrower, any Subsidiary of Borrower or any other Loan Party voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Debtor Relief Law; consents to the filing of any petition against it under any Debtor Relief Law; makes an assignment for the benefit of its creditors; admits in writing its inability to pay its debts generally as they become due; or consents to the appointment of a receiver, trustee, liquidator or conservator for it or any part of its Assets;

        (h) Undischarged Judgments. Any judgment(s), decree(s) or order(s) for the payment of money aggregating in excess of $1,000,000 (at any time outstanding) shall be rendered against Borrower, any Subsidiary of Borrower or any other Loan Party and such judgment(s), decree(s) or order(s) shall not be satisfied and shall be in effect for any period of 45 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

        (i) Attachment. The failure to have discharged, within a period of 45 days after the commencement thereof, any attachment, sequestration or similar proceeding against any Collateral;

        (j) Reportable Event. The occurrence of a Reportable Event described in Section 4043(b)(1), (5), (6) or (9) of ERISA with respect to any Plan (except that with respect to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Borrower must have knowledge of such Reportable Event), or any proceedings occur or are instituted which shall have a material possibility of resulting in the termination of a Plan subject to the provisions of Title IV of ERISA, or the incurrence of a withdrawal liability under Section 4201 of ERISA, provided, in each case, that the aggregate liability which is incurred by Borrower and/or any Subsidiary of Borrower as a result of such event or events, individually or collectively, shall exceed $1,000,000;

        (k)  Change of Control.  The occurrence of any Change of Control;

        (l) Material Adverse Effect. The occurrence of any event or events and/or the existence of any circumstance or circumstances which, individually or collectively, has or have a Material Adverse Effect; or

        (m) Other Indebtedness Secured by Liens. The occurrence of any event of default or any event which, with giving of notice or the passage of time or both, would constitute an event of default with respect to any Indebtedness of Borrower or any Subsidiary of Borrower (other than the Obligations which shall be governed by Section 8.1(a) above) which is secured by a Lien on any Asset of Borrower or any Subsidiary of Borrower.

       8.2 Concurrent Acceleration. In the event of the occurrence of an Event of Default specified in Sections 8.1(f) or 8.1(g), the aggregate unpaid amount of the Obligations shall immediately, and concurrently with the occurrence of such Event of Default, become due and payable in full without any action or notification of any kind required by Agent or any Bank, including, without limitation, presentment, demand, protest or notice of protest, dishonor, notice of intention to accelerate and notice of acceleration, all of which are expressly hereby waived by Borrower.

       8.3  Certain Rights of Banks.

        (a) Remedies Upon Default. Should an Event of Default occur, Agent may, at its discretion, and, at the request of Required Banks, Agent shall, take any one or more of the following actions:

                 (i) Acceleration. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Obligations, or any part thereof, immediately due and



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

       payable, whereupon the same shall be due and payable (unless accelerated automatically pursuant to Section 8.2);

                (ii) Termination. Terminate any Commitment in its entirety or as to any portion thereof, to the extent Agent or Required Banks shall deem appropriate;

               (iii)  Judgment.  Reduce any claim to judgment;

                (iv) Setoff. Exercise the rights of setoff and/or banker's Lien against any Collateral including, without limitation, the interests of Borrower or any Subsidiary of Borrower which is a Guarantor (to the extent of its Guaranty) in and to every account and other Assets of Borrower or any such Subsidiary of Borrower which are in the possession of Agent or any Bank to the extent of the full amount of the Obligations;

                 (v) Foreclosure. Foreclose any or all Liens which secure the Obligations or any portion thereof or otherwise realize upon any and all of the rights Agent or any Bank may have in and to the Collateral, or any part thereof;

                (vi) Letters of Credit. If any Letter of Credit shall then be outstanding, (A) make demand upon Borrower to, and promptly upon such demand Borrower shall, or (B) with respect to any Event of Default under
       Section 8.1(f) or Borrower shall promptly without demand by Agent, pay to Agent in immediately available funds at the office of Agent, for deposit in the Cash Collateral Account, an amount equal to 110 % of the maximum amount available to be drawn under the outstanding Letters of Credit; and

               (vii) Exercise of Rights. Exercise any and all other rights or remedies afforded by any applicable laws or by the Loan Papers, at law, in equity, or otherwise, as Agent or Required Banks shall deem appropriate, including, but not limited to, the right to bring suit or other proceeding before any Tribunal, either for specific performance of any covenant or condition contained in the Loan Papers or in aid of the exercise of any right or remedy granted to Agent or any Bank in the Loan Papers.

       (b) Performance by Agent. Should any covenant, duty or agreement of Borrower or any Subsidiary of Borrower or any other Loan Party fail to be performed in accordance with the terms of the Loan Papers, Agent may, at its discretion, perform or attempt to perform, such covenant, duty or agreement on behalf of Borrower, such Subsidiary or such Loan Party. In such event, Borrower shall, at the request of Agent, promptly pay to Agent any amount expended by Agent in such performance or attempted performance, together with interest accrued thereon at the Default Rate until Agent is reimbursed therefor. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have any liability or responsibility for the performance of any covenant, duty or agreement of Borrower, any Subsidiary of Borrower or any other Loan Party under the Loan Papers.



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

       (c) Duties and Rights. Agent and Banks may execute any of their duties and/or exercise any of their rights or remedies by or in the name of Agent or any Bank and by or through any of their officers, directors, employees, attorneys, agents or other representatives.

       (d) Banks Not in Control. Borrower acknowledges that none of the covenants or other provisions contained in this Agreement or any other Loan Paper shall give Agent or any Bank the right or power to exercise control over the affairs and/or management of Borrower, any Subsidiary of Borrower or any other Loan Party.

       (e) Waivers. The acceptance by Agent or any Bank at any time and from time to time of partial payment of the Obligations shall not be deemed to be a waiver of any Event of Default or Potential Default then existing. No waiver by Agent or any Bank of any Event of Default or Potential Default shall be deemed to be a waiver of any other or subsequent Event of Default or Potential Default. No delay or omission by Agent or any Bank in exercising any right or remedy shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Papers or otherwise. Except as otherwise provided in this Agreement or by applicable law, Borrower and each surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations severally waive presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of any Obligation, or by any release or change in any security for the payment or performance of the Obligations, regardless of the number of such renewals, extensions, releases or changes.

       (f) Cumulative Rights. All rights and remedies available to Agent and/or any Bank under the Loan Papers shall be cumulative of and in addition to all other rights and remedies granted to Agent and/or any Bank at law or in equity, whether or not the Obligations are due and payable and whether or not Agent and/or any Bank shall have instituted any suit for collection or other action in connection with the Loan Papers.

       (g) Expenditures by Banks. Any sums expended by or on behalf of Agent or any Bank pursuant to the exercise of any right or remedy shall, to the extent the same are required to be paid or reimbursed by Borrower pursuant to
Section 6.1(i), become part of the Obligations and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

       (h) DIMINUTION IN VALUE OF COLLATERAL. NEITHER AGENT NOR ANY BANK SHALL HAVE ANY LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY DIMINUTION OR LOSS IN VALUE OF ANY COLLATERAL (SPECIFICALLY INCLUDING THAT WHICH MAY ARISE FROM AGENT OR ANY BANK'S NEGLIGENCE OR INADVERTENCE, WHETHER SUCH NEGLIGENCE OR INADVERTENCE IS THE SOLE OR CONCURRING CAUSE OF ANY DAMAGE),



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EXCEPT THAT ARISING IN CONNECTION WITH AGENT'S OR ANY BANK'S GROSS NEGLIGENCE
OR WILLFUL MISCONDUCT.

       (i) INDEMNIFICATION OF AGENT AND BANKS. BORROWER AGREES TO INDEMNIFY AGENT, EACH BANK AND AGENT'S AND EACH BANK'S DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS (AGENT, EACH BANK AND EACH SUCH OTHER PERSON IS HEREINAFTER CALLED AN "INDEMNITEE") AND HOLD THEM AND EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS (COLLECTIVELY "CLAIMS") OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS RELATING TO OR ARISING OUT OF THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN PAPER, THE PERFORMANCE OF THE TERMS AND PROVISIONS HEREOF AND THEREOF AND THE OBLIGATIONS THEREUNDER, AND THE USE OF THE PROCEEDS OF THE LOANS) OR ANY ENVIRONMENTAL LAW, NO MATTER HOW SUCH CLAIMS ARISE OR RESULT, AND INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS THAT MAY ARISE OR RESULT FROM ANY INDEMNITEE'S SOLE OR CONTRIBUTORY NEGLIGENCE OR INADVERTENCE; PROVIDED, HOWEVER, THAT NO INDEMNITEE SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER (i) TO THE EXTENT THAT SUCH CLAIMS DIRECTLY RELATE TO OR ARISE OUT OF ANY BREACH BY SUCH INDEMNITEE OF ITS OBLIGATIONS UNDER THE LOAN PAPERS, (ii) TO THE EXTENT THAT SUCH CLAIMS DIRECTLY RELATE TO OR ARISE OUT OF THE RELATIONSHIP BETWEEN (A) AN ASSIGNOR BANK AND AN ASSIGNEE BANK UNDER THIS AGREEMENT, OR (B) A BANK AND A PARTICIPANT OF SUCH BANK UNDER THIS AGREEMENT, OR (iii) TO THE EXTENT THAT THE CLAIMS AS TO WHICH SUCH INDEMNITEE IS SEEKING INDEMNIFICATION ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE ORDER OR JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. SUCH INDEMNIFICATION SHALL NOT GIVE BORROWER ANY RIGHT TO PARTICIPATE IN THE SELECTION OF COUNSEL FOR ANY INDEMNITEE OR THE CONDUCT OF ANY DISPUTE OR PROCEEDING FOR WHICH INDEMNIFICATION MAY BE CLAIMED.

       (j) Right of Setoff. If an Event of Default exists, then each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Bank to or for the credit or account of Borrower or any Guarantor against any or all of the Obligations now or hereafter existing and held by such Bank, irrespective of whether or not such Bank shall have


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made any demand under this Agreement or any other Loan Paper and whether or not such Obligations shall be matured or unmatured.

                                 ARTICLE IX

                                  THE AGENT

       9.1  Appointment and Authorization, Administration, Duties.

       (a) General. Each Bank hereby appoints and authorizes the Agent to act as its Agent hereunder and under the other Loan Papers with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Papers, together with such other powers as are reasonably incidental thereto. The general administration of the Loan Papers and any other documents contemplated by this Agreement shall be performed by Agent or its designees. Agent shall not be required to exercise any right or remedy with respect to any Event of Default except as may be expressly directed by Required Banks. In the event Required Banks direct Agent to exercise any right or remedy available hereunder, Agent agrees to commence taking action with respect to such right or remedy within a reasonable period of time and to diligently pursue such action or to submit its resignation pursuant to Section
9.10. Except as otherwise provided herein or otherwise agreed to by Agent and Banks in writing, each Bank hereby irrevocably authorizes Agent, at Agent's discretion, to take or refrain from taking such actions as Agent on such Bank's behalf and to exercise or refrain from exercising such powers, rights and remedies under the Loan Papers and any other documents contemplated by this Agreement as are delegated by the terms hereof or thereof, as appropriate, together with all powers, rights and remedies reasonably incidental thereto. Notwithstanding the foregoing or any term or provision of this Agreement, Agent shall have no duties or responsibilities except as expressly set forth in this Agreement or the other Loan Papers. Unless otherwise expressly stated in this Agreement or in the other Loan Papers to the contrary, all references in this Agreement and the other Loan Papers to Agent shall be deemed to be references to Agent in its capacity as agent for and on behalf of Banks pursuant to this Agreement and the other Loan Papers.

       (b)  Collateral.  Each Bank irrevocably appoints and authorizes
Agent to hold the Collateral and enforce the Liens granted as security for the Obligations and to take such action as Agent on its behalf and to exercise such powers, rights and remedies under this Agreement and the other Loan Papers or otherwise as are delegated to Agent by the terms hereof or thereof, together with all such powers, rights and remedies as are reasonably incidental thereto, provided, however, that, as between and among Banks, Agent will not prosecute, settle or compromise any claim against Borrower or any Subsidiary of Borrower or any other Loan Party or release or institute enforcement or foreclosure proceedings against any Collateral or Guaranty securing the Obligations or any part thereof, except with the consent of Required Banks or, if and to the extent required pursuant to Section 10.7, all Banks. Without limiting the generality of the foregoing, each Bank authorizes Agent to (i) enter into any Loan Papers securing payment of the Obligations in the capacity of agent for and on behalf of Banks, and (ii) to administer all of the Collateral and to enforce the interests of Banks therein in accordance with the Loan Papers.

Any action for enforcement of the interests of Banks under the Loan Papers shall be taken either as Agent for Banks or directly in the respective names of Banks, as counsel to Agent may at the time advise. Subject to Section 10.7, Banks consent and agree that any action taken by Agent with the consent or at the direction of Required Banks as provided herein shall be taken for and on behalf of all Banks, including those which may not have so consented or directed, in order to protect or enforce the Liens securing the Obligations; provided, however, that any Bank may direct Agent not to act for or on its behalf in any such proceeding if such Bank executes in favor of Agent a release of its rights to share in the benefits of any such action and a release of its legal and beneficial interest in the Lien created by the Loan Papers on the Collateral which is the subject of such action. Banks and Borrower agree that Agent is not a fiduciary for Banks, Borrower, any Subsidiary of Borrower, any Loan Party or any other Person but simply is acting in the capacity described herein to alleviate administrative burdens for all parties hereto and that Agent has no duties or responsibilities to Banks, Borrower, any Subsidiary of Borrower, any Loan Party or any other Person except those (if any) expressly set forth herein.

       (c) Sub-Agents. Each Bank hereby authorizes Agent (in its sole discretion) (i) to appoint sub-agents (including any Banks) to be the holders of record of any Lien to be granted to Agent (for its benefit and the benefit of Banks) or Banks or to hold on behalf of Agent any Collateral or instruments relating thereto, and (ii) so long as an Event of Default shall not have occurred and be continuing, to release a Lien granted to it (for its benefit and the benefit of Banks) on any Asset sold or otherwise disposed of and permitted to be sold or otherwise disposed of in accordance with the terms hereof or the other Loan Papers.

       9.2 Advances and Payments. On the date of each Advance, Agent shall be authorized, but not obligated, to advance, for the account of each Bank making such Advance, the amount of the Advance to be made by it in accordance with its Commitment hereunder if and to the extent that such Bank does not make such amount timely available to Agent for advance to Borrower pursuant to this Agreement. Each Bank agrees to immediately reimburse Agent in immediately available funds for any amount so advanced on its behalf by Agent. If any such reimbursement is not made in immediately available funds on the same day on which Agent shall have made any such amount available on behalf of any Bank, such Bank shall pay interest to Agent at the Federal Funds Rate until such reimbursement is made. All amounts to be paid to Banks by Agent shall be credited to Banks, forthwith after collection by Agent, in immediately available funds, in such manner as Banks and Agent shall from time to time agree.

       9.3 Sharing of Payments. Each Bank agrees that if it shall obtain any payment (whether voluntarily, involuntarily through the exercise of a right of banker's Lien, setoff or counterclaim, including, without limitation, a secured claim under the Bankruptcy Code or other Lien arising with respect to or in lieu of such secured claim and received by such Bank under any Debtor Relief Law, or otherwise) in respect of any obligation owing to such Bank as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of other Banks (based upon the respective Pro Rata Shares of the Banks), (a) it shall promptly purchase at par from such other Banks a participation in the Loans of such other Banks, so that the aggregate unpaid principal amount of the Loans of each Bank shall be in accordance with their respective Pro Rata Shares, (b) it shall pay interest calculated at the

Federal Funds Rate to such other Banks on the amount purchased from the date it received the disproportionate payment until the date of the purchase of such participation, and (c) such other adjustments shall be made from time to time as shall be equitable to ensure that Banks share such payment pro rata based upon their respective Pro Rata Shares. Notwithstanding anything to the contrary contained herein, if a Bank shall obtain payment under any circumstances contemplated herein while any Obligations shall remain outstanding, such Bank shall promptly turn over such payment to Agent for distribution, as appropriate, to Banks on account of the Obligations as provided herein. Borrower expressly consents to the foregoing arrangements and agrees that any Bank or Banks holding (or deemed to be holding) a participation in any of the Loans or other Obligations may exercise any and all rights of payment (including, without limitation, rights of banker's lien, setoff and counterclaim) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

       9.4 Distribution of Information. Agent will forward to all Banks copies of all Financial Statements and reports of a material nature furnished to it hereunder by Borrower other than those which are by the terms hereof to be distributed by Borrower directly to Banks; provided, however, that any failure by Agent to do so shall not result in any liability to Agent.

       9.5 Notice to Banks. Except as otherwise provided in this Agreement or except with respect to communications or notices to be provided directly to Banks by Borrower or any Subsidiary of Borrower or other Loan Party pursuant to this Agreement or any other Loan Paper, upon receipt by Agent from Borrower or any such other Person of any communication calling for an action on the part of Banks, or upon notice to Agent of any Event of Default, Agent will, in a reasonably prompt fashion, give to Banks notice of the nature of such communication or Event of Default, as the case may be; PROVIDED, HOWEVER, THAT ANY FAILURE BY AGENT TO GIVE ANY SUCH NOTICE SHALL NOT RESULT IN ANY LIABILITY TO AGENT UNLESS SUCH FAILURE CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

       9.6  Liability of Agent.

       (a)      OTHER AGENTS.  AGENT, WHEN ACTING ON BEHALF OF BANKS,
MAY EXECUTE ANY OF ITS RESPONSIBILITIES OR DUTIES UNDER THIS AGREEMENT BY OR THROUGH ITS, OR ANY BANK'S, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS. ALL SUCH OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, WHEN EXERCISING THE RIGHTS OR PERFORMING THE DUTIES OF AGENT, SHALL BE DEEMED TO BE INCLUDED IN THE TERM "AGENT." NEITHER AGENT NOR ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS SHALL BE LIABLE TO BANKS OR ANY OF THEM FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN IN GOOD FAITH, OR BE RESPONSIBLE TO BANKS OR TO ANY OF THEM FOR THE CONSEQUENCES OF ANY OVERSIGHT OR ERROR OF JUDGMENT, OR FOR ANY LOSS, UNLESS THE SAME SHALL HAPPEN THROUGH ITS GROSS NEGLIGENCE OR WILFUL MISCONDUCT. AGENT AND ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS SHALL IN NO EVENT BE LIABLE TO




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BANKS OR TO ANY OF THEM FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF
THEM PURSUANT TO INSTRUCTIONS RECEIVED FROM THE BANKS (OR, IF APPLICABLE, THE REQUIRED BANKS) OR IN RELIANCE UPON THE ADVICE OF COUNSEL SELECTED BY ANY OF THEM. WITHOUT LIMITING THE FOREGOING, NEITHER AGENT NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS SHALL BE RESPONSIBLE TO ANY OF BANKS FOR THE DUE EXECUTION, VALIDITY, GENUINENESS, EFFECTIVENESS, SUFFICIENCY OR ENFORCEABILITY OF, OR FOR ANY STATEMENT, WARRANTY OR REPRESENTATION IN, OR FOR THE PERFECTION OR PRIORITY OF ANY LIEN CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN PAPER, OR SHALL BE REQUIRED TO ASCERTAIN OR TO MAKE ANY INQUIRY CONCERNING THE PERFORMANCE OR OBSERVANCE BY BORROWER, ANY SUBSIDIARY OF BORROWER OR ANY OTHER LOAN PARTY OF ANY OF THE TERMS, CONDITIONS, COVENANTS OR AGREEMENTS OF THIS AGREEMENT OR ANY OTHER LOAN PAPER.

       (b)  NO RESPONSIBILITY FOR FAILURE OF PERFORMANCE.  NEITHER AGENT
NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS (WHEN ACTING IN ITS OR THEIR CAPACITIES AS OR ON BEHALF OF AGENT HEREUNDER) SHALL HAVE ANY RESPONSIBILITY TO BORROWER, ANY SUBSIDIARY OF BORROWER OR ANY OTHER LOAN PARTY ON ACCOUNT OF THE FAILURE OR DELAY IN PERFORMANCE OR BREACH BY ANY OF BORROWER, ANY SUBSIDIARY OR ANY OTHER LOAN PARTY OR BANK OF ANY OF THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN PAPER.

       (c) Communications. Agent, as agent hereunder, shall be entitled to rely on any communication, instrument or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants and other professional advisers and experts selected by it.

       9.7 REIMBURSEMENT AND INDEMNIFICATION. EACH BANK AGREES (A) IF AND TO THE EXTENT NOT PROMPTLY REIMBURSED BY BORROWER, TO REIMBURSE AGENT, IN ACCORDANCE WITH SUCH BANK'S PRO RATA SHARE (EXCEPT AS PROVIDED BELOW IN THIS
SECTION 9.7, ON DEMAND, FOR ALL FEES, COSTS AND EXPENSES INCURRED BY AGENT UNDER THE LOAN PAPERS, INCLUDING, WITHOUT LIMITATION, REASONABLE COUNSEL FEES AND COMPENSATION OF AGENTS PAID FOR SERVICES RENDERED ON BEHALF OF BANKS, AND ANY OTHER EXPENSE INCURRED IN CONNECTION WITH THE PREPARATION, EXECUTION, ADMINISTRATION, OR ENFORCEMENT THEREOF, (B) IF AND TO THE EXTENT NOT PROMPTLY REIMBURSED OR INDEMNIFIED BY BORROWER, TO REIMBURSE, INDEMNIFY AND HOLD HARMLESS AGENT AND ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS, IN ACCORDANCE WITH SUCH BANK'S PRO RATA SHARE (EXCEPT AS PROVIDED



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BELOW IN THIS SECTION 9.7), ON DEMAND, FROM AND AGAINST ANY AND ALL
LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST IT OR ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN PAPER OR ANY ACTION TAKEN OR OMITTED BY IT OR ANY OF THEM UNDER THIS AGREEMENT OR ANY OTHER LOAN PAPER (EXCEPT SUCH AS SHALL RESULT FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF AGENT OR ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS), AND (C) THAT AGENT MAY OFFSET DISTRIBUTIONS OF PRINCIPAL, INTEREST AND FEES DUE TO A BANK BY THE AMOUNT OF UNREIMBURSED AMOUNTS DUE AND OWING IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 9.7 IF SUCH BANK HAS NOT REIMBURSED OR INDEMNIFIED AGENT UPON A WRITTEN REQUEST BY AGENT FOR REIMBURSEMENT OR INDEMNIFICATION. IF AND TO THE EXTENT THAT AGENT, IN ITS DISCRETION, DETERMINES THAT ANY AMOUNT TO BE REIMBURSED OR INDEMNIFIED PURSUANT TO THIS SECTION 9.7 DOES NOT RELATE TO ANY PARTICULAR COMMITMENT (OR LOAN MADE PURSUANT TO ANY PARTICULAR COMMITMENT), THEN SUCH REIMBURSEMENT OR INDEMNIFICATION, AS THE CASE MAY BE, SHALL BE MADE IN ACCORDANCE WITH SUCH BANK'S PRO RATA SHARE OF THE AGGREGATE COMMITMENTS.

        9.8 Rights of Agent. It is understood and agreed that Banque Paribas shall have the same powers, rights, remedies and obligations hereunder (including the right to give such instructions) as the other Banks and may exercise such powers, rights and remedies, as well as its powers, rights and remedies under other agreements, documents, instruments and certificates to which it is or may be party, and engage in other transactions with Borrower, any Subsidiary of the Borrower, any Affiliate of Borrower or any other Loan Party, as though it were not the Agent under this Agreement.

       9.9  Independent Investigation and Credit Decision by Banks.  Each
Bank acknowledges and agrees that it has decided to enter into this Agreement and to make Loans hereunder based on its own analysis of (a) the transactions contemplated hereby, (b) the creditworthiness of Borrower, Subsidiaries of the Borrower and any other Loan Parties, (c) this Agreement. and the other Loan Papers, and (d) the business, legal and other issues relating thereto, and further acknowledges and agrees that neither Banque Paribas nor Agent shall bear any responsibility therefor. Each Bank acknowledges and agrees that it will, independently and without reliance upon Agent, or any other Bank, continue to make its own credit decisions and other decisions regarding the taking or not taking of any action under this Agreement or the other Loan Papers.

       9.10 Successor Agent. Agent may resign at any time by giving at least five (5) Business Days' prior notice thereof to Banks and Borrower, and the Retiring Agent shall be discharged from its responsibilities, duties and obligations under this Agreement. Upon any such resignation, within five (5) days after the retiring Agent's giving of notice of resignation,


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Required Banks shall appoint a successor Agent from among Banks and such Bank appointed by Required Banks as such shall thereupon become successor Agent (unless such Bank shall decline to accept such appointment). If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment, within five (5) days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of Banks, appoint a successor Agent which shall either be a Bank or a commercial bank reasonably acceptable to Borrower constituting an Eligible Assignee and having capital and surplus of at least $750,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers, rights, remedies, privileges, responsibilities and duties of the retiring Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

       10.1 Notices. Unless otherwise expressly provided in this Agreement, all notices or other communications required or permitted to be given under this Agreement shall be in writing and may be personally served, telecopied, telefaxed, telexed or sent by facsimile, courier or first class prepaid mail (airmail if to an address in a foreign country from the party delivering such notice or communication) and shall be deemed to have been given and received when delivered in person or by courier service, upon transmission of a facsimile, telecopy, telefax or telex or four days after deposit in the mail (certified or registered, return receipt requested, with postage prepaid and properly addressed). Notices or other communications by Borrower to Agent or any Bank shall not be effective until given and actually received. For purposes of this Agreement, the addresses of the parties to this Agreement (until 15 days' prior notice of a change thereof is delivered as provided in this Section 10. 1) shall be as set forth below each party's name on the signature pages hereof. A photocopy of any notice or other communication sent to the Agent or any Bank shall be sent to Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, Attention:
William P. Durbin, and a copy of any notice or other communication sent to the Borrower shall be sent to Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P., 301 Commerce Street, Suite 3500, Fort Worth, Texas 76102, Attention Wayne M. Whitaker.

       10.2 Survival. All representations, warranties, covenants, and agreements made by Borrower, any Subsidiary of Borrower or any other Loan Party herein or in any other Loan Paper shall be considered to have been relied upon by Agent and Banks and shall survive the delivery of the Loan Papers, the making of Loans and the creation and extension of the Obligations, regardless of any investigation made by or on behalf of Agent or any Bank. All covenants and agreements made by Borrower, any Subsidiary of Borrower or any other Loan Party herein or in any other Loan Paper regarding the payment of principal, interest, fees, taxes, costs or expenses, and all covenants and agreements made
(a) by Borrower, any Subsidiary of Borrower or any other Loan Party or (b) by Banks herein, (i) to or in favor of any one or more



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of Agent and Banks, or (ii) to or in favor of Agent, respectively, regarding any indemnification or reimbursement or disclaimer of liability (including, without limitation, the provisions of Sections 2.10, 2.13, 8.3(h) and (i), 9.7 and 10.14 hereof), shall survive the termination of this Agreement and the other Loan Papers.

       10.3  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE U.S. FEDERAL LAWS.

       10.4 Maximum Interest. The following provisions shall control this Agreement, the Notes and the other Loan Papers notwithstanding any term or provision contained in this Agreement or any other Loan Paper to the contrary:

        (a) No agreements, conditions, provisions or stipulations contained in this Agreement or in any other Loan Paper, or the occurrence of a Potential Default or an Event of Default, or the exercise by the Banks of the right to accelerate the payment of the maturity of principal or interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Paper, or the arising of any contingency whatsoever, shall be construed to permit or shall entitle the Banks or any Bank to contract for, charge or receive, in any event, interest exceeding the maximum amount allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the "Maximum Amount"), and in no event shall Borrower or any other Loan Party be obligated by contract or otherwise to pay interest exceeding the Maximum Amount. All agreements, conditions, provisions or stipulations contained in this Agreement or any other Loan Paper, if any, which (in the absence of this Section 10.4) may in any event or contingency whatsoever operate to bind, obligate or compel Borrower or any other Loan Party to pay interest exceeding the Maximum Amount shall be without binding force or effect, at law or in equity, and shall, as a matter of consensual contract between and among the parties thereto, be deemed to not have been contracted for, charged or received, in each case to the extent only of the excess of interest over such Maximum Amount and shall, as a matter of consensual contract between and among the parties, be automatically limited to the Maximum Amount. Furthermore, in the event any interest is contracted for, charged or received in excess of the Maximum Amount (the "Excess"), Borrower and each other Loan Party acknowledge, agree and stipulate that any such amount shall be the result of an accidental and bona fide error, and any such contract, charge or receipt shall be canceled to the extent of such Excess, and any such Excess that is received shall be, first, applied to reduce the principal of any Obligations due, and second, returned to Borrower or to such other Person who may be entitled thereto by law, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto and each other Loan Party recognize that with fluctuations in the Revolving Credit Contract Rate and Default Rate, from time to time, an unintentional result could inadvertently occur. BY THE EXECUTION OF THIS AGREEMENT, BORROWER AND EACH OTHER LOAN PARTY COVENANT THAT (i) THE CANCELLATION, CREDIT OR RETURN OF ANY EXCESS SHALL CONSTITUTE ACCEPTANCE OF SUCH EXCESS, AND (ii) NEITHER BORROWER NOR ANY OTHER LOAN PARTY SHALL SEEK OR PURSUE ANY OTHER REMEDY, LEGAL OR EQUITABLE, AGAINST AGENT OR ANY BANK BASED, IN WHOLE OR



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IN PART, UPON THE CONTRACTING FOR, CHARGING OR RECEIVING OF ANY INTEREST IN
EXCESS OF THE MAXIMUM AMOUNT. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Bank, all interest at any time contracted for, charged or received in connection with Borrower's obligations or any other Loan Party's obligations shall be amortized, prorated, allocated and spread in equal parts (or as otherwise may be appropriate to reflect variations in the maximum lawful rate) during the entire term of this Agreement and the other Loan Papers.

       (b) The provisions of Section 10.4(a) shall be deemed to be incorporated into every Loan Paper or communication relating to the Obligations, whether or not any provision of Section 10.4(a) is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Banks thereunder, be automatically recomputed by the Borrower or any other Loan Party, and by any court considering the same, to give effect to the adjustments or credits required by Section 10.4(a).

      (c) If the applicable state or federal law is amended in the future to allow a greater amount of interest to be charged under this Agreement or any other Loan Paper than is presently allowed by applicable state or federal law, then the limitations on interest hereunder and thereunder shall be increased to the maximum allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Agent or any Bank by reason thereof shall be payable upon demand.

       10.5 Invalid Provisions. If any provision of this Agreement or any of the other Loan Papers is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the Loan Papers shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement or the other Loan Papers (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

       10.6  Successors and Assigns.

       (a)  Interested Parties; Prohibition Regarding Assignment by
Borrower. This Agreement and the other Loan Papers shall be binding upon and inure to the benefit of Borrower, Banks, and Agent and their respective successors and assigns; provided, however, that neither Borrower nor any other Loan Party may assign, transfer or delegate any of its rights, duties or obligations under this Agreement or the other Loan Papers without the prior written consent of Agent and Banks. Banks may assign, sell and transfer their interests, rights

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and obligations under this Agreement and the other Loan Papers only in accordance with this Section 10.6.

        (b) Assignment by Banks. Any Bank may assign to one or more Eligible Assignees all, or a proportionate part of all, of its interests, rights and obligations under this Agreement and the other Loan Papers; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's interests, rights and obligations under this Agreement, (ii) the amount of each such assignment (determined as of the "Effective Date" specified in the Assignment and Acceptance) shall not be less than the lesser of the entire amount of such Bank's Loans or the principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, and
(iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $2,500 payable to Agent. Upon such execution, delivery, acceptance and recording, from and after the "Effective Date" specified in the Assignment and Acceptance, which "Effective Date", unless Agent otherwise agrees, shall not be earlier than five (5) Business Days after the date of acceptance and recording by Agent (provided, however, that, as between the assigning Bank and the assignee thereunder only, the effective date may be the effective date of execution and delivery as between such Persons or as otherwise specified in the Assignment and Acceptance or agreed to by such Persons), (A) the assignee thereunder shall be a Bank under this Agreement and, to the extent provided in such Assignment and Acceptance, shall have the interests, rights and obligations of a Bank hereunder, and (B) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its contractual obligations under this Agreement, and (C) in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Bank's interests, rights and obligations under this Agreement, such assigning Bank shall cease to be a Bank under this Agreement. Each Bank shall, in a reasonably prompt fashion after it has engaged in any material discussions with an Eligible Assignee that could lead to an assignment referred to in this Section 10.6(b), notify Borrower of the identity of such Eligible Assignee unless such Eligible Assignee has expressly requested that its identity remain confidential; provided, however, that (1) the failure to give any such notification shall not result in any liability to such Bank and shall not affect the rights of Banks or the obligations of Borrower hereunder, and (2) Borrower shall use reasonable efforts to keep the identity of such Eligible Assignee confidential until such identity is otherwise made known to Agent.

        (c) Effect of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Eligible Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assignee is an Eligible Assignee;
(ii) other than as provided in the Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any representations, warranties or other statements made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loans, this Agreement or any other Loan Paper or any Collateral; (iii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Subsidiary of the Borrower or any other Loan Party or the performance or observance by Borrower, any Subsidiary of the Borrower or any other Loan Party of any of its obligations under this Agreement or any other Loan Paper; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements delivered pursuant to Sections 6.3(b) and 6.3(c) (or if none of such Financial Statements shall have been delivered, then copies of the Base Financial Statements) and such other agreements, documents, instruments, certificates and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Agent, such assigning Bank or any other Bank and based on such agreements, documents, instruments, certificates and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform, in accordance with their terms, all the obligations which by the terms of this Agreement and the other Loan Papers are required to be performed by it as a Bank; and (viii) such assignee makes loans in the ordinary course of its business.

       (d) Register. Agent shall maintain at its offices in Houston, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, Subsidiaries of Borrower, each other Loan Party, Agent and Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank for all purposes of this Agreement and the other Loan Papers. The Register shall be available for inspection by Borrower, the Subsidiaries of Borrower and Banks at any reasonable time and from time to time upon reasonable prior notice.

       (e) Acceptance and Recording. Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee and the required processing and recordation fee, Agent shall, if such Assignment and Acceptance is duly completed and is in the required form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Banks and Borrower. Within five (5) Business Days after its receipt of any such notice from Agent, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in the appropriate principal amount(s) evidencing such assignee's assigned Loans and Commitments and, if the assignor Bank has retained a portion of its Loans and Commitments, a new Note or Notes payable to the order of such assignor in the appropriate principal amount(s) evidencing such assignor's Loans and Commitments retained by it. Such new Note(s) shall be dated the date of the surrendered Note(s) which they replace and shall otherwise be in substantially the form of the surrendered Notes.

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       (f)  Participations.  Each Bank may, without the consent of
Borrower, any Subsidiary of the Borrower, any other Loan Party or Agent, sell participations to one or more banks in all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Loans and Commitments) held by it; provided, however, that (i) such Bank shall remain a Bank for all purposes of this Agreement and the transferee of such participation shall not constitute a Bank under this Agreement, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the provisions contained in Sections 2.10 and 2.13 to the same extent as if they were Banks, except that no such participant shall be entitled to receive any greater benefit pursuant to Section 2.10 than its assignor Bank would have been entitled to receive with respect to the rights participated, and (v) Borrower, the Subsidiaries of Borrower, each other Loan Party, Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's interests, rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of Borrower, the Subsidiaries of Borrower and the other Loan Parties relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or, if applicable, any other Loan Paper, provided that such participation agreement may provide that such Bank will not agree to any amendment, modification or waiver of this Agreement or any other Loan Paper, without the consent of such participant, that would (A) reduce the principal or the rate of interest payable by Borrower on any Loan or reduce any fees payable by Borrower to or for the benefit of Banks, (B) postpone any date fixed for the payment of principal of or interest on the Loans or any fees payable by Borrower to or for the benefit of Banks, (C) increase any Commitment of any Bank or subject any Bank to any obligation to make Loans except as expressly provided herein, (D) release any Collateral securing or any Guaranty guaranteeing any of the Obligations, or (E) amend
Section 10.7 or any other provision of this Agreement requiring the consent or other action of all Banks.

       (g) Disclosure. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 10.6, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower, any Subsidiary of Borrower or any other Loan Party, the Collateral or any Loan Paper furnished to such Bank by or on behalf of the Borrower, any Subsidiary of Borrower or any other Loan Party; provided, however, that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any non-public information received from such Bank on the same terms and conditions as contained in Section 10.13.

       (h) Substitution of Banks. If (i) any Bank has demanded compensation under Section 2.10(a) in an aggregate amount exceeding $15,000 during any calendar year, (ii) it becomes unlawful, impossible or impractical for any Bank to make or continue to maintain Eurodollar Loans pursuant to
Section 2.10(c) and such circumstance is not applicable to Banque Paribas and Required Banks, or (iii) any Bank is or becomes insolvent or a receiver, conservator or similar authority is appointed for any Bank, then Agent and/or Borrower shall each have the

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right, but not the obligation, upon notice to the other and to such Bank, to designate, with the consent of such assignee, an assignee for any such Bank, which assignee shall be an Eligible Assignee mutually satisfactory to Agent and Borrower, to purchase such Bank's Loans and Commitments and to assume such Bank's obligations; provided, however, that Borrower shall have the right to designate any assignee for Banque Paribas. Within ten (10) Business Days after the giving of any such notice, such Bank shall be obligated to sell its Loans and Commitments, and such assignee shall be obligated to purchase such Loans and assume such Bank's obligations pursuant to an Assignment and Acceptance. The purchase price therefor shall be an amount equal to the sum of (A) the outstanding principal amount of the Loans payable to such Bank, plus (B) all accrued and unpaid interest on such Loans, plus (C) all accrued and unpaid fees and other amounts due to such Bank pursuant to this Agreement.

       (i) Assignment to Federal Reserve Banks. Notwithstanding anything to the contrary contained in this Section 10.6, any Bank may at any time or from time to time assign as collateral all or any portion of its rights under this Agreement with respect to its Loans, Commitments and Notes to a Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations under this Agreement.

       10.7  Entirety and Amendments.  This Agreement and the other Loan
Papers embody the entire agreement between or among the parties hereto relating to the subject matter hereof, supersede all prior commitment letters, term sheets, discussions, agreements and understandings, if any, relating to the subject matter hereof, and except as provided below, neither this Agreement nor any provision hereof or of any other Loan Paper may be waived, amended or modified except by an agreement in writing executed jointly by Borrower and Required Banks, and the same may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof, provided however, that, without the prior written consent of all Banks, no such agreement shall
(a) reduce the principal amount of, or extend the maturity of, or extend any other date for the payment of any principal of or interest on any Loan or waive or excuse any such payment or any part thereof, or reduce the rate of interest on any Loan (other than any such change in the rate of interest resulting from a change in the Revolving Contract Rate or Default Rate in accordance with the definition of such term), (b) increase the Commitments [as the same shall be reduced pursuant to Section 2.12(a)] or obligations of any Bank, (c) modify the provisions of this Section 10.7 or the definition of "Required Banks", (d) release any Collateral securing or any Guaranty guaranteeing any of the Obligations, (e) reduce any fee payable hereunder to Agent or any Bank, (f) increase the amount of the Aggregate Revolving Loan Commitment or the Aggregate Commitment, or (g) amend any provision which requires the consent of all Banks or the consent of the Required Banks for any action such that, as a result of the amendment, fewer Banks are required to consent to such action; provided, further, that no such agreement shall change or amend or otherwise affect the powers, rights, remedies or duties of Agent hereunder without the prior written consent of Agent. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.7 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section 10.7 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked. Notwithstanding anything contained in this Agreement to the contrary, the




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Banks understand that CHC-B of Midland, Inc. owns certain real property in
Midland, Texas upon which a hospital and a medical office building are being constructed and that a portion of the real property has been leased pursuant to the terms of a ground lease to Westwood Medical Office Building, Ltd. which will own the portion of the improvements which constitute the medical office building. The Banks further understand that Westwood Medical Office Building, Ltd. may obtain interim construction financing and intends to obtain permanent financing for such office building from sources other than the Loan. CHC-B of Midland, Inc. previously granted a first priority Lien on the entire hospital/medical office building project and the real estate upon which it is situated. At such time as alternate financing is arranged, CHC-B of Midland, Inc. will request a release or subordination of the Liens upon that portion of the real estate which is subject to the ground lease and the medical office building constructed thereon. Banks hereby authorize Agent, in its discretion, to release or subordinate (or to not release or subordinate) the Liens upon such real estate and medical office building for such purpose without the further consent or approval of any Bank. Borrower shall not be a third party beneficiary of the authority hereby granted to Agent or be entitled to any release or subordination of such Lien unless Agent, in the exercise of its discretion, determines to grant such release or subordination and, in such event, on such terms and conditions as Agent may require.

       10.8 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

       10.9 No Duty. All attorneys, accountants, appraisers, consultants and other professional Persons retained by Agent or any Bank shall have the right to act exclusively in the interests of Agent or such Bank, respectively, and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to Borrower, any Subsidiary of the Borrower or any other Loan Party or any of their respective stockholders or owners or any other Person.

       10.10 Banks Not Fiduciaries. The-relationship between (a) Borrower and (b) Agent and Banks, is solely that of debtor and creditor, and neither Agent nor any Bank has or shall have any fiduciary or other special relationship with Borrower, any Subsidiary of the Borrower or any other Loan Party, and no term or provision of any of the Loan Papers shall be construed so as to deem such relationship to be other than that of debtor and creditor.

       10.11 Article 15.10(b). The parties hereto agree that, except for Section 15.10(b) thereof, the provisions of Article 5069 - 15.01 et seq. of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not apply to the Loans or the Loan Papers.

       10.12  NO ORAL AGREEMENTS.  THIS WRITTEN AGREEMENT, TOGETHER WITH
THE OTHER LOAN PAPERS, AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO



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UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND AGENT OR ANY BANK.

       10.13 Confidentiality. Agent and each Bank agree (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of the nature involved and in accordance with safe and sound banking practices, any non-public information supplied to it by Borrower or any Subsidiary of Borrower pursuant to this Agreement, provided that Agent and each Bank may disclose (and shall not be required to keep confidential) such non-public information (a) to the extent authorized by Borrower or any Subsidiary of Borrower, (b) to the extent required by law, rule, regulation or judicial process of any Tribunal, (c) to its counsel or agents, (d) to bank examiners, regulators, auditors or accountants, (e) to Agent or any other Bank, (f) in connection with any action, suit or proceeding to which it or any one or more of Banks is a party, (g) to any assignee or participant (or prospective assignee or participant) or Affiliate of a Bank so long as such assignee or participant (or prospective assignee or participant) or Affiliate agrees to preserve the confidentiality of any non-public information to the extent required of Banks pursuant to this Section 10.13, (h) which has become public knowledge through no violation of this Agreement, (i) to the extent such information becomes available through a Person other than Borrower or a Subsidiary of Borrower without knowledge by Agent or such Bank (as the case may be) of any requirements of confidentiality, (j) to the extent such information was already known by, or in the possession of, Agent or such Bank, as the case may be, without restriction on disclosure thereof at the time such information was supplied by Borrower or any Subsidiary of Borrower, or (k) to the extent such information is also furnished to Agent or any Bank by a third party not having any similar duty of confidentiality to Borrower. Except as otherwise provided in the immediately preceding sentence, all such non-public information supplied to Agent or any Bank shall not be copied or distributed to any Person other Agent and Banks without the prior written consent of Borrower. The obligations of confidentiality under this Section 10.13 shall supersede and replace the obligations of Agent and each Bank under any confidentiality letter or other confidentiality agreement in respect of the transactions contemplated by this Agreement initially signed and delivered to Borrower prior to the date hereof.

       10.14 Construction of Indemnity and Reimbursement Obligations. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT ALL COVENANTS AND AGREEMENTS MADE BY (a) BORROWER OR (b) BANKS HEREIN TO OR IN FAVOR OF AGENT OR ANY BANK REGARDING ANY INDEMNIFICATION OR REIMBURSEMENT OR DISCLAIMER OF LIABILITY, TO THE EXTENT THAT SUCH COVENANTS AND AGREEMENTS PROVIDE (EXPRESSLY OR BY CLEAR IMPLICATION) THAT THE BENEFICIARY OF SUCH PROVISIONS SHALL BE RESPONSIBLE ONLY FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR THE LIKE, ARE INTENDED TO AND SHALL INDEMNIFY, REIMBURSE AND PROTECT SUCH BENEFICIARY PURSUANT TO THE TERMS THEREOF NOTWITHSTANDING SUCH BENEFICIARY'S OWN NEGLIGENCE (AS OPPOSED TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), WHETHER OR



                                     108
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NOT THAT NEGLIGENCE IS THE SOLE OR CONCURRING CAUSE OF ANY AMOUNT TO BE
INDEMNIFIED, REIMBURSED OR PROTECTED AGAINST.

       10.15  Jurisdiction, Etc.

       (a) Jurisdiction. Borrower hereby irrevocably and unconditionally submits, for itself and its Assets, to the nonexclusive jurisdiction of any Texas court or Federal court sitting in Houston, Texas, or Dallas, Texas, and any appellate court thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Papers, or for recognition or enforcement of any order or judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such court located in Texas, or to the extent permitted by law, in such Federal court in Harris County, Texas or Dallas County, Texas. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Agent or any Bank may otherwise have to bring any suit, action or proceeding relating to this Agreement or any of the other Loan Papers against Borrower or its property in the courts of any jurisdiction.

       (b)  Venue.  BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES,
TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN PAPERS IN ANY TEXAS COURT OR FEDERAL COURT SITTING IN HOUSTON, TEXAS, OR DALLAS, TEXAS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.


       (c) Service of Process. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY PERSONAL SERVICE, COURIER OR MAIL IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

       10.16 Changes in Accounting Principles. If any changes in the accounting principles from those in effect on the date hereof are hereafter adopted which result in a change in the method of calculation of any of the financial covenants, standards or terms in this Agreement, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower, its Subsidiaries and each other Person shall be the same after such changes as if such changes had not been made.




                                     109
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       10.17  References to Schedule 10.  Any reference in this Agreement to Schedule 10 shall be deemed to be a reference only to that portion of
Schedule 10 which specifically relates to the Section of this Agreement in which such reference is made.

       10.18 Renewal, Extension, Amendment and Restatement. This Agreement is entered into for purposes of renewing and extending the Loans and other credit accommodations made pursuant to the Original Loan Agreement and for the purpose of amending and restating the Original Loan Agreement. This Agreement shall not constitute a novation of all or any portion of the Borrower's, any of the Borrower's Subsidiaries' or any other Loan Party's indebtedness or obligations evidenced by or arising under or otherwise existing with respect to the Original Loan Agreement or any instrument, agreement or other document executed or delivered in connection therewith (herein collective referred to as the "Original Loan Papers"). All Indebtedness and Obligations that are owed to the Agent or any Bank under the Original Loan Agreement or under any Original Loan Paper shall continue, and all Liens that presently exist as security therefor shall continue in full force and effect as security for the Obligations without change in the priority thereof.

       10.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

      IN WITNESS WHEREOF, Borrower, Agent and Banks have caused this Agreement to be executed and delivered by their duly authorized officers effective as of the date first above written.



                                         BORROWER:

                                         CHAMPION HEALTHCARE CORPORATION

                                         By:   /s/ DEBORAH H. FRANKOVICH
                                               --------------------------
                                         Name:     Deborah H. Frankovich
                                         Title:    Vice President




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

                                   Address and Telecopy for notice purposes

                                   14340 Torrey Chase, Suite 320
                                   Houston, Texas 77014
                                   Attn: Chief Financial Officer
                                   Telecopy No.: (713) 583-5495



                                   AGENT:

                                   BANQUE PARIBAS,
                                   as Agent for Banks



                                   By:    /s/ GLENN E. MEALBY
                                          -------------------------------
                                   Name:      Glenn E. Mealby
                                          -------------------------------
                                   Title:     Vice President
                                          -------------------------------


                                   By:    /s/ PATRICK J. MILON
                                          -------------------------------
                                   Name:      Patrick J. Milon
                                          -------------------------------
                                   Title:     SVP-DEPUTY GENERAL MANAGER
                                          -------------------------------




                                   Address and Telecopy No. for Notice Purposes:

                                   1200 Smith Street, Suite 3100
                                   Houston, Texas 77002
                                   Telecopy No.: (713) 659-4811





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



                                   BANKS:
                                   -----


                                   BANQUE PARIBAS



                                   By:     /s/ GLENN E. MEADY
                                           --------------------------------
                                   Name:       Glenn E. Meady
                                           --------------------------------
                                   Title:      Vice President
                                           --------------------------------


                                   By:     /s/ PATRICK J. MILON
                                           --------------------------------
                                   Name:       Patrick J. Milon
                                           --------------------------------
                                   Title:      SVP-DEPUTY GENERAL MANAGER
                                           --------------------------------




                                   Address and Telecopy No. for Notice Purposes:
                                   ---------------------------------------------

                                   1200 Smith Street, Suite 3100
                                   Houston, Texas 77002
                                   Telecopy No.: (713) 659-4811
                                                               -----------------

                                   AMSOUTH BANK OF ALABAMA



                                   By:     /s/ WILLIAM P. BARNES
                                           --------------------------------
                                   Name:       William P. Barnes
                                           --------------------------------
                                   Title:      Vice President
                                           --------------------------------







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                                  Address and Telecopy No. for Notice Purposes:

                                  1900 Fifth Avenue North
                                  7th Floor
                                  Birmingham, Alabama 35203
                                  Attention: Page Barnes
                                  Telecopy No.: (205) 326-5601
                                  Telephone No.: (205) 326-4081



                                  BANK ONE, TEXAS, N.A.


                                  By:   /s/ WALTER F. RODGERS III
                                     ------------------------------------------
                                  Name:     Walter F. Rodgers III
                                       ----------------------------------------
                                  Title:    Vice President
                                        ---------------------------------------


                                  Address and Telecopy No. for Notice Purposes:
                                  ---------------------------------------------

                                  910 Travis
                                  Houston, Texas 77002-5860
                                  Attention: Mark E. Story
                                  Telecopy No.: (713) 751-6199
                                  Telephone No.: (713) 751-3829



                                  CORESTATES BANK, N.A.



                                  By:    /s/ PAUL HOGAN
                                     ------------------------------------------
                                  Name:      Paul Hogan
                                       ----------------------------------------
                                  Title:     Assistant Vice President
                                        ---------------------------------------



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



                                Address and Telecopy No. for Notice Purposes:
                                ---------------------------------------------

                                Philadelphia National Bank
                                1500 Market Street, West Tower
                                Philadelphia, PA 19101
                                Attention: Paul Hogan
                                Telecopy No.: (215) 786-7721
                                Telephone No.: (215) 786-4344



                                NATIONSBANK OF TEXAS, N.A.



                                By:    /s/ FRANK T. HUNDLEY
                                   --------------------------------------------
                                Name:      Frank T. Hundley
                                     ------------------------------------------
                                Title:     Senior Vice President
                                      -----------------------------------------


                                Address and Telecopy No. for Notice Purposes:
                                ---------------------------------------------

                                700 Louisiana
                                Houston, Texas 77002
                                Attention: Frank Hundley
                                Telecopy No.: (713) 247-6719
                                Telephone No.: (713) 247-6441




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